Exhibit 4.5


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AMENDED AND RESTATED LEASE AND AGREEMENT

dated as of August 1, 1995


among


MOBILE ENERGY SERVICES COMPANY, L.L.C.,


MOBILE ENERGY SERVICES HOLDINGS, INC.


and


THE INDUSTRIAL DEVELOPMENT BOARD OF
THE CITY OF MOBILE, ALABAMA



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THIS INSTRUMENT AMENDS AND RESTATES THE LEASE AND AGREEMENT DATED AS OF DECEMBER
1, 1984, AND RECORDED AT BOOK 2702, PAGE 434, IN THE PROBATE OFFICE OF MOBILE COUNTY, ALABAMA, AS AMENDED BY AMENDMENT NO. 1 TO SUCH LEASE AND AGREEMENT DATED AS OF NOVEMBER 8, 1994 RECORDED AT BOOK 4221, PAGE 31 AND BY AMENDMENT NO. 2 TO SUCH LEASE AND AGREEMENT DATED AS OF DECEMBER 9, 1994. THIS INSTRUMENT DOES NOT INCREASE THE AMOUNT OF SECURED INDEBTEDNESS OR EXTEND THE MATURITY DATE OF THE LEASE AND AGREEMENT HEREBY AMENDED AND RESTATED. ACCORDINGLY, THIS INSTRUMENT IS EXEMPT FROM THE PAYMENT OF MORTGAGE PRIVILEGE TAXES. THE TAX-EXEMPT INDENTURE (REFERRED TO HEREIN) APPEARS AS EXHIBIT __ TO THE UCC-1 BEING FILED IN THE
OFFICE OF THE JUDGE OF PROBATE OF MOBILE COUNTY, ALABAMA SIMULTANEOUSLY
HEREWITH.

                                TABLE OF CONTENTS


                                                                        Page

                                   ARTICLE I.

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.1   Definitions; Construction...................................  2
SECTION 1.2   Compliance Certificates and Opinions........................  2
SECTION 1.3   Form of Documents Delivered to IDB or
              Tax-Exempt Indenture Trustee................................  3
SECTION 1.4   Notices, etc. to IDB, Tax-Exempt
              Indenture Trustee and Mobile Energy Parties.................  4
SECTION 1.5   Waiver of Notice............................................  4
SECTION 1.6   Effect of Headings and Table of Contents....................  5
SECTION 1.7   Successors and Assigns......................................  5
SECTION 1.8   Severability Clause.........................................  5
SECTION 1.9   Benefits of Agreement.......................................  5
SECTION 1.10  Governing Law...............................................  5
SECTION 1.11  Execution in Counterparts...................................  5
SECTION 1.12  Projections.................................................  5
SECTION 1.13  Duration of Agreement.......................................  6
SECTION 1.14  Assignment by IDB...........................................  6
SECTION 1.15  Mobile Energy Parties' Performance Under
              Tax-Exempt Indenture........................................  6
SECTION 1.16  Amounts Remaining in Tax-Exempt Indenture
              Accounts....................................................  7
SECTION 1.17  Delegation of Duties by IDB.................................  7
SECTION 1.18  Supplements and Amendments..................................  7
SECTION 1.19  Filing of Financing Statements..............................  7
SECTION 1.20  Approval of Tax-Exempt Indenture............................  7
SECTION 1.21  Further Assurances..........................................  7
SECTION 1.22  Rights Not Extinguished.....................................  8
SECTION 1.23  Mortgage and Security Interest..............................  8

                                   ARTICLE II.

                ISSUANCE OF TAX-EXEMPT BONDS; LEASE OF TAX-EXEMPT
                     PROJECT TO COMPANY; RELATED OBLIGATIONS

SECTION 2.1   Issuance of Tax-Exempt Bonds; Deposit
              of Proceeds.................................................  8
SECTION 2.2   Issuance of Additional Tax-Exempt Indenture
              Securities..................................................  8
SECTION 2.3   Lease of Tax-Exempt Project and Leased Land;
              Option to Purchase..........................................  9
SECTION 2.4   Disbursement of Tax-Exempt Indenture
              Securities Proceeds......................................... 10
SECTION 2.5   Payments for Tax-Exempt Project by Company;
              Obligation Absolute......................................... 10
SECTION 2.6   Source of Payments Limited; Rights and
              Liabilities of Mobile Energy Parties........................ 12


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.1   Representations by Mobile Energy Parties.................... 13
SECTION 3.2   Representations by IDB...................................... 18


                                   ARTICLE IV.

                                    COVENANTS

SECTION 4.1   Payment of Principal, Premium, if any,
              and Interest; Mobile Energy as Guarantor.................... 19
SECTION 4.2   Maintenance of Insurance.................................... 19
SECTION 4.3   Reporting Requirements...................................... 20
SECTION 4.4   Maintenance of Existence and Governmental
              Approvals; Rate Regulation.................................. 22
SECTION 4.5   Nature of Business.......................................... 23
SECTION 4.6   Operation and Maintenance................................... 23
SECTION 4.7   Compliance with Law and Organizational
              Documents................................................... 23
SECTION 4.8   Prohibition on Fundamental Changes and
              Disposition of Assets....................................... 23
SECTION 4.9   Transactions with Affiliates................................ 24
SECTION 4.10  Amendments to Project Documents............................. 25
SECTION 4.11  Performance Under Project Contracts......................... 25
SECTION 4.12  Annual Budget............................................... 26
SECTION 4.13  Insurance Reports........................................... 27
SECTION 4.14  Liens....................................................... 27
SECTION 4.15  Investments................................................. 27
SECTION 4.16  Indebtedness................................................ 27
SECTION 4.17  Debt for Modifications; Replacement Debt;
              Refunding Debt.............................................. 27
SECTION 4.18  Application of Proceeds from Sale of
              Tax-Exempt Bonds and First Mortgage Bonds................... 30

SECTION 4.19  Restricted Payments......................................... 31
SECTION 4.20  Casualty Proceeds; Eminent Domain Proceeds.................. 32
SECTION 4.21  Benefit Plan Liabilities.................................... 32
SECTION 4.22  Maintenance of Tax-Exempt Project; Remodeling............... 33
SECTION 4.23  IDB's Access to Project..................................... 33
SECTION 4.24  Tax Covenants............................................... 33
SECTION 4.25  Company to Pursue Remedies Against Contractors.............. 34
SECTION 4.26  Assignment, Sale, Leasing................................... 35
SECTION 4.27  Past Due Payments........................................... 35
SECTION 4.28  Continuing Disclosure Agreement............................. 35
SECTION 4.29  Mill Owner Maintenance Reserve Account...................... 35



                                   ARTICLE V.

                         PREPAYMENT OF RENTAL PAYMENTS;
                           DETERMINATION OF TAXABILITY

SECTION 5.1   Mandatory Prepayments....................................... 36
SECTION 5.2   Optional Prepayments........................................ 36
SECTION 5.3   Determination of Taxability................................. 36


                                   ARTICLE VI.

                         OTHER AGREEMENTS AND COVENANTS

SECTION 6.1   Agreements of Parties....................................... 36
SECTION 6.2   Indemnification............................................. 37
SECTION 6.3   Payment of Expenses; Obligations under
              Tax-Exempt Indenture........................................ 38
SECTION 6.4   Financing Statements........................................ 39
SECTION 6.5   Limited Liability of IDB.................................... 39
SECTION 6.6   Recording and Filing; Further Instruments................... 39


                     ARTICLE VII.

              EVENTS OF DEFAULT; REMEDIES

SECTION 7.1   Events of Default........................................... 40
SECTION 7.2   Enforcement of Remedies..................................... 43
SECTION 7.3   Remedies Cumulative; Delay or Omission Not a
              Waiver...................................................... 44
SECTION 7.4   Reimbursement of Attorneys' Fees............................ 44
SECTION 7.5   Waiver of Breach............................................ 45
SECTION 7.6   Unforeseen Requirements..................................... 45
SECTION 7.7   Intercreditor Agreement..................................... 45

                     ARTICLE VIII.

                       GUARANTY

SECTION 8.1   Guaranty of Payment and Performance......................... 46
SECTION 8.2   Continuance and Acceleration of Guaranteed
              Obligations upon Certain Events............................. 46
SECTION 8.3   Recovered Payments.......................................... 46
SECTION 8.4   Evidence of Guaranteed Obligations.......................... 47
SECTION 8.5   Binding Nature of Certain Adjudications..................... 47
SECTION 8.6   Nature of Mobile Energy's Obligations....................... 47
SECTION 8.7   No Release of Mobile Energy................................. 47
SECTION 8.8   Certain Waivers............................................. 48
SECTION 8.9   Independent Credit Evaluation............................... 48
SECTION 8.10  Subordination of Rights Against Company,
              Other Guarantors and Collateral............................. 49
SECTION 8.11  Payments by Mobile Energy................................... 49
SECTION 8.12  Continuance of Guaranty; Survival........................... 50
SECTION 8.13  Assignments and Participations; Assignments................. 50
SECTION 8.14  Benefit and Enforcement..................................... 50


                      ARTICLE IX.

              LIMITED RECOURSE............................................ 50

Appendix A    DEFINED TERMS
Schedule 4.2  INSURANCE POLICIES
Exhibit A     TAX-EXEMPT PROJECT AND LEASED LAND

                  AMENDED AND RESTATED LEASE AND AGREEMENT, dated as of August 1, 1995, among MOBILE ENERGY SERVICES COMPANY, L.L.C., an Alabama limited liability company (the "Company"), its principal office and mailing address being at 900 Ashwood Parkway, Suite 300, Atlanta, Georgia 30338, MOBILE ENERGY SERVICES HOLDINGS, INC., an Alabama corporation ("Mobile Energy"), its principal office and mailing address being at 900 Ashwood Parkway, Suite 450, Atlanta, Georgia 30338, and THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MOBILE, ALABAMA, a public corporation organized under the laws of the State of Alabama (the "IDB"), its principal office and mailing address being at 451 Government Street, Mobile, Alabama 36602.


                              W I T N E S S E T H:

                  WHEREAS, the IDB is a public corporation organized under the laws of the State of Alabama under the Alabama Act (as defined below); and the IDB is authorized and empowered, under the Alabama Act, to issue bonds for, and to acquire, construct, enlarge, improve, equip, maintain, lease and dispose of, projects, which are defined to include any land and any building or other improvement thereon, and all real and personal properties deemed necessary in connection therewith, suitable for use by, among other things, any industry for the manufacturing, processing or assembling of any agricultural, manufactured or mineral products and facilities for or useful in the control, reduction, abatement or prevention of pollution of air or water or both and to sell and lease the same to others for such rentals or payments and on such terms and conditions as the IDB may deem advisable;

                  WHEREAS, the IDB, by due corporate action, previously (a) authorized the financing of the cost of the acquisition and construction of the Tax-Exempt Project (as defined below) and the leasing thereof to a predecessor-in-interest of the Company and (b) issued and sold $112,300,000 principal amount of the 1983 Bonds (as defined below) to provide funds for and toward the costs thereof;

                  WHEREAS, the IDB, by due corporate action, previously (a) authorized the refunding of the 1983 Bonds and (b) issued and sold $93,000,000 principal amount (of which $85,000,000 principal amount are currently outstanding) of the 1984 Bonds (as defined below) pursuant to the 1984 Indenture (as defined below) to provide funds for the costs of refunding the 1983 Bonds;

                  WHEREAS, the IDB, by due corporate action, has authorized the execution, delivery and performance by it of this Agreement and has authorized the payment of the 1984 Bonds, within the meaning of Article VIII of the 1984 Indenture and for all other purposes of the 1984 Indenture, and the redemption of the 1984 Bonds thereafter; and, upon such payment and in connection therewith, (a) the 1984 Lease (as defined below) shall be deemed to be amended and restated in its entirety as and by this Agreement, (b) the 1984 Indenture shall be deemed to be amended and restated in its entirety as and by the Tax-Exempt Indenture (as defined below) and (c) the Tax-Exempt Bonds (as defined below) shall be issued to so pay and refund the 1984 Bonds;

                  WHEREAS, the IDB may from time to time issue additional bonds, debentures, promissory notes or other evidences of indebtedness in one
         (1) or more series in accordance with the terms of the Tax-Exempt Indenture;

                  WHEREAS, the Company has duly authorized the execution, delivery and performance by it of this Agreement to secure the Tax-Exempt Indenture Securities (as defined below);

                  WHEREAS, Mobile Energy will benefit from the Tax-Exempt Project and from the sale of the Tax-Exempt Indenture Securities and the use of the net proceeds therefrom as contemplated by the Tax-Exempt Indenture and has duly authorized the execution, delivery and performance by it of this Agreement; and

                  WHEREAS, Mobile Energy wishes to provide its guaranty to secure the Guaranteed Obligations (as defined below), including the payment of all rental payments hereunder.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I.

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 1.1 Definitions; Construction. (a) For all purposes of this Agreement, except as otherwise expressly provided in this Agreement or unless the context otherwise requires, all terms used herein shall have the meanings ascribed thereto in Appendix A.

                  SECTION 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by either of the Mobile Energy Parties to the IDB or the Tax-Exempt Indenture Trustee to take any action under any provision of this Agreement or the Tax-Exempt Indenture, the Tax-Exempt Indenture Trustee shall be entitled to receive upon its request an Officer's Certificate of such Mobile Energy Parties or the IDB (as the case may be) stating that all conditions precedent, if any, provided for in this Agreement or the Tax-Exempt

Indenture (as the case may be) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of documents is specifically required by any provision of this Agreement or the Tax-Exempt Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement or the Tax-Exempt Indenture shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with;

                  (d) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with; and

                  (e) in the case of an Officer's Certificate, a statement as to whether or not any Event of Default under this Agreement or the Tax-Exempt Indenture has occurred and is continuing.

                  SECTION 1.3 Form of Documents Delivered to IDB or Tax- Exempt Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one (1) such Person, or that they be so certified or covered by only one
(1) document; but one (1) such Person may certify or give an opinion with respect to some matters and one (1) or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one (1) or several documents.

         Any certificate or opinion of an officer of the Company or of Mobile Energy may be based, insofar as it relates to legal matters, upon an Opinion of Counsel or a certificate of counsel unless such officer knows or has reason to believe that such Opinion of Counsel or certificate with respect to the matters upon which such officer's certificate or opinion is based is erroneous. Any such

Opinion of Counsel or certificate may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of either of the Mobile Energy Parties stating that the information with respect to such factual matters is in the possession of such Mobile Energy Party, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

                  Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

                  Where any Person is required to make, give or execute two (2) or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one (1) instrument.

                  SECTION 1.4 Notices, etc. to IDB, Tax-Exempt Indenture Trustee and Mobile Energy Parties. Any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

                  (a) the IDB by the Tax-Exempt Indenture Trustee, by either of the Mobile Energy Parties or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the IDB addressed to it at the address specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the Tax-Exempt Indenture Trustee and the Mobile Energy Parties by the IDB for such purpose.

                  (b) the Tax-Exempt Indenture Trustee, by the IDB, by either of the Mobile Energy Parties or by an Authorized Agent shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to the Tax-Exempt Indenture Trustee at its Corporate Trust Office, or

                  (c) the Company, by the IDB, by the Tax-Exempt Indenture Trustee, by Mobile Energy or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Agreement, together with a copy to it at P.O. Box 2747, 200 Bay Bridge Road, Mobile, Alabama 36652, or at any other address previously furnished in writing to the IDB, the Tax-Exempt Indenture Trustee and Mobile Energy by the Company for such purpose, or

                  (d)      Mobile Energy by the IDB, by the Tax-Exempt
         Indenture Trustee, by the Company or by an Authorized Agent shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to Mobile Energy addressed to it at the address of its principal office specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the IDB, the Tax-Exempt Indenture Trustee and the Company by Mobile Energy for such purpose.

                  SECTION 1.5 Waiver of Notice. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.

                  SECTION 1.6 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.7 Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the IDB and the Mobile Energy Parties shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                  SECTION 1.8 Severability Clause. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.9 Benefits of Agreement. Nothing in this Agreement, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Tax- Exempt Indenture Trustee and the Holders of Tax-Exempt Indenture Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.

                  SECTION 1.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALABAMA, EXCEPT THAT SUCH LAWS SHALL NOT APPLY WITH RESPECT TO ANY COLLATERAL WHERE IT IS NECESSARY TO APPLY THE LAWS OF ANOTHER JURISDICTION TO PERFECT LIENS IN SUCH COLLATERAL RELATING TO DEBT ISSUED UNDER ANY OTHER FINANCING DOCUMENTS.

                  SECTION 1.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

                  SECTION 1.12 Projections. All projections contemplated herein (including projections prepared in connection with the determination of any Revenue Sufficiency Certification, Senior Debt Service Coverage Ratio, Senior Debt Service Requirement or Total Debt Service Coverage Ratio for a period that includes, or consists entirely of, future periods) shall be prepared by the Company in good faith based upon assumptions reasonably believed by the Company to be consistent with the Project Documents and the historical operating results of the Energy Complex as adjusted by reasonable assumptions as to future operating results; provided, however, that all projections prepared by the Company in connection with the determination of Senior Debt Service Coverage Ratios pursuant to Section 4.19(b) shall assume that (a) the Company shall receive no revenues under the Tissue Mill Energy Services Agreement upon the occurrence and during the continuation of an ESA Blockage Event with respect to the Tissue Mill Owner, the Tissue Mill Energy Services Agreement or the Tissue Mill and (b) the Company shall receive no revenues under the Paper Mill Energy Services Agreement upon the occurrence and during the continuation of an ESA Blockage Event with respect to the Paper Mill Owner, the Paper Mill Energy Services Agreement or the Paper Mill.

                  SECTION 1.13 Duration of Agreement. This Agreement shall become effective upon its execution and delivery and, subject to the other provisions hereof, shall expire at 11:59 p.m. on December 1, 2019 (provided that (a) the amount of monies on deposit in the Tax-Exempt Indenture Securities Account at such time is equal to the aggregate amount of principal of and premium, if any, and interest on the Outstanding Tax-Exempt Indenture Securities to be due on the final Principal Payment Date therefor, (b) all other amounts are paid hereunder and (c) the Mobile Energy Parties have satisfied all of their other obligations under this Agreement, the Tax-Exempt Indenture and the other Lease Documents), except that (i) the provisions of Section 6.2 shall survive the termination of this Agreement, (ii) the provisions of Section 2.3(b) shall survive such termination so long as necessary for the Company to exercise the option to purchase set forth therein and (iii) the provisions of Sections 4.22 and 4.24 shall survive such termination so long as necessary to maintain the exclusion from gross income for Federal income tax purposes of interest on the Tax-Exempt Indenture Securities.

                  SECTION 1.14 Assignment by IDB. The IDB hereby notifies the Mobile Energy Parties, and the Mobile Energy Parties acknowledge and agree, that all the IDB's right, title and interest in this Agreement have been assigned to the Tax-Exempt Indenture Trustee and pledged by the IDB under the Tax-Exempt Indenture as security for, and for the benefit of the Holders of, the Tax-Exempt Indenture Securities, except that the IDB retains (but without prejudice to the assignment of such right, title and interest to the Tax-Exempt Indenture Trustee, including the ability of the Tax- Exempt Indenture Trustee to exercise fully and independently its rights with respect thereto) equally but severally with the Tax- Exempt Indenture Trustee such right, title and interest to receive indemnity against claims and payment of its fees and expenses, to receive notices, information and reports, to give consents and approvals and to enforce covenants of the Mobile Energy Parties in furtherance of the Alabama Act. In furtherance of such assignment and pledge, the IDB hereby unconditionally directs the Mobile Energy Parties to make, and the Mobile Energy Parties hereby covenant to make, all rental payments hereunder directly to the Collateral Agent in accordance with the Lease Documents. In addition, in order to further secure the payment of the Tax-Exempt Indenture Securities and to further secure the performance of all covenants in the Tax-Exempt Indenture and the Tax-Exempt Indenture Securities, the Company hereby pledges to the Tax-Exempt Indenture Trustee, and grants to the Tax-Exempt Indenture Trustee a security interest in, for the benefit of the Holders of the Tax-Exempt Indenture Securities, all right, title and interest of the Company in and to the Tax-Exempt Indenture Accounts and all monies contained therein or hereafter delivered to the Tax-Exempt Indenture Trustee for deposit therein and, in each case, all monies received and the right to receive monies thereunder.

                  SECTION 1.15 Mobile Energy Parties' Performance Under Tax-Exempt Indenture. The Mobile Energy Parties agree, for the benefit of the Holders of Tax-Exempt Indenture Securities, to do and perform all acts and things contemplated in the Tax-Exempt Indenture to be done or performed by them and hereby authorize and direct the Tax-Exempt Indenture Trustee to do and perform all things that it is required to do on behalf of the Mobile Energy Parties under the Tax-Exempt Indenture.

                  SECTION 1.16 Amounts Remaining in Tax-Exempt Indenture Accounts. It is agreed by the parties hereto that any amounts remaining in the Tax-Exempt Indenture Accounts upon the termination of this Agreement, after payment in full of all Outstanding Tax- Exempt Indenture Securities and the charges and expenses of the Tax-Exempt Indenture Trustee, its Authorized Agents and the IDB, shall be disposed of in accordance with the terms of the Tax-Exempt Indenture.

                  SECTION 1.17 Delegation of Duties by IDB. It is agreed that under the terms of this Agreement, the IDB has delegated certain of its duties hereunder to the Mobile Energy Parties and that under the terms of the Tax-Exempt Indenture the IDB has delegated certain of its duties thereunder to the Tax-Exempt Indenture Trustee. With respect to such duties, the IDB shall have the right at all times to act in reliance on the authorization, representation or certification of an Authorized Officer of the Mobile Energy Parties or an Authorized Agent of the Tax-Exempt Indenture Trustee.

                  SECTION 1.18 Supplements and Amendments. Subsequent to the issuance of Tax-Exempt Indenture Securities and prior to the payment in full of all Tax-Exempt Indenture Securities (or provision for the payment thereof having been made in accordance with the provisions of the Tax-Exempt Indenture), this Agreement may be amended, supplemented waived or otherwise modified only in the manner provided by Sections 11.7 and 11.8 of the Tax-Exempt Indenture, and this Agreement may not be effectively terminated, amended, supplemented, waived or otherwise modified without the concurring written consent of the Tax-Exempt Indenture Trustee, given in accordance with the provisions of the Tax-Exempt Indenture or this Agreement, except as permitted herein or in the Tax-Exempt Indenture.

                  SECTION 1.19 Filing of Financing Statements. The Mobile Energy Parties shall cause all Financing Statements and any other documents, statements, memoranda or other instruments as may be required to be registered, filed or recorded as provided in Section 5.10 of the Tax-Exempt Indenture to be so registered, filed or recorded, all as contemplated thereby, and the IDB agrees to cooperate with the Mobile Energy Parties in executing any such Financing Statements, documents, statements, memoranda or other instruments.

                  SECTION 1.20 Approval of Tax-Exempt Indenture. The Mobile Energy Parties have reviewed, and hereby approve, the Tax- Exempt Indenture and the form of Tax-Exempt Bonds and covenant that they will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in the Tax- Exempt Indenture, in the Tax-Exempt Indenture Securities authenticated and delivered thereunder and in all proceedings of the IDB pertaining thereto, on their part to be observed or performed, whether express or implied.

                  SECTION 1.21 Further Assurances. The Mobile Energy Parties shall, at their expense, promptly and duly execute, acknowledge and deliver to the Tax-Exempt Indenture Trustee and to the IDB, as appropriate, such further financing and similar statements under the Uniform Commercial Code, and such further documents, memoranda and other instruments and assurances and take such further action as may from time to time be reasonably required or requested by the Tax-Exempt Indenture Trustee or the IDB in order more effectively to carry out the intent and purposes of this Agreement, the Tax-Exempt Indenture and the Tax-Exempt Indenture Securities issued thereunder, the Mortgage, the Intercreditor Agreement, the Security Agreement, the other Security Documents and other instruments contemplated thereby. If the term of this Agreement shall not have ended prior to such dates, on or before April 15, 2000, and on or before April 15 of every fifth year thereafter during the term of this Agreement, the Mobile Energy Parties will deliver to the Tax-Exempt Indenture Trustee an Opinion of Counsel to the effect that the filings required to continue the perfection of the security interests described herein have been accomplished.

                  SECTION 1.22 Rights Not Extinguished. Except to the extent prohibited by applicable Law, any right, interest or remedy that shall have accrued during the term of this Agreement shall not be terminated or extinguished by the expiration or termination of this Agreement, but may be enforced by the Person for whose benefit such right, interest or remedy shall have accrued and may be enforceable by such Person in accordance with the terms of this Agreement as if it had not terminated or expired or otherwise in accordance with Law.

                  SECTION 1.23 Mortgage and Security Interest. In order to secure its performance under this Agreement, including its obligation to pay the rental payments hereunder and its obligations under Sections 6.2, 6.3 and 7.4, the Company has simultaneously with the execution of this Agreement mortgaged, pledged and collaterally assigned to the Collateral Agent, and granted to and in favor of the Collateral Agent a continuing lien upon, and a continuing security interest in, substantially all of the Company's assets, to secure the Tax-Exempt Indenture Securities and all other Senior Debt now or hereafter issued.


                                   ARTICLE II.

                ISSUANCE OF TAX-EXEMPT BONDS; LEASE OF TAX-EXEMPT
                     PROJECT TO COMPANY; RELATED OBLIGATIONS

                  SECTION 2.1 Issuance of Tax-Exempt Bonds; Deposit of Proceeds. To provide funds to cause the 1984 Bonds to be deemed to be paid within the meaning of Article VIII of the 1984 Indenture and for all other purposes of the 1984 Indenture, and for the redemption of the 1984 Bonds thereafter, the IDB, concurrently with the execution and delivery of this Agreement, and upon satisfaction of the conditions to the delivery of the Tax-Exempt Bonds set forth in the Tax-Exempt Indenture, shall issue, sell and deliver the Tax- Exempt Bonds and will deposit the proceeds thereof with the trustee under the 1984 Indenture in accordance with the 1984 Indenture.

                  SECTION 2.2 Issuance of Additional Tax-Exempt Indenture Securities. (a) The IDB may (subject to compliance with the provisions of Section 4.17), at the request of an Authorized Officer of the Company, authorize the issuance of additional Tax- Exempt Indenture Securities upon the terms and conditions provided herein and in the Tax-Exempt Indenture. Such additional Tax-Exempt Indenture Securities may be issued to provide funds to pay any one
(1) or more of the following: (i) the costs of additions to the Tax-Exempt Project (including payment of costs permitted under the Alabama Act), (ii) the costs of making at any time or from time to time such substitutions, additions, repairs, modifications and improvements in, on, or to the Tax-Exempt Project authorized by the Alabama Act as the Company may deem necessary or desirable, (iii) the costs of refunding, to the extent permitted by Law, any outstanding Tax-Exempt Indenture Securities,
(iv) the costs of the issuance and sale of such additional Tax-Exempt Indenture Securities and capitalized interest for such period and other costs reasonably related to such issuance (including the funding of any Tax-Exempt Debt Service Reserve Account established and created for the benefit of Holders of such additional Tax-Exempt Indenture Securities) as shall be agreed upon by the Company and the IDB and (v) the costs and other amounts contemplated by Section 4.17; provided, however, that (A) the terms of such additional Tax-Exempt Indenture Securities, the purchase price to be paid therefor and the manner in which the proceeds therefrom are to be disbursed shall have been approved in writing by the Mobile Energy Parties, (B) the IDB is not in default under the Tax-Exempt Indenture or any provision thereof and the Mobile Energy Parties are not in default under this Agreement or any provision hereof, and the issuance of such additional Tax-Exempt Indenture Securities will not constitute a default under this Agreement or cause any violation of the covenants or representations of the Mobile Energy Parties in this Agreement, (C) the Mobile Energy Parties and the IDB shall have entered into an amendment to this Agreement to provide
(1) that, for all purposes of this Agreement, the Tax-Exempt Project shall include any facilities being financed by such additional Tax-Exempt Indenture Securities, (2) for such increase in the payments to be made by the Company to the IDB in such amounts as shall be necessary to pay the principal of and premium, if any, and interest on such additional Tax-Exempt Indenture Securities as provided to be paid in the Series Supplemental Indenture with respect to such additional Tax-Exempt Indenture Securities required by Section 2.3 of the Tax-Exempt Indenture and (3) for the extension of the term of this Agreement if the maturity of any of such additional Tax- Exempt Indenture Securities would otherwise occur after the expiration of such term and (D) the IDB shall have otherwise complied with the provisions of Article II and the other provisions of the Tax-Exempt Indenture with respect to the issuance of such additional Tax-Exempt Indenture Securities.

                  (b) The Company expressly reserves the right to request the IDB to issue additional Tax-Exempt Indenture Securities or to enter into, to the extent permitted by Law, a Contract other than this Agreement with respect to the issuance by the IDB under an indenture or indentures other than the Tax-Exempt Indenture to provide additional funds to complete the Tax-Exempt Project, to refund all or any principal amount of the Tax-Exempt Indenture Securities, for the other purposes contemplated by Section 4.17 or any combination of the foregoing.

                  SECTION 2.3 Lease of Tax-Exempt Project and Leased Land; Option to Purchase. (a) The IDB hereby demises and leases to the Company the Tax-Exempt Project and the Leased Land, and the Company hereby leases the Tax-Exempt Project and the Leased Land from the IDB upon the terms and conditions of this Agreement.

         (b) The Company shall purchase the Tax-Exempt Project and the IDB's interest in the Leased Land at the expiration of the term of this Agreement for the purchase price of ten dollars ($10). The Company shall give written notice to the IDB of the date of such payment. The IDB, upon payment of such purchase price, will convey to the Company all its right, title and interest in and to the Leased Land and the Tax-Exempt Project as it then exists, subject to those liens and encumbrances existing prior to acquisition of the Leased Land and the Tax-Exempt Project by the IDB or created by the Company or to the creation or suffering of which the Company consented. The IDB will take such actions and execute such documents as may be deemed necessary or desirable by the Company to evidence and confirm such conveyance of title. The Company will pay all expenses applicable to or arising from such conveyance of title.

                  SECTION 2.4 Disbursement of Tax-Exempt Indenture Securities Proceeds. The IDB shall establish the Tax-Exempt Indenture Securities Account (and the subaccounts thereof specified in Section 4.1(a) of the Tax-Exempt Indenture) and each Tax-Exempt Debt Service Reserve Account (if any) in accordance with the Tax- Exempt Indenture and any Series Supplemental Indenture relating to the Tax-Exempt Indenture Securities. Amounts in each such Account shall be invested and disbursed by the Tax-Exempt Indenture Trustee as provided in the Tax-Exempt Indenture. Until monies in each such Account are applied by the Tax-Exempt Indenture Trustee as provided in the Tax-Exempt Indenture, such monies shall be subject to the lien of the Tax-Exempt Indenture as a part of the Tax-Exempt Indenture Collateral and held in trust by the Tax-Exempt Indenture Trustee for the benefit of the Holders of Tax-Exempt Indenture Securities, and the Company shall have no right, title or interest therein.

                  SECTION 2.5 Payments for Tax-Exempt Project by Company; Obligation Absolute. (a) The Company agrees to lease the Tax- Exempt Project, and make rental payments therefor, by paying to the Tax-Exempt Indenture Trustee for the account of the IDB an amount equal to principal of and premium, if any, and interest on the Tax- Exempt Indenture Securities when due, at the times, in the manner, in the amounts and at the rate or rates of interest provided in the Tax-Exempt Indenture.

                  (b) The obligation of the Company to make the payments required to be made under this Section 2.5 and Section 2.6 and Article V shall be absolute and unconditional, and shall not be subject to abatement, diminution, postponement or deduction, or to any defense other than payment or to any right of setoff, counterclaim or recoupment arising out of any breach under this Agreement, the Tax-Exempt Indenture or otherwise by the IDB, the

Tax-Exempt Indenture Trustee, any Authorized Representatives, the Holders, or any other person, or out of any obligation or liability at any time owing to the Company by any of the foregoing. Until such time as the principal of and premium, if any, and interest on the Tax-Exempt Indenture Securities and all other amounts payable under this Agreement, the Tax-Exempt Indenture and the other Lease Documents have been paid in full, the Company will not suspend or discontinue any payments required to be made hereunder or thereunder, except to the extent the same have been prepaid, and will not fail to perform and observe all of its other agreements contained herein or therein for any cause including any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Tax-Exempt Project or commercial frustration of purpose, any change in the tax or other Laws or any failure of the IDB to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith, with the Tax-Exempt Indenture or with the other Lease Documents. The Company hereby waives, to the extent permitted by applicable Law, any and all rights that it may now have or that may at any time hereafter be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender any of its obligations under the Lease Documents and agrees that if, for any reason whatsoever, any of the Lease Documents shall be terminated in whole or in part by operation of Law or otherwise, the Company will nonetheless promptly pay to the Tax-Exempt Indenture Trustee amounts equal to all such amounts that shall become due and payable in respect of this Agreement, to the same extent as if any such Lease Document had not been terminated in whole or in part. Nothing contained in this Section 2.5 shall be construed to release the IDB from the performance of any of the agreements on its part herein contained, and if the IDB should fail to perform any such agreement, the Company may institute such action against the IDB as the Company may deem necessary to compel performance so long as such action shall not seek to excuse the Company from the performance of the agreement on the part of the Company contained in the preceding sentence. The Company may, however, at its own cost and expense and in its own name or in the name of the IDB prosecute or defend any action or proceeding or take any other action involving third Persons that the Company deems reasonably necessary to secure or protect the Company's right of possession, occupancy and use of the Tax-Exempt Project, and in such event the IDB hereby agrees to cooperate fully with the Company, to the extent it may legally do so, in any such action or proceeding if the Company shall so request.

                  (c) The obligation of the Company to make any rental payment in respect of the lease of the Tax-Exempt Project shall be reduced (without duplication) by the amount of any reduction under the Tax-Exempt Indenture of the corresponding payment to be made by the IDB thereunder with respect to the Tax-Exempt Indenture Securities.

                  (d) At or before 10:00 A.M. New York time on each date provided in or pursuant to the Tax-Exempt Indenture for the payment of principal of (whether at maturity, upon redemption or acceleration or otherwise) or premium, if any, or interest on the Tax-Exempt Indenture Securities until the principal of and premium, if any, and interest on the Tax-Exempt Indenture Securities shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Tax-Exempt Indenture, the Company covenants and agrees, in accordance with the Intercreditor Agreement, to pay, or cause to be paid (whether by the Collateral Agent or otherwise), to the Tax-Exempt Indenture Trustee in Federal or other funds that are immediately available for deposit into the Tax-Exempt Indenture Securities Account, as a rental payment, a sum equal, except as provided for in the next succeeding paragraph, to the amount payable on such date as principal (whether at maturity, upon redemption or acceleration or otherwise) and premium, if any, and interest on the Tax-Exempt Indenture Securities as provided in the Tax-Exempt Indenture, less monies then on deposit in the Tax- Exempt Indenture Securities Account and available for such purpose (without giving effect to the proviso contained in Section 4.3 of the Tax-Exempt Indenture). Each payment made hereunder to the Tax- Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account shall be deemed to be a credit against the corresponding obligation of the Company under this Section 2.5.

                  Each payment pursuant to this Section 2.5 shall at all times be sufficient to pay (but need not be in excess of) the total amount of principal (whether at maturity, upon redemption or acceleration or otherwise), premium, if any, and interest in respect of the Tax-Exempt Indenture Securities payable on the date that such payment is due.

                  If, on the Business Day prior to any such payment date, the monies on deposit in the Tax-Exempt Indenture Securities Account are less than the amount required to be paid therefrom or to be on deposit therein pursuant to the provisions of the Tax- Exempt Indenture and the Tax-Exempt Indenture Securities, the Company will forthwith pay, or cause to be paid, any such deficiency to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account.

                  (e) The Company agrees, in accordance with the Intercreditor Agreement, to pay or cause to be paid to the Tax- Exempt Indenture Trustee (i) the reasonable fees and charges of the Tax-Exempt Indenture Trustee for all services of the Tax-Exempt Indenture Trustee and all expenses (including reasonable counsel, certified public accountants, engineering and inspection fees and expenses) incurred under or arising directly or indirectly from services rendered pursuant to the Tax-Exempt Indenture, as and when the same become due and (ii) the reasonable fees and charges of the Tax-Exempt Indenture Trustee, as Security Registrar under the Tax-

Exempt Indenture, and any other Authorized Agents thereof as and when the same become due.

                  (f) The Company agrees to pay or cause to be paid to the IDB an amount equal to the reasonable costs and expenses of the IDB incurred in connection with the issuance of the Tax-Exempt Bonds, including the reasonable fees and expenses of its counsel and the reasonable fees and expenses, if any, incurred in connection with the administration of the Tax-Exempt Project.

                  (g) The Company shall designate the series of Tax-Exempt Indenture Securities with respect to which a payment is made pursuant to this
Section 2.5.

                  SECTION 2.6 Source of Payments Limited; Rights and Liabilities of Mobile Energy Parties. Except as otherwise specifically provided in this Agreement (including the Guaranty), all rental payments hereunder shall be made only from the Tax- Exempt Indenture Securities Collateral, the payments therefrom and the income and proceeds received by the Tax-Exempt Indenture Trustee or the Collateral Agent and allocable to the Tax-Exempt Indenture Trustee therefrom pursuant to the Security Documents. The IDB agrees that (a) it will look solely to the Tax-Exempt Indenture Securities Collateral, the payments therefrom and the income and proceeds received by the Tax-Exempt Indenture Trustee or the Collateral Agent and allocable to the Tax-Exempt Indenture Trustee therefrom to the extent available for distribution to the IDB as herein provided or provided in the Security Documents and the Guaranty and (b) recourse shall be limited in accordance with Article IX.


                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 3.1 Representations by Mobile Energy Parties. Each of the Mobile Energy Parties represents and warrants, as of the Closing Date, to the IDB as follows:

                  (a) The Company (i) is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Alabama and (ii) is duly authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Mobile Energy (A) is a corporation duly formed, validly existing and in good standing under the laws of the State of Alabama and (B) is duly authorized to do business and is in good standing in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Each of the Mobile Energy Parties has all requisite limited liability company or corporate (as the case may be) power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Energy Complex.

                  (b) Each of the Mobile Energy Parties has all necessary limited liability company or corporate (as the case may be) power and authority to execute, deliver and perform its obligations under this Agreement, the Tax-Exempt Indenture Securities and each other Project Document to which it is a party.

                  (c) All action on the part of each of the Mobile Energy Parties that is required for the authorization, execution, delivery and performance of this Agreement and each other Project Document to which such Mobile Energy Party is a party has been duly and effectively taken, except (in the case of the Project Contracts) such actions the failure to take would not reasonably be expected to have a Material Adverse Effect; and the execution, delivery and performance by each of the Mobile Energy Parties of this Agreement and each such other Project Document does not require the approval or consent of any holder or trustee of any Debt or other obligations of such Mobile Energy Party that has not been obtained.

                  (d) This Agreement and each other Project Document to which either of the Mobile Energy Parties is a party has been duly executed and delivered by such Mobile Energy Party. Each of this Agreement and each other Project Document to which either of the Mobile Energy Parties is a party constitutes a legal, valid and binding obligation of such Mobile Energy Party, enforceable against it in accordance with the terms thereof (other than with respect to step-in rights or arbitration provisions or to agreements to agree at future dates, as to which no representation or warranty is made), except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws relating to or affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the discretion of the court before which any proceeding therefor may be brought and to public policy or Federal or state laws that may limit rights to indemnification.

                  (e) Neither the execution and delivery of this Agreement and each other Project Document to which either of the Mobile Energy Parties is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any Governmental Approvals or any provision of

         Law applicable to either of the Mobile Energy Parties or to any of the Collateral, (ii) conflicts or is inconsistent with or constitutes a default under or results in the violation of the provisions of the Articles of Organization of the Company or the Operating Agreement or the articles of incorporation or by-laws of Mobile Energy or, unless such conflict, inconsistency, default or violation would not reasonably be expected to have a Material Adverse Effect, of any other Project Document or any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which either of the Mobile Energy Parties is a party or by which either of the Mobile Energy Parties or any of its property or assets is bound or to which either may be subject or (iii) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the property or assets of either of the Mobile Energy Parties, or results in the acceleration of any obligation of either of the Mobile Energy Parties, that would reasonably be expected to have a Material Adverse Effect.

                  (f) Each of the Mobile Energy Parties and the Energy Complex is in compliance with all Laws applicable to the Mobile Energy Parties or the Energy Complex (as the case may be), unless such non-compliance would not reasonably be expected to have a Material Adverse Effect.

                  (g) Neither of the Mobile Energy Parties nor (to the knowledge of the Mobile Energy Parties) any other party to a Project Document is in material default in the performance of any term, covenant or obligation under any Project Document; no event has occurred that with lapse of time, notice or both could result in a default under a Project Document by either of the Mobile Energy Parties or (to the knowledge of the Mobile Energy Parties) any other party thereto that would reasonably be expected to have a Material Adverse Effect; no material force majeure event has occurred and is continuing under any Project Document; and (to the knowledge of the Mobile Energy Parties) each Project Document is in full force and effect.

                  (h) All material Governmental Approvals that are required to be obtained as of the date hereof by or on behalf of either of the Mobile Energy Parties in connection with (i) the capital improvements contemplated by the Capital Budget and the operation and maintenance of the Energy Complex (including the provision of Processing Services pursuant to the Energy Services Agreements and the Master Operating Agreement) and (ii) the issuance of the Tax-Exempt Indenture Securities and the Guaranty and the execution, delivery and performance by the Mobile Energy Parties of the Project Documents to which they are parties are in effect on the date hereof. Each of the material Governmental Approvals required to be obtained as of the date hereof by either of the Mobile Energy Parties has been duly obtained, was (to the knowledge of the Mobile Energy Parties) validly issued and is in full force and effect. The Mobile Energy Parties are in compliance with all material Governmental Approvals required to be obtained as of the Closing Date unless such noncompliance would not reasonably be expected to result in a Material Adverse Effect. Neither of the Mobile Energy Parties has any reason to believe that it will be unable to obtain the Governmental Approvals that are not required to be obtained prior to the Closing Date in the ordinary course of business, without substantial expense, and at such time or times as may be necessary to avoid any delay in, or material impairment to, the consummation and performance of the transactions as contemplated by this Agreement and the other Project Documents.

                  (i) There are no claims, actions, suits, investigations or proceedings at law or in equity by or before any arbitrator or any Governmental Authority now pending or (to the knowledge of the Mobile Energy Parties) threatened against either of the Mobile Energy Parties or (to the knowledge of the Mobile Energy Parties) now pending or threatened against any Affiliate thereof, or any property or other assets or rights of either of the Mobile Energy Parties or any Affiliate thereof with respect to this Agreement, any other Project Document or the Energy Complex, that would reasonably be expected to result in a Material Adverse Effect.

                  (j) Neither the Tax-Exempt Indenture Trustee, the Collateral Agent or the IDB nor any Holder will be as of the Closing Date (under applicable Law as of the date hereof and solely as a result of the ownership, operation and maintenance of the Energy Complex by either of the Mobile Energy Parties, the purchase and ownership of the Tax-Exempt Indenture Securities or any other transaction contemplated by the Financing Documents) subject to regulation under the Federal Power Act of 1920 or by the State of Alabama Public Service Commission or otherwise be subject to rate regulation under Federal, state or local Law; neither of the Mobile Energy Parties is, nor as of the Closing Date will be, subject to rate regulation under Federal, state or local Law; and none of the execution, delivery or performance by each of the Mobile Energy Parties of all the provisions of the Project Documents as in effect on the Closing Date to which such Mobile Energy Party is a party or the consummation of the transactions contemplated thereby will violate Chapter 14 of Title 37 of the Code of Alabama (1975): Service Territories for Electric Suppliers as in effect on the Closing Date.

                  (k) The Company has, or has valid and enforceable rights to acquire, good, valid title or valid leasehold rights in and to all of the Collateral purported to be covered by the Security Documents to which it is a party and is the owner and holder of a valid and subsisting leasehold estate to the interests in the Site and the tangible personal property forming a part of the Collateral purported to be covered by the Security Documents to which it is a party, subject only to Permitted Liens, and is lawfully possessed of, or has valid and enforceable rights to acquire, a valid and subsisting grant for a term in and of the Easements, subject only to Permitted Liens.

                  (l) With respect to the personal property forming a part of the Collateral, all filings, recordings, registrations and other actions have been made, obtained and taken in all relevant jurisdictions that are necessary to create and perfect the Liens in all right, title, estate and interest of the Company in the Collateral covered thereby subject to no Liens other than Permitted Liens.

                  (m) The Mobile Energy Parties have obtained and hold in full force and effect, or have the right to obtain (or are in the process of obtaining and expect to obtain in the ordinary course of business), all patents, trademarks, copyrights and other such rights or adequate licenses therein, free from restrictions that could reasonably be expected to result in a Material Adverse Effect, that are necessary for the ownership, construction, operation and maintenance of the Energy Complex.

                  (n) Each of the Mobile Energy Parties has filed, or caused to be filed, all tax and information returns that are required to have been filed by it in any jurisdiction and has paid (prior to their delinquency dates) all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable, except to the extent there is a Good Faith Contest thereof by either of the Mobile Energy Parties.

                  (o) To the knowledge of the Mobile Energy Parties, neither the Site nor the Energy Complex has been contaminated with Hazardous Materials that requires remediation under any applicable Environmental Requirement, except where such remediation would not have a Material Adverse Effect.

                  (p) The Company, the Energy Complex and the Site are in compliance with all applicable Environmental Requirements affecting the Site and the Energy Complex, except where noncompliance would not reasonably be expected to have a Material Adverse Effect; and (to the knowledge of the Mobile Energy Parties) there are no environmental conditions that could reasonably be expected to materially interfere with the commercial operation of the Energy Complex.

                  (q) Neither of the Mobile Energy Parties has engaged in any business or activity other than in connection with the acquisition, development, ownership, operation and financing of the Energy Complex as contemplated by the Project Documents to which such Mobile Energy Party is a party (or, in the case of Mobile Energy, the ownership of the Company).

                  (r) Mobile Energy's sole material non-cash assets consist of its ownership interest in the Company and its rights in respect of the Southern Master Tax Sharing Agreement.

                  (s) Neither of the Mobile Energy Parties, nor any other Person who is a member of a controlled group of corporations or a group of trades or businesses under common control with the Mobile Energy Parties (within the meaning of Section 414 of the Code), has (i) failed to fulfill its obligations under or to comply in any material respect with the requirements of ERISA or the Code with respect to any employee benefit plan, (ii) sought a waiver of the minimum funding standard of
         Section 412 of the Code, (iii) failed to make any contribution or payment to or in respect of any employee benefit plan required to be made by Law or by the terms of such plan, (iv) made any amendment to any employee benefit plan that has resulted or should result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code or (v) incurred any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA, if such event or condition set forth in clause (a) through (e) above, together with all such other events or conditions, causes either of the Mobile Energy Parties to incur or be reasonably likely to incur, or any other member of such controlled group to incur any liability for which such Mobile Energy Party would be subject to, a liability that is material in relation to the financial position of such Mobile Energy Party.

                  (t) The representations and certifications of the Company concerning the cost, character and function of the Tax-Exempt Project contained in the Company's certification to Bond Counsel delivered on the date of delivery of this Agreement are true and correct in all material respects. To the best of the Company's knowledge, the Tax-Exempt Project currently constitutes a "solid waste disposal facility" under the Code.

                  (u) The proceeds of the Tax-Exempt Bonds will be used to pay the 1984 Bonds, within the meaning of Article VIII of the 1984 Indenture and for all other purposes of the 1984

         Indenture, and to effect the redemption of the 1984 Bonds thereafter.

                  (v) The Tax-Exempt Project consists of land or property subject to the allowance for depreciation under the Code and, to the best of the Company's knowledge, substantially all (at least 90%) of the proceeds received from the sale of the 1983 Bonds and interest earnings thereon were used to pay costs of the acquisition and construction of the Tax-Exempt Project (excluding any proceeds of the Series 1983 Bonds and any investment earnings thereon applied to the redemption of the Series 1983 Bonds) and such amounts (excluding any proceeds of the Series 1983 Bonds and any investment earnings thereon applied to the redemption of the Series 1983 Bonds) were or could have been charged with a proper election by the Company (or its predecessors-in-interest) to the capital account of the Tax-Exempt Project for Federal income tax purposes.

                  (w) No changes shall be made in the Tax-Exempt Project and no actions will be taken by the Company or Mobile Energy that shall in any way result in the loss, in whole or in part, of the exclusion of interest on the Tax-Exempt Bonds from gross income for Federal income tax purposes.

                  (x) It is presently expected that the Tax-Exempt Project will not be sold or disposed of in a manner producing proceeds that, together with accumulated proceeds or earnings thereon, would be sufficient to enable the Company to retire substantially all of the Tax-Exempt Bonds prior to the maturity of the Tax-Exempt Bonds.

                  (y) The average maturity of the Tax-Exempt Bonds does not exceed one hundred twenty percent (120%) of the average remaining reasonably expected economic life of the assets financed with the proceeds of the 1983 Bonds and the 1984 Bonds, with the average reasonably expected economic life of each asset being measured from the date such asset was placed in service and by taking into account the respective cost of each asset being financed.

                  (z) The average maturity of the Tax-Exempt Bonds does not exceed the average remaining maturity of the 1984 Bonds.

                  (aa) The payment of principal of or interest on the Tax-Exempt Bonds is not guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof); and less than five percent (5%) of the proceeds of the Tax-Exempt Bonds will be (i) used in making loans the payment of principal of and interest on are to be guaranteed (in whole or in part) by the United States (or any agency or instrumentality thereof) or (ii) invested (directly or indirectly) in federally insured deposits or accounts as defined in Section 149(b)(4)(B) of the Code.

                  SECTION 3.2 Representations by IDB. The IDB represents and warrants, as of the Closing Date, to the Mobile Energy Parties as follows:

                  (a) The IDB is a public corporation duly formed, validly existing and in good standing under the laws of the State of Alabama. The IDB has complied with all of the provisions of the constitution and laws of the State of Alabama (including the Alabama Act). The IDB has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Tax-Exempt Indenture Securities, each other Project Document to which it is a party and any and all other Contracts relating thereto.

                  (b) The IDB has found and determined that the issuance of the Tax-Exempt Bonds to refund the 1984 Bonds, which were issued to refund the 1983 Bonds issued to finance the construction and acquisition of the Tax-Exempt Project, will further the purposes of the Alabama Act.

                  (c) Neither the execution and delivery of this Agreement and each other Project Document to which the IDB is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) conflicts or is inconsistent with or constitutes a default under or results in the violation of the provisions of any charter of the IDB or, unless such conflict, inconsistency, default or violation would not reasonably be expected to have a Material Adverse Effect, of any other Project Documents or any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement or other similar financing agreement or instrument or other agreement or instrument to which the IDB is a party or by which the IDB or any of its property or assets is bound or to which it may be subject or (ii) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the property or assets of the IDB, or results in the acceleration of any obligation of the IDB.

                  (d) To accomplish the transactions contemplated by this Agreement, the Tax-Exempt Indenture and the other Lease Documents, the IDB proposes to issue the Tax-Exempt Indenture Securities on the terms and on the basis set forth in the Tax- Exempt Indenture and to use the proceeds thereof as specified therein and herein.

                  (e) This Agreement has not been pledged or hypothecated by the IDB in any manner or for any purpose other than as provided in the Tax-Exempt Indenture as security for the payment of the Tax-Exempt Indenture Securities and other amounts payable under the Lease Documents.


                                   ARTICLE IV.

                                    COVENANTS

                  Each of the Mobile Energy Parties hereby covenants and agrees that so long as this Agreement is in effect:

                  SECTION 4.1 Payment of Principal, Premium, if any, and Interest; Mobile Energy as Guarantor. (a) The Company shall duly and punctually pay, or cause to be paid, the rental payments specified in Article II.

                  (b) Subject to Article VIII, Mobile Energy agrees to act as guarantor on this Agreement, and agrees that the Tax-Exempt Indenture Trustee on its behalf, and as assignee, of the IDB may enforce against Mobile Energy payment of the rental payments specified in Article II, and all other amounts payable hereunder to the same extent as the IDB may against the Company.

                  SECTION 4.2 Maintenance of Insurance. The Company shall maintain or cause to be maintained on its behalf the required insurance policies in accordance with Schedule 4.2. All property and liability insurance policies shall name each of the Collateral Agent and the IDB as an additional insured and the Collateral Agent as loss payee. If at any time any of the required insurance (other than lenders' policy title insurance) shall no longer be available on commercially reasonable terms and premiums, the Company shall procure substitute insurance coverage that is the most equivalent to the required coverage and that is available on commercially reasonable terms and premiums.

                  SECTION 4.3 Reporting Requirements. The Mobile Energy Parties shall furnish to the Tax-Exempt Indenture Trustee, and to any Holder of a Security or an owner of a beneficial interest therein requesting the same in writing and to any prospective investor of a Security requesting the same in writing and providing written evidence to either of the Mobile Energy Parties demonstrating that such prospective investor is an Approved Institutional Investor (whether or not either of the Mobile Energy Parties is then required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act):

                  (a) As soon as practicable and in any event within sixty (60) days after the end of the first, second and third Fiscal Quarters of each Fiscal Year of the Company (commencing with the Fiscal Quarter ending September 30, 1995) or, in the case of any such request made after such sixty (60) day period, promptly thereafter, an unaudited balance sheet of the Company as of the last day of such Fiscal Quarter and the related statements of income, cash flows and members' equity of the Company and (in the case of such second and third Fiscal Quarters) for the applicable portions of the Fiscal Year ending with the last day of such Fiscal Quarter, setting forth (except in the case of any such Fiscal Quarter ending prior to March 31, 1996) in each case in comparative form corresponding unaudited figures from the preceding Fiscal Year, all in accordance with GAAP, and accompanied by a written statement of an Authorized Officer of the Company to the effect that such financial statements fairly represent the Company's financial condition and results of operations at and as of their date in accordance with GAAP.

                  (b) As soon as practicable and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Company (commencing with the Fiscal Year ending December 31, 1995) or, in the case of any such request made after such period, promptly thereafter,
         (i) a balance sheet of the Company as of the end of such Fiscal Year and the related statements of income, cash flow and members' equity of the Company during such Fiscal Year setting forth (except in the case of the Fiscal Year ending December 31, 1995) in each case in comparative form corresponding figures from the preceding Fiscal Year, all in accordance with GAAP, accompanied by an audit report thereon of a firm of independent public accountants of recognized national standing, which opinion shall state that such financial statements fairly represent the Company's financial condition and results of operations at and as of their date in accordance with GAAP, (ii) a certification of such accountants stating that, in the course of making the examinations necessary for their opinion, they obtained no knowledge, except as specifically stated, of any event or condition that constitutes (or that, upon notice or lapse of time or both, would constitute) an Event of Default, (iii) management's discussion and analysis of financial condition and results of operations prepared in accordance with Item 303 of Regulation S-K under the Securities Act and
         (iv) such other matters as determined by the Mobile Energy Parties.

                  (c) With each annual or quarterly financial statement furnished pursuant to Section 4.3(a) or 4.3(b), an Officer's Certificate of Mobile Energy or the Company (as applicable) certifying as to (i) the aggregate amount of all Restricted Payments made by the Company and (ii) the entering into by the Company of any additional Project Documents or of any amendments, replacements or modifications of, or any notices of termination received by either of the Mobile Energy Parties with respect to, any of the Project Documents (together with copies of any such additional Project Documents or amendments, replacements, modifications or notices attached to such

         Officer's Certificate), in the case of clauses (i) and (ii) above, during the period covered by such financial statement.

                  (d) Not less often than annually, a brief certificate (complying with the provisions of Section 314(a)(4) of the Trust Indenture Act) from the principal executive officer, principal financial officer or principal accounting officer of each of the Mobile Energy Parties as to such officer's knowledge of such Mobile Energy Party's compliance with all conditions and covenants under this Agreement (or, if either of the Mobile Energy Parties is not so in compliance, a description of any such non-compliance). For purposes of this paragraph, such compliance shall be determined without regard to any period of grace or requirement of notice provided hereunder or under the Tax-Exempt Indenture.

                  (e)      Each of the following items:

                           (i) promptly after any Authorized Officer of either
                  of the Mobile Energy Parties learns or shall become aware of the occurrence thereof, written notice of the occurrence of any event or condition that constitutes (or that, upon notice or lapse of time or both, would constitute) an Event of Default, specifically stating that such event or condition has occurred and describing it and the action being or proposed to be taken with respect thereto;

                      (ii) written notice of the occurrence of any Event of
                  Eminent Domain or any Event of Loss and an Officer's Certificate of the Company setting forth the details thereof and the action being or proposed to be taken with respect thereto;

                     (iii) written notice of the occurrence of any event giving rise, or reasonably expected to give rise, to a claim under any insurance policy maintained in respect of the Energy Complex in an amount greater than $5,000,000;

                      (iv) promptly after any Authorized Officer of either of
                  the Mobile Energy Parties learns or shall become aware of the occurrence thereof, written notice of the occurrence of any event or condition that constitutes a material violation by either of the Mobile Energy Parties of any Environmental Requirement; and

                           (v)     any other information required to be
                  furnished by the Mobile Energy Parties to the Indenture Trustee pursuant to the Security Documents.

                  (f) If the Company has deposited a Southern Guaranty into, and for so long as such Southern Guaranty remains on deposit in, the Maintenance Plan Funding Subaccount or the Distribution Account pursuant to the terms of the Intercreditor Agreement, the Company shall cause Southern to provide to the Collateral Agent no later than forty-five (45) days after the end of each fiscal quarter of Southern, an Officer's Certificate of Southern certifying as to the determination of whether or not the Southern Credit Standard has been satisfied as of the end of such fiscal quarter.

                  SECTION 4.4 Maintenance of Existence and Governmental Approvals; Rate Regulation. (a) Each of the Mobile Energy Parties shall at all times preserve and maintain in full force and effect (i) its existence and form as a limited liability company or corporation (as the case may be) and its good standing under the laws of its state of organization or incorporation (as the case may be) and (ii) its qualification to do business in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business as conducted or proposed to be conducted makes such qualification necessary.

                  (b) Each of the Mobile Energy Parties shall obtain and maintain in full force and effect all Governmental Approvals (including maintaining compliance with Environmental Requirements), except where the failure to obtain and maintain in full force and effect such Governmental Approvals or the noncompliance with such Environmental Requirements would not have a Material Adverse Effect.

                  (c) Each of the Mobile Energy Parties shall preserve and maintain good and marketable title to its properties and assets (subject to no liens other than Permitted Liens).

                  (d) Each of the Mobile Energy Parties shall pay all taxes and other governmental charges except where such taxes or charges are being contested in a Good Faith Contest and where the failure to pay such taxes or charges does not affect the enforceability of the Project Documents.

                  (e) If (i) either of the Mobile Energy Parties shall be subject to regulation as to rates with respect to the provision of Processing Services or (ii) the revenues or other amounts received or receivable by the Company under the Project Contracts for the use of Processing Services or other services and facilities of the Energy Complex shall be subject to regulation, in either case by any Governmental Authority having jurisdiction over either of the Mobile Energy Parties under Federal, state or local law, the Mobile Energy Parties shall (A) prior to the issuance by such Governmental Authority of any order with respect to such regulation (whether or not final or subject to review on appeal), contest such regulation in a Good Faith Contest and (B) within fifteen (15) days following (1) the issuance by such Governmental Authority of a binding order (which shall be final and not be subject to review on appeal) to the effect that either of the Mobile Energy Parties, or such revenues or other amounts, shall be subject to such regulation and (2) any amendment or other modification (adverse in any respect) of the provisions of such final and non-appealable order by, or the issuance of another binding order (which shall be final and not be subject to review on appeal and shall not constitute an amendment or other modification to an existing order) of, or the taking of other action relating to such final and non-appealable order that would reasonably be expected to have a Material Adverse Effect by, such Governmental Authority (or another Governmental Authority having jurisdiction over either of the Mobile Energy Parties under Federal, state or local law) affecting such regulation, provide a Revenue Sufficiency Certification (based upon and after giving effect to such regulation) to the Tax-Exempt Indenture Trustee.

                  SECTION 4.5 Nature of Business. Neither of the Mobile Energy Parties shall engage in any business other than the ownership, financing, operation, maintenance and improvement of the Energy Complex as contemplated by the Project Documents. If Mobile Energy acquires more than nominal assets (excluding (a) its ownership of member interests in the Company, (b) its rights under the Southern Master Tax Sharing Agreement) and (c) any Contract providing for administrative services), Mobile Energy shall immediately grant a first priority security interest therein to the Collateral Agent on behalf of the Senior Secured Parties on the same conditions as set forth in the Mortgage and the other Security Documents.

                  SECTION 4.6 Operation and Maintenance. The Company shall, and shall cause the Operator to, use, maintain and operate the Energy Complex and the Site in compliance with Prudent Plant Operating Standards and the material provisions of all relevant Project Documents, except where noncompliance would not have a Material Adverse Effect.

                  SECTION 4.7 Compliance with Law and Organizational Documents.
(a) Each of the Mobile Energy Parties shall comply with, and the Company shall ensure that the Energy Complex is maintained and operated in compliance with, and shall make such alterations to the Energy Complex and the Site as may be required for compliance with, all applicable Governmental Approvals and all material applicable Laws, except where noncompliance would not have a Material Adverse Effect.

                  (b) Each of the Mobile Energy Parties shall comply with all material provisions of its Articles of Organization or articles of incorporation (as the case may be).

                  SECTION 4.8 Prohibition on Fundamental Changes and Disposition of Assets. (a) Neither of the Mobile Energy Parties shall enter into any transaction of merger or consolidation, change its form of organization, or liquidate or dissolve itself (or suffer any liquidation or dissolution). Neither of the Mobile Energy Parties shall purchase or otherwise acquire all or substantially all of the assets of any other Person.

                  (b) Neither of the Mobile Energy Parties shall amend, modify or otherwise change its Articles of Organization or articles of incorporation (as the case may be) in any manner that would reasonably be expected to have a Material Adverse Effect or that alters or supersedes any of the provisions of such organizational documents concerning (i) nature of business, (ii) the requirement of an independent director (with respect to Mobile Energy), (iii) the Manager of the Company, (iv) unanimous votes for certain matters, (v) commingling of funds and (vi) maintaining separateness and observing corporate or other entity formalities.

                  (c) Except as contemplated by the Financing Documents, neither of the Mobile Energy Parties shall sell, lease (as lessor) or otherwise transfer (as transferor) any property or assets material to the operation of the Energy Complex except in the ordinary course of business to the extent that such property is worn out or is no longer useful or necessary in connection with the operation of the Energy Complex; provided, however, that to the extent the aggregate fair market value of all sales, leases and other transfers (other than any such transfers from Mobile Energy to the Company) in any Fiscal Year exceeds $2,000,000 (multiplied by the GDPIPD Factor in effect at the time of such sale, lease or transfer), neither of the Mobile Energy Parties shall be permitted to sell, lease or otherwise transfer any of such property or assets during the remainder of such Fiscal Year unless the Company delivers an Officer's Certificate to the Tax-Exempt Indenture Trustee and the Collateral Agent (together with an Independent Engineer Confirmation) to the effect that such property is or such assets are worn out or no longer useful or necessary in connection with the operation of the Energy Complex; provided further, however, that notwithstanding anything in this Section 4.8 to the contrary, subject only to Section 7.1(k), Mobile Energy shall be permitted to transfer its ownership interests in the Company.

                  SECTION 4.9 Transactions with Affiliates. Neither of the Mobile Energy Parties shall enter into or permit the Operator to enter into any Contract related to the Energy Complex with any of its Affiliates, other than
(a) the Project Documents entered into as of the Closing Date and, in the case of Mobile Energy, the Southern Master Tax Sharing Agreement, (b) transactions in the ordinary course of business on fair and reasonable terms no less favorable to either of the Mobile Energy Parties or to the Operator (as the case may be) than either of the Mobile Energy Parties or the Operator (as the case may be) would obtain in an arm's length transaction with a Person that is not an Affiliate thereof (it being understood that transactions involving the provision of goods or services to either of the Mobile Energy Parties or the Operator in exchange for reimbursement of costs and expenses (including reasonably allocated overhead expenses) shall be deemed to be in compliance with this Section 4.9), (c) transactions or Contracts involving Affiliate Subordinated Debt and (d) transactions or Contracts involving the provision of goods or services to either of the Mobile Energy Parties in exchange for Subordinated Fees.

                  SECTION 4.10 Amendments to Project Documents. (a) The Company shall not terminate, amend, replace or otherwise modify
(other than any such amendments or modifications that are immaterial or any such replacement entered into in satisfaction of the Event of Default Alternative Agreement Requirements) any of the Project Contracts to which it is a party (other than any such Project Contracts that are immaterial), unless the Company delivers to the Tax-Exempt Indenture Trustee an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that
(i) such termination, amendment, replacement, modification or addition would not reasonably be expected to have a Material
Adverse Effect or (ii) such termination, amendment, replacement, modification or addition is reasonably required to comply with Law or any Governmental Approval and would not have a Material Adverse
Effect in light of the consequences of not terminating, amending, replacing, modifying or adding such Project Contract. Promptly upon the execution of any replacement or additional Project
Contract, the Company shall take all actions necessary to grant the Collateral Agent (A) an assignment of the Company's rights under such Project Contract (including causing each Project Participant
(other than the Mobile Energy Parties) party thereto to execute and deliver to the Collateral Agent a Consent to Assignment having terms no less favorable to the Collateral Agent and the Holders than (1) in the case of a replacement Project Contract, the Consent to Assignment delivered to the Collateral Agent in respect of the Project Contract being replaced and (2) in the case of an additional Project Contract, the form of Consent to Assignment attached as Exhibit D to the Intercreditor Agreement) and (B) a Lien on all property interests acquired by the Company in connection therewith (perfected to the extent such Lien can be perfected by filing a mortgage or fixture filing under local law or a financing statement under the Uniform Commercial Code, provided that no such assignment or Lien shall be required with respect to equipment financed with purchase money obligations permitted under this Agreement if prohibited by the terms of such purchase money obligations).

                  (b) Without the consent of the Holders of a majority in aggregate principal amount of the Outstanding Tax-Exempt Indenture Securities in accordance with the Tax-Exempt Indenture, the Mobile Energy Parties shall not terminate, amend, replace or otherwise modify any of the Financing Documents to which neither the Collateral Agent nor the Tax-Exempt Indenture Trustee is a party (other than this Agreement and the Working Capital Facility) unless the Company delivers to the Tax-Exempt Indenture Trustee an Officer's Certificate, together with an Independent Engineer

Confirmation, certifying that such termination, amendment, replacement or modification would not reasonably be expected to reduce the likelihood of payment on the Outstanding Tax-Exempt Indenture Securities or otherwise materially and adversely affect the Holders of the Outstanding Tax-Exempt Indenture Securities.

                  SECTION 4.11 Performance Under Project Contracts. The Company shall perform all covenants, undertakings, stipulations and provisions contained in each Project Contract to which neither the Tax-Exempt Indenture Trustee nor the Collateral Agent is a party, except to the extent that the failure to so perform would not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.12 Annual Budget. The Company shall submit to the Independent Engineer, in draft form and detailed by month, an operating plan and budget with respect to the Energy Complex (a) on or prior to the Closing Date covering the period from the Closing Date through the end of the Fiscal Year in which the Closing Date occurs and (b) sixty (60) days prior to the commencement of each Fiscal Year commencing after the Closing Date covering such Fiscal Year (each such budget, an "Annual Budget"). Each Annual Budget shall specify the estimated project revenues, the estimated rates and revenues for each category of Processing Services, all Operation and Maintenance Costs and a maintenance plan covering all projected Maintenance Expenditures required during a period of seventeen (17) Fiscal Quarters commencing with the first Fiscal Quarter covered by such Annual Budget (the "Maintenance Plan"). Each Annual Budget shall also include, solely for informational purposes and based upon projections prepared by the Company in accordance with Section 1.12, the projected Senior Debt Service Coverage Ratio for the Fiscal Year then ending and the immediately succeeding Fiscal Year. The Independent Engineer shall provide its comments, if any, to the Company within thirty (30) days of its receipt of the proposed Annual Budget and the Company shall incorporate the Independent Engineer's reasonable suggestions into a final Annual Budget, which shall then be provided to the Collateral Agent. If, after reasonable efforts, the Company and the Independent Engineer cannot agree on a final Annual Budget, the Company may invoke the Third Party Engineer Dispute Resolution as set forth in Section 11.2 of the Intercreditor Agreement. If a final Annual Budget for a given Fiscal Year is not established by the process described above by the end of the prior Fiscal Year, the Annual Budget for such Fiscal Year shall, until a final Annual Budget is so established, be deemed to consist of the previous year's Annual Budget, escalated at the GDPIPD for the previous Fiscal Year; provided, however, that with respect to any Fiscal Year that a final Annual Budget has not been established, the Company may, with the Independent Engineer's reasonable approval, amend the prior Fiscal Year's Annual Budget to make reasonable and adequate provision for scheduled Maintenance Expenditures. The Company shall operate and maintain the Energy Complex, or cause the Energy Complex to be operated and maintained, in accordance with such final Annual Budget as approved by the Independent Engineer, other than deviations resulting from dispatch and other operating requirements, provided that any deviations that would reasonably be expected to result in a Material Adverse Effect shall be approved by the Independent Engineer as being reasonably necessary to comply with Project Contracts or for operation of the Energy Complex in compliance with Prudent Plant Operating Standards; provided further, however, that withdrawals of monies from the Operating Account (other than for any such monies (i) rebated to the United States Government pursuant to Section 148 of the Code, (ii) applied to Maintenance Expenditures, (iii) applied to the payment of IDB Claims or (iv) applied to (or deemed to be applied to) the payment of the 1994 Bonds pursuant to Section 3.16 of the Intercreditor Agreement) and from the Mill Owner Maintenance Reserve Account (other than for any such monies deposited into the Working Capital Facility Account, the Indenture Securities Account or the Tax- Exempt Indenture Securities Account) in any Fiscal Year, together with the amount of any Working Capital Facility O&M Loans during such Fiscal Year, not in excess of one hundred ten percent (110%) of the aggregate amount of Operation and Maintenance Costs (other than Maintenance Expenditures) set forth in the Annual Budget for such Fiscal Year shall be deemed not to reasonably be expected to have a Material Adverse Effect. Each Annual Budget and the Maintenance Plan may be amended, restated, supplemented or otherwise modified from time to time, at the request of the Company with the approval of the Independent Engineer.

                  SECTION 4.13 Insurance Reports. Not later than thirty (30) days prior to the expiration of any insurance required to be maintained by the Company pursuant to the Project Documents, the Company shall submit to the Tax-Exempt Indenture Trustee an Officer's Certificate certifying that such insurance (a) has been renewed or replaced and will continue in full force and effect and all premiums for such renewal or replacement term have been fully paid, together with evidence of such renewal or replacement, or (b) will not be required to be maintained pursuant to the Project Documents following its expiration. Within thirty (30) days after the end of each Fiscal Year, the Company shall submit to the Tax- Exempt Indenture Trustee an Officer's Certificate (accompanied by a certificate signed by the Independent Insurance Advisor) (i) listing all insurance being carried by, or on behalf of, the Company pursuant to the Project Documents and (ii) certifying that all insurance required to be maintained by the Company pursuant to the Project Documents is in full force and effect and all premiums therefor have been fully paid.

                  SECTION 4.14 Liens. Neither of the Mobile Energy Parties shall create or suffer to exist or permit any Lien upon or with respect to any of its properties other than Permitted Liens.

                  SECTION 4.15 Investments. Neither of the Mobile Energy Parties shall make any investment other than Permitted Investments.

                  SECTION 4.16 Indebtedness. Neither of the Mobile Energy Parties shall create or incur or suffer to exist any Debt or lease obligations of such Mobile Energy Party other than Permitted Indebtedness.

                  SECTION 4.17 Debt for Modifications; Replacement Debt; Refunding Debt. The Company may incur Permitted Indebtedness to be used for Required Modifications, Optional Modifications,
Replacement Debt and Refunding Debt provided that:

                  (a) The Company shall not issue Senior Debt for Required Modifications or Optional Modifications unless (i) such Senior Debt is issued under the Indenture or the Tax-Exempt Indenture, (ii) the Company delivers to the Tax-Exempt Indenture Trustee an Officer's Certificate (together with an Independent Engineer Confirmation) certifying that (A) based upon projections prepared by the Company in accordance with Section 1.12, the average of the annual Senior Debt Service Coverage Ratios after giving effect to the proposed issuance of such Senior Debt through the final maturity date of the Outstanding Tax-Exempt Indenture Securities is projected to be equal to or greater than the lesser of (1) the then projected average of the annual Senior Debt Service Coverage Ratios without giving effect to such proposed issuance through the final maturity date of the Outstanding Tax-Exempt Indenture Securities and (2) 1.25 to 1.0 in the case of Required Modifications and 1.5 to 1.0 in the case of Optional Modifications, (B) in the case of Optional Modifications, based upon projections prepared by the Company in accordance with Section 1.12, the minimum annual Senior Debt Service Coverage Ratio after giving effect to such proposed issuance in each Fiscal Year through the final maturity date of the Outstanding Tax-Exempt Indenture Securities is projected to be equal to or greater than the lesser of (1) the then projected minimum annual Senior Debt Service Coverage Ratio without giving effect to such proposed issuance in each Fiscal Year and (2) 1.35 to 1.0 and (C) (1) there will be no fundamental change in the use of the Energy Complex as a result of such proposed issuance, (2) the proceeds of such proposed issuance, together with proceeds of additional equity funds provided by the Company or of Subordinated Debt, will be sufficient for the proposed purpose of such proposed issuance and (3) in the case of Optional Modifications, the proposed purpose of such proposed issuance will not impair the operations or reliability of the Energy Complex,
         (iii) the assets to be financed with such proposed issuance (and, to the extent a Lien can be granted therein under applicable Law, all tangible and intangible rights related to the construction, operation or ownership of such assets) will be subject to the Lien of the Security Documents and (iv) in the case of Optional Modifications, the Company provides to the Tax-Exempt Indenture Trustee a letter from two
         (2) of the Rating Agencies

         (then currently rating the Outstanding Tax-Exempt Indenture Securities) confirming that the issuance of such Senior Debt and the obligations to be undertaken by the Company in connection with the facilities to be constructed with the proceeds of such proposed issuance will not, solely as a result thereof, result in any downgrading of the rating on the Outstanding Tax-Exempt Indenture Securities.

                  (b) The Company shall not issue Senior Debt for Replacement Debt or Refunding Debt unless (i) such Senior Debt is issued under the Tax-Exempt Indenture or the Indenture, (ii) (A) monies in an amount sufficient to effect payment of the principal of and premium, if any, and interest on the Senior Debt to be redeemed are held in trust or (B) U.S. Government Obligations in an amount sufficient and having such terms and qualifications so as to defease the Senior Debt to be redeemed in accordance with the Tax-Exempt Indenture or the Indenture (as the case may be) are held in trust, (iii) in the case of Replacement Debt, the Company provides an Officer's Certificate to the Tax-Exempt Indenture Trustee stating that (A) based upon projections prepared by the Company in accordance with Section 1.12, the average of the annual Senior Debt Coverage Ratios after giving effect to such proposed issuance and the repayment or defeasance of any Tax-Exempt Indenture Securities occasioned thereby through the final maturity date of the Outstanding Tax-Exempt Indenture Securities is projected to be equal to or greater than the lesser of (1) the then projected average of the annual Senior Debt Service Coverage Ratios without giving effect to such proposed issuance through the final maturity date of the Outstanding Tax-Exempt Indenture Securities and (2) 1.25 to 1.0 and
         (iv) in the case of Refunding Debt, the Company delivers to the Tax-Exempt Indenture Trustee an Officer's Certificate (together with an Independent Engineer Confirmation) certifying that, based upon projections prepared by the Company in accordance with Section 1.12,
         (A) the projected Senior Debt Service Requirement after giving effect to such proposed issuance will not exceed the projected Senior Debt Service Requirement without giving effect to such proposed issuance by more than ten percent (10%) for any Fiscal Year through the final maturity of the Outstanding Tax- Exempt Indenture Securities and (B) either (1) the projected average of the annual Senior Debt Service Requirements after giving effect to such proposed issuance will not exceed the projected average of the annual Senior Debt Service Requirements without giving effect to such proposed issuance or (2) the minimum annual Senior Debt Service Coverage Ratio after giving effect to such proposed issuance in each Fiscal Year through the final maturity date of the Outstanding Tax- Exempt Indenture Securities is projected to be equal to or greater than 1.35 to 1.0 and the average of the annual Senior Debt Service Coverage Ratios after giving effect to such proposed issuance through the final maturity date of the Outstanding Tax-Exempt Indenture Securities is projected to be equal to or greater than 1.5 to 1.0.

                  (c) The Company shall not issue Subordinated Debt for Required Modifications unless (i) the Company delivers to the Tax-Exempt Indenture Trustee an Officer's Certificate (together with an Independent Engineer Confirmation) certifying that, based upon projections prepared by the Company in accordance with Section 1.12, the average of the annual Total Debt Service Coverage Ratios after giving effect to the proposed issuance of such Subordinated Debt through the final maturity of the Outstanding Tax-Exempt Indenture Securities is projected to be equal to or greater than (A) 1.15 to 1.0 or (B) 1.0 to 1.0, unless, in the case of this clause (B), the Tax-Exempt Indenture Trustee receives notice objecting to such proposed issuance from the Collateral Agent pursuant to Section 7.2(d) of the Intercreditor Agreement no later than eighty-five (85) days after the notice from the Company to the Senior Secured Parties described in
         Section 4.17(d) and (ii) the assets to be financed with the proposed issuance (and, to the extent a Lien can be granted therein under applicable Law, all tangible and intangible rights related to the construction, operation or ownership of such assets) will be subject to the Lien of the Security Documents; provided, however, that if the Company proposes to issue Subordinated Debt for Required Modifications other than as described in clause (i)(B) above, and such average of the annual Total Debt Service Coverage Ratios after giving effect to such proposed issuance is projected to be less than 1.25 to 1.0, such proposed Subordinated Debt shall not be issued unless the Company provides proceeds of additional equity funds or of Affiliate Subordinated Debt such that the ratio of such additional equity (including the Affiliate Subordinated Debt) to total funds used for such Required Modifications is equal to or greater than the ratio of the Company's equity to total capitalization on the Closing Date.

                  (d) Upon notice from the Company to the Senior Secured Parties
         (i) stating that the Company proposes to issue Subordinated Debt for Required Modifications and that the average of the annual Total Debt Service Coverage Ratios after giving effect to such proposed issuance through the final maturity of the Outstanding Tax-Exempt Indenture Securities is projected to be equal to or greater than 1.0 to 1.0 (but less than 1.15 to 1.0), (ii) setting forth a description of such Required Modifications and (iii) directing the Tax-Exempt Indenture Trustee to give notice to the Holders of such proposed issuance, the Tax-Exempt Indenture Trustee shall within fifteen (15) days of such notice from the Company, give notice to all of the Holders, in a manner provided in Section 1.6 of the Tax-Exempt Indenture, specifying that, unless a majority in principal amount of the Combined Exposure gives notice to the Senior Secured Parties objecting to such proposed issuance within the period expiring on the date that is seventy-five (75) days after such notice from the Company, the Company may issue such Subordinated Debt. Upon the objection of the Holders of not less than a majority in aggregate principal amount of the Outstanding Tax-Exempt Indenture Securities on or prior to the expiration of such period, the Tax-Exempt Indenture Trustee shall promptly (but in no event later than five (5) days after such notice to the Senior Secured Parties) furnish to the Collateral Agent a Senior Creditor Certificate directing the Collateral Agent, subject to receipt by the Collateral Agent of Senior Creditor Certificates from Senior Secured Parties holding or otherwise representing a majority in principal amount of the Combined Exposure to deliver to the Tax-Exempt Indenture Trustee the notice pursuant to
         Section 7.2(d) of the Intercreditor Agreement objecting to such proposed issuance.

                  (e) The Company shall not issue Subordinated Debt for Optional Modifications unless (i) the Company delivers to the Tax-Exempt Indenture Trustee an Officer's Certificate (together with an Independent Engineer Confirmation) certifying that such proposed Optional Modifications (A) are not reasonably likely to result in a Material Adverse Effect, (B) are technically feasible and (C) are not reasonably expected to materially and adversely affect the operation or reliability of the Energy Complex, (ii) the assets to be financed with such proposed issuance (and, to the extent a Lien can be granted therein under applicable Law, all tangible and intangible rights related to the construction, operation or ownership of such assets) will be subject to the Lien of the Security Documents and (iii) the Company provides to the Tax-Exempt Indenture Trustee a letter from two
         (2) Rating Agencies (then currently rating the Outstanding Tax-Exempt Indenture Securities) confirming that the proposed issuance of such Subordinated Debt and the obligations to be undertaken by the Company in connection with the facilities to be constructed with the proceeds will not, solely as a result thereof, result in any downgrading on the Outstanding Tax- Exempt Indenture Securities.

                  SECTION 4.18 Application of Proceeds from Sale of Tax- Exempt Bonds and First Mortgage Bonds. (a) Promptly upon issuance of the Tax-Exempt Bonds, the Company shall cause the proceeds thereof to be applied as contemplated by Section 6.1(a).

                  (b) Promptly upon receipt by the Company of the net proceeds from the sale of the First Mortgage Bonds, the Company shall (i) apply $190,000,000 to repay to Southern a bridge loan in the principal amount of $190,000,000 and distribute to the Company's owners $10,523,620, which, in turn, will be dividended to

Southern, (ii) repay to Southern Electric $200,000 representing certain costs incurred by Southern Electric associated with the offering of the First Mortgage Bonds and the Tax-Exempt Bonds, (iii) transfer $9,000,000 to the Collateral Agent for deposit into the Capital Budget Subaccount to finance Project Costs in accordance with the Capital Budget, (iv) apply $1,405,979 to pay outstanding attorneys' fees associated with the acquisition of the Energy Complex from Scott, (v) apply $9,552,623 to pay certain financing costs incurred in connection with the transactions contemplated by the Financing Documents, including certain financing costs incurred in connection with the offering of the Tax-Exempt Bonds and the First Mortgage Bonds, and (vi) apply $32,294,690 to pay breakage costs in connection with the termination of the interest hedging arrangements entered into in connection with the acquisition of the Energy Complex from Scott.

                  (c) Promptly upon receipt by the Company of the proceeds from any sale of Senior Securities (other than the First Mortgage Bonds) of any series (net of any underwriting commission) for purposes of (i) financing Optional Modifications or Required Modifications, the Company shall deposit all such proceeds into the Optional Modifications Subaccount or the Required Modifications Subaccount (as the case may be) for application in accordance with the Intercreditor Agreement or (ii) Replacement Debt or Refunding Debt (as the case may be), the Company shall apply such proceeds for such purposes.

                  SECTION 4.19 Restricted Payments. (a) The Company shall not make any Restricted Payments unless, in the case of any Restricted Payment proposed to be made on a Distribution Date, the Company delivers an Officer's Certificate to the Collateral Agent certifying that as of such Distribution Date
(i) no Event of Default has occurred and is continuing, and no breach of this
Section 4.19 then exists (whether or not such breach is a matured Event of Default), (ii) the Company is not insolvent and would not be rendered insolvent by the making of such proposed Restricted Payment and no Bankruptcy Event has occurred and is continuing in respect of either of the Mobile Energy Parties,
(iii) no ESA Blockage Event with respect to the Pulp Mill Owner or its Energy Services Agreement or its Mill has occurred and is continuing, (iv) the provisions of the Tax-Exempt Indenture, the Intercreditor Agreement and the Indenture relating to the funding of the Accounts established thereunder have been complied with as of such Distribution Date, and amounts on deposit in the Debt Service Reserve Account are equal to the Debt Service Reserve Account Required Balance, amounts on deposit in the Tax-Exempt Debt Service Reserve Account are equal to the Tax-Exempt Debt Service Reserve Account Required Balance and amounts on deposit in each of the other Accounts are equal to the then required balances (including, in the case of the Maintenance Reserve Account, the Maintenance Reserve Account Required Deposit with respect to the most recently completed Fiscal Quarter has been made), (v) no Mill Owner is then exercising Mill Owner Step-In Rights and (vi) neither of the Mobile Energy Parties shall be subject to regulation as to rates with respect to the provision of Processing Services, nor shall the revenues or other amounts received or receivable by the Company under the Project Contracts for the use of Processing Services or other services and facilities of the Energy Complex be subject to regulation, in either case by any Governmental Authority having jurisdiction over either of the Mobile Energy Parties under Federal, state or local law, unless the Company has provided a Revenue Sufficiency Certification (based upon and after giving effect to such regulation) to the Tax-Exempt Indenture Trustee upon the earlier of (A) the issuance of a binding order (which shall be final and not subject to review on appeal) of such Governmental Authority to the effect that either of the Mobile Energy Parties, or such revenues or other amounts, shall be subject to such regulation and (B) the application of regulation as to the rates, or revenues or other amounts, received or receivable by the Company under the Project Contracts, including the imposition of any order or other action by a Governmental Authority to the effect that such revenues and other amounts received or receivable by the Company shall be subject to refund.

                  (b) The Company shall not make any Restricted Payments permitted pursuant to Section 4.19(a) on any Distribution Date unless the Company provides an Officer's Certificate to the Collateral Agent certifying that as of such Distribution Date (i) the Senior Debt Service Coverage Ratio for the period consisting of the two (2) semi-annual payment periods immediately preceding such Distribution Date was equal to at least 1.25 to 1 and (ii) based upon projections prepared by the Company in accordance with Section 1.12 (which projections shall, at the request of the Collateral Agent, be reviewed by the Independent Engineer if the Senior Debt Service Coverage Ratio referred to below is less than 1.30 to 1), the Senior Debt Service Coverage Ratio for the period consisting of the current semi-annual payment period and the next succeeding semi-annual payment period is projected to be at least 1.25 to 1; provided, however, that notwithstanding the requirements of this Section 4.19(b), the Company shall be permitted to make Restricted Payments solely to fund an Income Tax Deficiency if the Company provides an Officer's Certificate to the Collateral Agent stating that (A) the Senior Debt Service Coverage Ratio for the period consisting of the two (2) semi-annual payment periods immediately prior to the Distribution Date was equal to at least 1.10 to 1 and (B) based upon projections prepared by the Company in accordance with Section 1.12, the Senior Debt Service Coverage Ratio for the period consisting of the current semi-annual payment period and the next succeeding semi-annual payment period is projected to be at least 1.10 to 1; provided further, however, that the historical tests set forth in clause (i) of this Section 4.19(b) and in clause (A) of the immediately preceding proviso (1) are not required to be satisfied on the first Distribution Date following the Closing Date and (2) are required to be satisfied only for the semi-annual payment period immediately preceding such Distribution Date on the second Distribution Date following the Closing Date.

                  SECTION 4.20 Casualty Proceeds; Eminent Domain Proceeds. The Company shall cause all Casualty Proceeds and Eminent Domain Proceeds to be deposited into the Loss Proceeds Account and applied in accordance with the provisions of this Agreement and the Intercreditor Agreement.

                  SECTION 4.21 Benefit Plan Liabilities. Neither of the Mobile Energy Parties shall, nor shall they permit any Person who is a member of a controlled group of corporations, or a group of trades or businesses under common control with the Company (within the meaning of Section 414 of the Code) to, (a) fail to fulfill its obligations under or to comply in any material respect with the requirements of ERISA or the Code with respect to any employee benefit plans, (b) seek a waiver of the minimum funding standard of Section 412 of the Code, (c) fail to make any contribution or payment to or in respect of any employee benefit plan required to be made by Law or by the terms of such plan, (d) make any amendment to any employee benefit plan that has resulted or should result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code or (e) incur any liability under Title IV of ERISA other than a liability to the Pension Benefit Guaranty Corporation for premiums under Section 4007 of ERISA, if as a result of any such event or conditions set forth in clauses (a) through (e) above, together with all such other events and conditions, either of the Mobile Energy Parties shall incur or be reasonably likely to incur, or any other member of such controlled group shall incur or be reasonably likely to incur any liability for which such Mobile Energy Party would be subject to, a liability that is material in relation to the financial position of such Mobile Energy Party.

                  SECTION 4.22 Maintenance of Tax-Exempt Project; Remodeling. The Company shall at all times cause the Tax-Exempt Project, and every element and unit thereof, to be maintained, preserved and kept in reasonable repair, working order and condition, and from time to time make all needful proper repairs and renewals thereto; provided, however, that, subject to Section 4.8, the Company may exercise all of its rights, powers, elections and options to cause the discontinuance of the operation of the Tax-Exempt Project, or any element or unit thereof, if, in the judgment of the Company, it is no longer advisable to operate the same, or if the Company intends to sell and dispose of the same and within a reasonable time shall endeavor to effectuate such sale or disposition.

                  Subject to Section 4.6, the Company, as agent for the IDB, may at its own expense cause the Tax-Exempt Project to be remodeled or cause substitutions, modifications and improvements to be made to the Tax-Exempt Project from time to time as it, in its discretion, may deem to be desirable for its uses and purposes, which shall be included under the terms of this Agreement as part of the Tax-Exempt Project. No modification of the Tax-Exempt Project shall be made, however, that would adversely affect the exemption from Federal income taxes of interest on the Tax-Exempt Indenture Securities.

                  SECTION 4.23 IDB's Access to Project. The IDB and its authorized representatives shall have the right, upon appropriate prior notice to the Company, to have reasonable access to the Tax- Exempt Project during normal business hours for the purpose of making examinations and inspections of the same.

                  SECTION 4.24 Tax Covenants. (a) The IDB and the Company mutually covenant for the benefit of the purchasers of the Tax-Exempt Indenture Securities that the Company will not, and the IDB will not knowingly, use the proceeds of the Tax-Exempt Indenture Securities, the earnings thereon and any other monies on deposit in any fund or account maintained in respect of the Tax-Exempt Indenture Securities (whether such monies were derived from the proceeds of the sale of the Tax-Exempt Indenture Securities or from other sources) in a manner that would cause the Tax-Exempt Indenture Securities to be "arbitrage bonds" within the meaning of Section 148 of the Code.

                  (b) The Company will not take or permit to be taken any action, including the making of any changes in the design, function, fuel mix or feedstock of the Tax-Exempt Project, that would have the effect, directly or indirectly, of subjecting interest on any of the Tax-Exempt Indenture Securities (excluding Tax-Exempt Indenture Securities held by a "substantial user" of the Tax-Exempt Project or a "related person" within the meaning of Section 147(a) of the Code and Tax-Exempt Indenture Securities in respect of which no opinion of Bond Counsel was delivered at the time of original issuance to the effect that interest thereon is exempt from Federal income taxation) to Federal income taxation.

                  (c) The Company shall at all times do and perform all acts and things necessary in order to assure that interest paid on the Tax-Exempt Indenture Securities (excluding any Tax-Exempt Indenture Securities in respect of which no opinion of Bond Counsel was delivered at the time of original issuance to the effect that interest thereon is exempt from Federal income taxation) shall be excludable from the gross income of the recipients thereof for purposes of Federal income taxation.

                  (d) In the event the IDB shall have been contacted by the Internal Revenue Service regarding the tax-exempt status of any of the Tax-Exempt Indenture Securities (excluding any Tax-Exempt Indenture Securities in respect of which no opinion of Bond Counsel was delivered at the time of original issuance to the effect that interest thereon is exempt from Federal income taxation), the IDB shall promptly notify the Company thereof. If the Internal Revenue Service shall call into question the tax-exempt status of such Tax- Exempt Indenture Securities, by commencing an audit or otherwise, the IDB hereby authorizes the Company to select tax counsel, which is reasonably satisfactory to the IDB, to represent the IDB in connection with such matter. The IDB hereby further agrees to take such lawful action and enter into any closing or settlement agreement as may be advised by tax counsel and requested by the Company. All costs and expenses of the IDB or that are otherwise incurred by the IDB in connection with any such proceeding shall be borne by the Company. As a condition to taking any action hereunder, the IDB may demand that the Company provide adequate assurance that such costs and expenses will be promptly paid or reimbursed.

                  SECTION 4.25 Company to Pursue Remedies Against Contractors. In the event of default of any contractor or subcontractor under any contract or purchase order made by the Company with respect to the Tax-Exempt Project, the Company, in its own name or as agent for the IDB, shall be entitled, either separately or in conjunction with others, to exhaust the remedies of the IDB or the Company against the contractor or subcontractor so in default and against its surety (if any) for the performance of such contract or purchase order. The Company shall advise the IDB of the steps it intends to take in connection with any such default and the Company shall pay all costs, fees and expenses incurred. The Company may, in its own name or in the name of the IDB, prosecute or defend any action or proceeding, or take any other action involving any such vendor, contractor, subcontractor or surety, that the Company deems reasonably necessary, and in such event the IDB will cooperate fully with the Company and will take all action necessary to effect the substitution of the Company for the IDB in any such action or proceeding. Any amounts recovered by way of damages, refunds, adjustments or otherwise in connection with the foregoing shall be paid to the Collateral Agent for deposit into the Revenue Account.

                  SECTION 4.26 Assignment, Sale, Leasing. Subject to Section 4.8, the Company's interest in this Agreement may be assigned in whole or in part, and the Tax-Exempt Project may be leased or the Company's interest in the Tax-Exempt Project may be sold as a whole or in part (whether a specific element or unit or an undivided interest), by the Company, subject, however, to the condition that no assignment, lease or sale shall relieve the Company from primary liability for its obligations to make the rental payments hereunder for the Tax-Exempt Project or for any other of its obligations hereunder.

                  After any such lease or sale of any element or unit of the Tax-Exempt Project, or any interest therein, such element or unit, or interest therein, shall no longer be deemed to be part of the Tax-Exempt Project for the purposes of this Agreement.

         The Company shall, within fifteen (15) days after the delivery thereof, furnish to the IDB and the Tax-Exempt Indenture Trustee a true and complete copy of the agreements or other documents effectuating any such assignment, lease or sale.

                  SECTION 4.27 Past Due Payments. In the event the Company shall fail to pay any amounts required to be paid hereunder, any such past due amounts shall bear interest at a rate, to the extent permitted by Law, equal to the then highest yield on any of the Outstanding Tax-Exempt Indenture Securities plus two percent (2%) from the date such payment was originally due to and including the date such payment is made.

                  SECTION 4.28 Continuing Disclosure Agreement. Each of the Mobile Energy Parties hereby covenants and agrees that it will comply with and carry out all of the provisions of the Continuing Disclosure Agreement applicable to such Mobile Energy Party.

                  SECTION 4.29 Mill Owner Maintenance Reserve Account. The Company hereby agrees that monies on deposit in or otherwise credited to (in accordance with the Mill Owner Maintenance Reserve Account Agreement) the Mill Owner Maintenance Reserve Account shall be used solely for Operation and Maintenance Costs or by the Mills as permitted by the Mill Owner Maintenance Reserve Account Agreement; provided, however, that, prior to a Trigger Event, such monies shall be used, as contemplated by the Mill Owner Maintenance Reserve Account Agreement, for payment to the Indenture Trustee for deposit into the Indenture Securities Account, to the Tax-Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account and to the Collateral Agent for deposit into the Working Capital Account, ratably based upon the respective amounts owing to each such Account, on the Monthly Transfer Date immediately preceding each Interest Payment Date or Principal Payment Date therefor, whenever, and to the extent that, the amount of monies on deposit (after giving effect to any monies to be deposited from the Revenue Account into any Account on such Monthly Transfer Date) in the Working Capital Facility Account, the Indenture Securities Account, the Tax-Exempt Indenture Securities Account, the Maintenance Reserve Account, each applicable Debt Service Reserve Account (if any), each applicable Tax-Exempt Debt Service Reserve Account (if any), the Distribution Account, the Subordinated Fee Account and the Subordinated Debt Account (including, in the case of the Maintenance Plan Funding Subaccount and the Distribution Account, the then Available Amount under any Reserve Account Security on deposit therein) are insufficient to make payments when due on the Senior Debt.

                                   ARTICLE V.

                         PREPAYMENT OF RENTAL PAYMENTS;
                           DETERMINATION OF TAXABILITY

                  SECTION 5.1 Mandatory Prepayments. The Company shall prepay the rental payments payable hereunder, in whole or in part, to the extent necessary to carry out the redemption of Tax-Exempt Indenture Securities as required by Article VI of the Tax-Exempt Indenture.

                  SECTION 5.2 Optional Prepayments. The Company may prepay amounts payable hereunder, in whole or in part, at any time, and any amounts so prepaid shall be applied to the redemption of Tax-Exempt Indenture Securities to the extent provided in, and permitted by, the Tax-Exempt Indenture and directed by the Company at the time of such prepayment.

                  SECTION 5.3 Determination of Taxability. Upon the occurrence of a Determination of Taxability with respect to any series of Tax-Exempt Indenture Securities, the Company shall be obligated, at its own expense, either to register the Outstanding Tax-Exempt Indenture Securities of such series under the Securities Act or to obtain an Opinion of Counsel acceptable to the IDB and addressed to the IDB and the Tax-Exempt Indenture Trustee to the effect that such registration is not required (unless the Tax- Exempt Indenture Securities of such series have been redeemed in accordance with their terms).


                                   ARTICLE VI.

                         OTHER AGREEMENTS AND COVENANTS

                  SECTION 6.1 Agreements of Parties. It is hereby agreed by and between the IDB and the Company that:

                  (a) The Company proposes to refinance the Tax-Exempt Project by causing the IDB to issue the Tax-Exempt Bonds and apply the principal proceeds thereof, together with other funds, to pay the 1984 Bonds, within the meaning of Article VIII of the 1984 Indenture and for all other purposes of the 1984 Indenture, and to redeem the 1984 Bonds thereafter, all for the purposes of fostering the industrial and business development of, and improving living conditions in, the jurisdiction of the IDB and otherwise contributing to the welfare of the State of Alabama and its inhabitants.

                  (b) This Agreement amends and restates the 1984 Lease, and the parties hereto hereby acknowledge, consent to, approve and ratify (i) the amendment and restatement of the 1984 Lease, as effectuated by this Agreement, (ii) the amendment and restatement of the 1984 Indenture, as effectuated by the Tax-Exempt Indenture, including the appointment of the Tax- Exempt Indenture Trustee as successor trustee to the trustee under the 1984 Indenture (provided that (A) the provisions of Article VIII of the 1984 Indenture shall survive with respect to the 1984 Bonds and (B) the trustee under the 1984 Indenture shall continue in such capacity with respect to the 1984 Bonds), (iii) the termination as of the date hereof of the Remarketing Agreement dated as of October 30, 1987 among the IDB, the Company (as assignee) and Goldman, Sachs & Co., as remarketing agent thereunder (subject to the survival of the provisions of Sections 4 and 5 thereof), and (iv) the termination of Scott's obligations under the 1984 Lease, the 1984 Indenture, and the 1984 Bonds and the fact that Scott shall have no obligations under this Agreement, the Tax-Exempt Indenture or the Tax-Exempt Indenture Securities.

                  (c) All of the Tax-Exempt Indenture Securities will be issued under the Tax-Exempt Indenture and will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Tax-Exempt Indenture, pursuant to which the IDB's interest in the Lease Documents and the revenues and receipts thereunder, including the rental payments hereunder, but subject to Section 1.14, will be pledged and conveyed to the Tax-Exempt Indenture Trustee or the Collateral Agent as security for payment of the principal of and premium, if any, and interest on the Tax-Exempt Indenture Securities.

                  (d) Nothing contained herein (including Section 6.1(b) hereof) shall be deemed or construed to restrict, waive or otherwise limit or modify the rights and obligations of any party under the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), which agreement remains in full force and effect.

                  SECTION 6.2 Indemnification. The Mobile Energy Parties hereby release the IDB, and agree to indemnify and hold harmless the IDB, from any liability, whether arising out of a tort, contractual or other claim of any nature whatsoever, including claims for any loss or damage to property, or any injury to or death of any person, that may be occasioned by any cause whatsoever pertaining to the acquisition, construction or operation of the Tax-Exempt Project, issuance of the Tax-Exempt Indenture Securities or the performance of this Agreement. If any such claim is asserted, the IDB will give prompt notice to the Mobile Energy Parties and the Mobile Energy Parties will assume the defense thereof, including the employment of counsel, and payment of all expenses and the right to negotiate and consent to settlement. The

IDB shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the IDB unless (i) employment of such counsel has been specifically authorized by the Mobile Energy Parties, (ii) the Mobile Energy Parties have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both the IDB and either of the Mobile Energy Parties and the IDB shall have been advised by counsel that there are actual or potential conflicting interests between the IDB and any other party represented by counsel that is proposed by the Mobile Energy Parties to represent the IDB, including any such conflicting interests arising from situations in which there are one (1) or more legal defenses available to it that are different from or additional to those available to the Mobile Energy Parties, and that representation of the IDB and the Mobile Energy Parties, by counsel employed by the Mobile Energy Parties, would be inappropriate under applicable standards of professional conduct (in which event the Mobile Energy Parties shall not have the right to assume the defense of such action on behalf of the IDB). The Mobile Energy Parties shall not be liable for any settlement of any such action affected without their consent, but if settled with the consent of the Mobile Energy Parties or if there is a final judgment for the plaintiff in any such action, the Mobile Energy Parties will indemnify and hold harmless the IDB from and against any loss or liability by reason of such settlement or judgment.

                  The term "IDB" in this Section 6.2 includes its members, officers, agents, employees and attorneys, in each case to the extent acting for or on behalf of the IDB.

                  The Mobile Energy Parties agree to indemnify each Authorized Agent for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on any of their parts arising out of or in connection with any of their duties under the Lease Documents, including each of their costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties thereunder. Insofar as such provisions may be applicable, each Authorized Agent shall enjoy the same protective provisions in the performance of their respective duties as are specified in Section 9.3 of the Tax-Exempt Indenture with respect to the Tax-Exempt Indenture Trustee. The provisions of this Section 6.2 shall survive the defeasance or termination of the Tax-Exempt Indenture.

                  The Mobile Energy Parties hereby irrevocably waive any claim that they may otherwise have at any time against the Tax- Exempt Indenture Trustee in the event that the Tax-Exempt Indenture Trustee shall (a) at the direction of Holders of not less than such percentage in principal amount of Tax-Exempt Indenture Securities as is specified in the Tax-Exempt Indenture, in accordance therewith, declare the Tax-Exempt Indenture Securities to be due and payable or
(b) when so directed, take any other action required to be taken by it under the Tax-Exempt Indenture at the direction of Holders of Tax-Exempt Indenture Securities.

                  SECTION 6.3 Payment of Expenses; Obligations under Tax- Exempt Indenture. The Mobile Energy Parties shall pay, or cause to be paid, all administration expenses and any out-of-pocket expenses of the IDB incurred in the performance of this Agreement and the other Lease Documents, including (a) the reasonable fees of its counsel, the Independent Engineer, the Independent Insurance Advisor, or any other consultant or advisor retained by the IDB in connection with the performance of its duties under the Lease Documents and (b) the expenses of the Tax-Exempt Indenture Trustee in connection with any actions taken by the Tax-Exempt Indenture Trustee to enforce any of the Lease Documents, including the reasonable fees and expenses of its counsel, the Independent Engineer, the Independent Insurance Advisor or any other consultant or advisor retained by the Tax-Exempt Indenture Trustee in connection with the performance of its duties under the Lease Documents, and agrees to perform all obligations set forth in the Tax-Exempt Indenture to be performed by the Mobile Energy Parties or by the Mobile Energy Parties on behalf of the IDB.

                  SECTION 6.4 Financing Statements. The Mobile Energy Parties shall file or cause to be filed all financing statements and continuation statements necessary to perfect the security interest of the Tax-Exempt Indenture Trustee in this Agreement and the Collateral Agent in the Revenues and the other Tax-Exempt Indenture Collateral.

                  SECTION 6.5 Limited Liability of IDB. THE TAX-EXEMPT INDENTURE SECURITIES ARE LIMITED OBLIGATIONS OF THE IDB, PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED FROM, AND CERTAIN ACCOUNTS CREATED UNDER, THIS AGREEMENT, THE TAX-EXEMPT INDENTURE AND THE INTERCREDITOR AGREEMENT. THE TAX-EXEMPT INDENTURE SECURITIES DO NOT AND SHALL NEVER CONSTITUTE AN INDEBTEDNESS OR OTHER LIABILITY OF THE STATE OF ALABAMA, THE CITY OF MOBILE, ALABAMA OR ANY POLITICAL SUBDIVISION OF THE STATE OF ALABAMA, WITHIN THE MEANING OF ANY CONSTITUTIONAL OR STATUTORY PROVISION WHATSOEVER. NEITHER THE FULL FAITH OR CREDIT OF THE STATE OF ALABAMA OR THE CITY OF MOBILE, ALABAMA, NOR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF ALABAMA, NOR THE IDB, WILL BE PLEDGED TO THE PAYMENT OF THE TAX-EXEMPT INDENTURE OR THE INTEREST THEREON, AND THE ISSUANCE OF THE TAX-EXEMPT INDENTURE SECURITIES WILL NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF ALABAMA, THE CITY OF MOBILE, ALABAMA OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE OF ALABAMA TO APPLY MONEY FOR, OR TO LEVY OR PLEDGE ANY FORM OF TAXATION WHATEVER TO THE PAYMENT OF, THE PRINCIPAL OF OR PREMIUM, IF ANY, OR INTEREST ON THE TAX-EXEMPT INDENTURE SECURITIES. THE IDB HAS NO TAXING POWER.

                  SECTION 6.6 Recording and Filing; Further Instruments. (a) The Mobile Energy Parties will cause to be filed all necessary financing statements related to this Agreement and the Tax-Exempt Indenture and all supplements hereto and thereto, and such other documents as may be, in the opinion of counsel reasonably acceptable to the Tax-Exempt Indenture Trustee, reasonably necessary to be kept and filed in such manner and in such places as may be required by law in order to preserve and protect fully the security of the owners of the Tax-Exempt Indenture Securities and the rights of the Tax-Exempt Indenture Trustee hereunder and under the Tax-Exempt Indenture.

                  (b) The IDB shall, upon the reasonable request of the Tax-Exempt Indenture Trustee or either of the Mobile Energy Parties, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to effectuate the purposes of this Agreement and the Tax-Exempt Indenture or any provision hereof or thereof; provided, however, that no such instruments or actions shall pledge the general credit or the full faith of the IDB, the City of Mobile, the State of Alabama or any other municipality or political subdivision thereof, or the taxing power of the City of Mobile, Alabama, the State of Alabama or any other municipality or political subdivision thereof.


                                  ARTICLE VII.

                           EVENTS OF DEFAULT; REMEDIES

                  SECTION 7.1 Events of Default. The term "Event of Default," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be affected by operation of law, or be pursuant to or in compliance with any applicable Law), and such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

                  (a) the Mobile Energy Parties shall fail to pay any rental payment required pursuant to Section 2.5 when the same becomes due and payable, for fifteen (15) or more days; or

                  (b) either of the Mobile Energy Parties shall fail to perform or observe any covenant or agreement contained in: (i) Section 4.4(e);
         (ii) Section 4.7(b) (insofar as such failure relates to matters specified in Section 4.8(b)(iv)); (iii) Section 4.8(b) (other than clause (v) thereof); (iv) Section 4.10; or (v) Section 4.19; or

                  (c) either of the Mobile Energy Parties shall fail to perform or observe any covenant or agreement contained in: (i)
         Section 4.2; (ii) Section 4.4(a); (iii) Section 4.5; (iv)

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



         Section 4.7(a); (v) Section 4.7(b) (insofar as such failure would reasonably be expected to have a Material Adverse Effect or relates to matters specified in Section 4.8(b)(v)); (vi) Section 4.8(a), 4.8(b)(v) or 4.8(c); (vii) Section 4.13; (viii) Section 4.14; (ix) Section 4.15;
         (x) Section 4.16; (xi) Section 3(e), 3(f), 3(g), 3(h), 3(i) or 3(j) of
         the Security Agreement; or (xii) Section 8, 10, 13, 14 or 15 of the Mortgage; and, in the case of clauses (i) through (xii) above, such failure shall continue uncured for thirty (30) or more days after either of the Mobile Energy Parties has knowledge of such failure; or

                  (d) either of the Mobile Energy Parties shall fail to perform or observe any covenant or agreement contained in: (i) Section 4.4(b); or (ii) Section 4.7(b) (insofar as such failure relates to matters specified in Section 4.8(b)(i) or 4.8(b)(iii)); and, in the case of clauses (i) and (ii) above, such failure continues for more than thirty
         (30) days after either of the Mobile Energy Parties has knowledge of such failure; provided, however, that if (and for so long as an Authorized Officer of either of the Mobile Energy Parties provides an Officer's Certificate certifying that) (A) such failure is capable of being remedied and either of the Mobile Energy Parties is diligently attempting to remedy such failure, (B) no other Event of Default has occurred and is continuing and (C) such failure would not have a Material Adverse Effect, then either of the Mobile Energy Parties may continue to effect such cure of the default for an additional sixty
         (60) days; or

                  (e) either of the Mobile Energy Parties shall fail to perform or observe any material covenant or agreement to be performed or observed by it under the provisions of this Agreement, the Tax-Exempt Indenture, the Security Agreement or the Mortgage (other than those referred to in Sections 7.1(a), (b), (c) and (d)) and such failure shall continue uncured for thirty (30) or more days after either of the Mobile Energy Parties has knowledge of such failure; provided, however, that if (and for so long as an Authorized Officer of either of the Mobile Energy Parties provides an Officer's Certificate certifying that) (i) such failure is capable of being remedied and either of the Mobile Energy Parties is diligently attempting to remedy such failure and (ii) no other Event of Default has occurred and is continuing, then either of the Mobile Energy Parties may continue to effect such cure of the default for an additional one hundred twenty (120) days; or

                  (f) any representation or warranty made by either of the Mobile Energy Parties herein or in any other Financing Document or in any certificate, financial statement or other document furnished to the Tax-Exempt Indenture Trustee or the Collateral Agent hereunder or thereunder shall prove to have been false or misleading in any respect as of the time made, confirmed or furnished and the inaccuracy has resulted or would reasonably be expected to result in a Material Adverse Effect and (if capable of being cured) such misrepresentation shall continue uncured for thirty
         (30) or more days after either of the Mobile Energy Parties has knowledge thereof; provided, however, that if (and for so long as an Authorized Officer of either of the Mobile Energy Parties provides an Officer's Certificate certifying that) (i) such failure is capable of being remedied and either of the Mobile Energy Parties is diligently attempting to remedy such misrepresentation and (ii) no other Event of Default has occurred and is continuing, either of the Mobile Energy Parties may continue to effect such cure of the misrepresentation, and such misrepresentation shall not be deemed an Event of Default, for an additional sixty (60) days; provided further, however, that if (and for so long as) (A) an Authorized Officer of either of the Mobile Energy Parties provides an Officer's Certificate certifying that such misrepresentation will not have a Material Adverse Effect and (B) the Tax-Exempt Indenture Trustee consents thereto, then either of the Mobile Energy Parties may continue to effect such cure of the misrepresentation beyond such additional sixty (60) days; or

                  (g) either of the Mobile Energy Parties shall fail to perform any obligation in respect of any Debt in an amount exceeding $5,000,000 and acceleration shall be declared with respect to such Debt; or

                  (h) with respect to any Project Contract to which the Company is a party: (i) such Project Contract is declared unenforceable by a Governmental Authority; (ii) any other party thereto terminates such Project Contract prior to its stated expiration or denies it has an obligation and substantially ceases performance thereunder (other than, in either case, in connection with a Mill Closure with respect to the Tissue Mill or the Paper Mill, if the Company has provided the Revenue Sufficiency Certification to the Collateral Agent); or (iii) any other party thereto defaults in respect of its obligations under such Project Contract; and, in the case of any event described in clauses (i), (ii) and (iii) above (other than with respect to the Pulp Mill Energy Services Agreement), such event would result in a Material Adverse Effect; provided, however, that none of such events shall be an Event of Default hereunder if within one hundred eighty (180) days from the occurrence of such an event, the Company shall have provided an Officer's Certificate certifying, together with an Independent Engineer Confirmation, to the Tax-Exempt Indenture Trustee that (A) such Project Contract and (if such Project Contract is an Energy Service Agreement) the applicable Mill Owner's obligations under the Master Operating Agreement have been reinstated on identical terms pursuant to the provisions of the Master Operating Agreement, provided that if the obligor thereunder is different from the obligor prior to such reinstatement, such obligor is reasonably capable of performing its obligations under such Project Contract or
         (B) the Company has satisfied the Event of Default Alternative Agreement Requirements with respect to such Project Contract; or

                  (i) (i) an Event of Default under any Working Capital Facility shall have occurred and be continuing and shall not have been waived by the Working Capital Facility Provider; (ii) an Event of Default under the Indenture shall have occurred and be continuing and shall not have been waived by the Indenture Trustee; (iii) an Event of Default under the Tax-Exempt Indenture shall have occurred and be continuing and shall not have been waived by the Tax-Exempt Indenture Trustee; or (iv) an Event of Default under any Security Document shall have occurred and be continuing and shall not have been waived; or

                  (j) a final and non-appealable judgment or judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against either of the Mobile Energy Parties, and the same shall not be stayed or discharged within thirty (30) days from the date of entry thereof; or

                  (k) at any time Southern shall fail to (i) continue to control, directly or indirectly, the management and operations of the Company (except if necessary to comply with applicable regulatory restrictions, including (if the Company elects, or the Members elect, to qualify the Energy Complex as a Qualifying Facility under PURPA) those imposed on Qualifying Facilities under PURPA and the rules promulgated thereunder) or (ii) maintain ownership, directly or indirectly, of at least fifty percent (50%) of the ownership interests in the Company; or

                  (l) at any time the Company shall fail to maintain Southern Electric or an Affiliate thereof as Operator, unless the Company provides a letter from any two (2) Rating Agencies (then currently rating the Outstanding Tax-Exempt Indenture Securities) confirming that the rating of such Tax-Exempt Indenture Securities will not be adversely affected by such failure; or

                  (m) any grant of a Lien contained in the Security Documents shall cease to be effective to grant a perfected Lien to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Company shall have ten
         (10) days from actual knowledge or constructive knowledge thereof to cure any such cessation; or

                  (n) a Bankruptcy Event in respect of either of the Mobile Energy Parties shall have occurred and be continuing;
         or

                  (o) if any Southern Guaranty is in effect with respect to any Reserve Account Security Account, a Bankruptcy Event in respect of Southern shall have occurred and be continuing, unless a Reserve Account Letter of Credit or cash in the amount of the then Available Amount under such Southern Guaranty is provided within fifteen (15) days of such Bankruptcy Event; or

                  (p) the failure by Southern to perform any of the "Guaranteed Obligations" under any Southern Guaranty and such failure shall continue for fifteen (15) or more days.

                  SECTION 7.2 Enforcement of Remedies. If one (1) or more Events of Default shall have occurred and be continuing and, in accordance with the terms of the Tax-Exempt Indenture, the Tax- Exempt Indenture Securities shall have been declared to be or become immediately due and payable pursuant to any provision of the Tax-Exempt Indenture, then:

                  (a) All rental payments hereunder shall, without further action, become and be immediately due and payable, anything herein to the contrary notwithstanding. Upon such acceleration of the rental payments hereunder, the Mobile Energy Parties shall pay an amount sufficient to enable the Tax-Exempt Indenture Trustee to pay the aggregate principal amount of the Outstanding Tax-Exempt Indenture Securities and all interest and premium, if any, on the Tax-Exempt Indenture Securities then due and to become due to the date of payment of the Tax-Exempt Indenture Securities. In addition, the Mobile Energy Parties shall pay all fees and expenses of the Tax-Exempt Indenture Trustee accrued and to accrue through the date of such acceleration, including the reasonable fees and expenses of counsel to the Tax-Exempt Indenture Trustee. The Tax-Exempt Indenture Trustee shall rescind any such declaration of acceleration of the rental payments under this Agreement concurrently with any rescission of acceleration of the Tax-Exempt Indenture Securities pursuant to Section 8.2 of the Tax-Exempt Indenture.

                  (b) The Collateral Agent, on behalf of the Tax-Exempt Indenture Trustee and the other Senior Secured Parties, may exercise through the Collateral Agent all remedies provided in the Mortgage, the Security Agreement and the Intercreditor

         Agreement, subject to the terms of the Intercreditor Agreement.

                  (c) The Tax-Exempt Indenture Trustee, on behalf of the IDB, may inspect, examine and make copies of the books and records and any and all accounts and data of the Mobile Energy Parties relating to the use and operation of the Energy Complex.

                  (d) Subject to the provisions of the Intercreditor Agreement and to the extent not prohibited by applicable Law, the Tax-Exempt Indenture Trustee, on behalf of the IDB, may take all other actions and pursue all other remedies available under any other contract or agreement or otherwise by statute, at Law or in equity, whether or not inconsistent with the foregoing, that may appear necessary or appropriate to collect the sums then due and thereafter to become due from the Mobile Energy Parties by reason of this Agreement, or to enforce specific performance and observance of any obligation, agreement or contract of the Mobile Energy Parties under this Agreement.

Any amounts collected pursuant to action taken pursuant to this Section 7.2 shall be applied in accordance with the provisions of the Tax-Exempt Indenture.

                  SECTION 7.3 Remedies Cumulative; Delay or Omission Not a Waiver. To the extent permitted by law each and every right, power and remedy herein specifically given to the IDB (or the Tax- Exempt Indenture Trustee acting on its behalf) shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the IDB (or the Tax-Exempt Indenture Trustee acting on its behalf) and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the IDB (or the Tax-Exempt Indenture Trustee acting on its behalf) in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver by the IDB (or the Tax-Exempt Indenture Trustee acting on its behalf) of any default on the part of either of the Mobile Energy Parties or to be an acquiescence therein. (In order to entitle the IDB to exercise any remedy reserved to it in this Article VII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required. Such rights and remedies as are granted the IDB hereunder shall also extend to the Tax-Exempt Indenture Trustee, and the Tax-Exempt Indenture Trustee and the Holders of Tax-Exempt Indenture

Securities shall be deemed to be third party beneficiaries of all covenants and agreements herein contained.)

                  SECTION 7.4 Reimbursement of Attorneys' Fees. If either of the Mobile Energy Parties shall default under any of the provisions hereof and the IDB or the Tax-Exempt Indenture Trustee shall employ attorneys or incur other reasonable expenses for the collection of payments due hereunder or for the enforcement of performance or observance of any obligation or agreement on the part of the Mobile Energy Parties contained herein, the Mobile Energy Parties will on demand therefor reimburse the IDB or the Tax-Exempt Indenture Trustee, as the case may be, for the reasonable fees of such attorneys and such other reasonable expenses so incurred.

                  SECTION 7.5 Waiver of Breach. In the event any obligation created hereby shall be breached by any of the parties and such breach shall thereafter be waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. In view of the assignment of certain of the IDB's rights and interest hereunder to the Tax-Exempt Indenture Trustee, the IDB shall have no power to waive any default hereunder by the Mobile Energy Parties in respect of such rights and interest without the consent of the Tax-Exempt Indenture Trustee, and the Tax-Exempt Indenture Trustee may exercise any of the rights of the IDB hereunder.

                  SECTION 7.6 Unforeseen Requirements. The Mobile Energy Parties may take any action under this Agreement, whether or not specifically stated herein, without the consent of Holders of the Tax-Exempt Indenture Securities but with the consent of the Tax-Exempt Indenture Trustee and Bond Counsel to (a) avoid a potential Determination of Taxability or (b) obtain, upgrade or maintain any rating of the Tax-Exempt Indenture Securities.

                  SECTION 7.7 Intercreditor Agreement. Simultaneously with the execution and delivery of this Agreement, the IDB and the Tax-Exempt Indenture Trustee shall enter into the Intercreditor
Agreement on behalf of itself and, in the case of the Tax-Exempt
Indenture Trustee, all Holders of any of the Outstanding Tax-Exempt
Securities and all future Holders of Tax-Exempt Indenture
Securities. Notwithstanding any other provision of this Agreement to the contrary, all rights, powers and remedies available to the Tax-Exempt Indenture Trustee, the IDB, the Holders of any of the Outstanding Tax-Exempt Indenture Securities and all future Holders of any of the Tax-Exempt Indenture Securities or the Tax-Exempt
Indenture Trustee, with respect to the Shared Collateral, or otherwise pursuant to the Security Documents, shall be subject to the Intercreditor Agreement, including, in all cases, the ability to enforce any remedy other than remedies specified in Section 7.2 of this Agreement. To the extent that the Collateral Agent has been authorized to exercise any such rights, powers and remedies under the Intercreditor Agreement, any right given to the Tax- Exempt Indenture Trustee hereunder to exercise any remedy with respect to the Shared Collateral shall, during such time as the Intercreditor Agreement is in effect, be a right of the Tax-Exempt Indenture Trustee to direct the Collateral Agent to take such action to the extent set forth in the Intercreditor Agreement.


                                  ARTICLE VIII.

                                    GUARANTY

                  SECTION 8.1 Guaranty of Payment and Performance. Mobile Energy hereby (a) guarantees to the IDB for its own benefit and the benefit of the Tax-Exempt Indenture Trustee and the Holders of Tax-Exempt Indenture Securities from time to time the due and punctual payment, observance and performance of all of the Guaranteed Obligations in accordance with their respective terms and when and as due (whether at maturity of the Tax-Exempt Indenture Securities, by reason of acceleration or otherwise), or deemed to be due pursuant to Section 8.2, and (b) agrees so to pay, observe or perform the same when so due, or deemed to be due, upon demand.

                  SECTION 8.2 Continuance and Acceleration of Guaranteed Obligations upon Certain Events. If (a) any Event of Default described in
Section 7.1(n) shall have occurred and be continuing, (b) any injunction, stay or the like that enjoins any acceleration, or demand for the payment, observance or performance, of any Guaranteed Obligations that would otherwise be required or permitted under the Security Documents shall become effective or (c) any Guaranteed Obligations shall be or be determined to be or become discharged, disallowed, invalid, illegal, void or otherwise unenforceable (whether by operation of any present or future law or by order of any Governmental Authority) against the Company then (i) such Guaranteed Obligations shall, for all purposes of this Agreement, be deemed (A) in the case of clause (c) above, to continue to be outstanding and in full force and effect notwithstanding the unenforceability thereof against the Company, and (B) if such is not already the case, to have thereupon become immediately due and payable and to have commenced bearing interest at the rate equal to the then highest yield on any of the Outstanding Securities plus two percent (2%) and (ii) the IDB may, with respect to such Guaranteed Obligations, exercise all of the rights and remedies hereunder that would be available to it during an Event of Default.

                  SECTION 8.3 Recovered Payments. The Guaranteed Obligations shall be deemed not to have been paid, observed or performed, and Mobile Energy's obligations under this Guaranty in respect thereof shall continue and not be discharged, to the extent that any payment, observance or performance thereof by the Company or any other guarantor, or out of the proceeds of any collateral, is recovered from or paid over by or for the account of the IDB or the Tax-Exempt Indenture Trustee for any reason, including as a preference or fraudulent transfer or by virtue of any subordination (whether present or future or contractual or otherwise) of the Guaranteed Obligations, whether such recovery or payment over is effected by any judgment, decree or order of any Governmental Authority, by any plan of reorganization or by settlement or compromise by the IDB or the Tax-Exempt Indenture Trustee (whether or not consented to by either of the Mobile Energy Parties or any other guarantor) of any claim for any such recovery or payment over. To the extent not prohibited by applicable Law, Mobile Energy hereby expressly waives the benefit of any applicable statute of limitations and agrees that it shall be liable hereunder with respect to any Guaranteed Obligation whenever such a recovery or payment over thereof occurs.

                  SECTION 8.4 Evidence of Guaranteed Obligations. The records of the Tax-Exempt Indenture Trustee shall be conclusive evidence (absent manifest error) of the Guaranteed Obligations and of all payments, observances and performances in respect thereof.

                  SECTION 8.5 Binding Nature of Certain Adjudications. Mobile Energy shall be conclusively bound by the adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way related to, any of the Guaranteed Obligations, and by a judgment, award or decree entered therein, if Mobile Energy shall have had the right, or shall have been given the opportunity, to participate in such action or proceeding and shall have been given notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

                  SECTION 8.6 Nature of Mobile Energy's Obligations. Mobile Energy's obligations hereunder (a) are absolute and unconditional, (b) are unlimited in amount, (c) constitute a guaranty of payment and performance and not a guaranty of collection, (d) are as primary obligor and not as a surety only, (e) shall be a continuing guaranty of all present and future Guaranteed Obligations and all promissory notes and other documentation given in extension or renewal or substitution for any of the Guaranteed Obligations and (f) shall be irrevocable.

                  SECTION 8.7 No Release of Mobile Energy. The obligations of Mobile Energy under this Guaranty shall not be reduced, limited or terminated, nor shall Mobile Energy be discharged from any thereof, for any reason whatsoever (other than, subject to Sections 8.3 and 8.12, the payment, observance and performance of the Guaranteed Obligations), including (and whether or not the same shall have occurred or failed to occur once or more than once and whether or not Mobile Energy shall have received notice thereof): (a) (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, in each case the Guaranteed Obligations;
(b) (i) any failure to obtain any release, composition or settlement of, (ii) any amendment or modification of any of the terms and provisions of, (iii) any subordination of or (iv) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, in each case any guaranties of the Guaranteed Obligations; (c) (i) any failure to obtain any release of, (ii) any failure to protect or preserve, (iii) any release, compromise, settlement or extension of the time of payment of any obligations constituting, (iv) any failure to perfect or maintain the perfection or priority of any Lien upon, (v) any subordination of any Lien upon or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, in each case any collateral now or hereafter securing the Guaranteed Obligations or any other guaranties thereof; (d) any termination of or change in any relationship between Mobile Energy and the Company, including any such termination or change resulting from a change in the ownership of Mobile Energy or the Company or from the cessation of any commercial relationship between Mobile Energy and the Company; (e) any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to the IDB or the Tax-Exempt Indenture Trustee, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by the IDB or the Tax-Exempt Indenture Trustee, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment and (iii) any election by the IDB or the Tax-Exempt Indenture Trustee in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of such Code; and (f) any other act or failure to act or any other event or circumstance that (i) varies the risk of Mobile Energy under this Guaranty or (ii) but for the provisions hereof, would, as a matter of statute or rule of law or equity, operate to reduce, limit or terminate the obligations of Mobile Energy hereunder or discharge Mobile Energy from any thereof.

                  SECTION 8.8 Certain Waivers. Mobile Energy waives (a) any requirement, and any right to require, that any right or power be exercised or any action be taken against the Company, any other guarantor or any collateral for the Guaranteed Obligations or any guaranty thereof, (b) all defenses to, and all setoffs, counterclaims and claims of recoupment against, the Guaranteed Obligations that may at any time be available to the Company or any guarantor, (c) (i) notice of acceptance of and intention to rely on this Guaranty, (ii) notice of the issuance of any Tax-Exempt Indenture Securities under the Tax-Exempt Indenture and of the incurrence or renewal of any other Guaranteed Obligations, (iii) notice of any of the matters referred to in
Section 8.7 and (iv) all other notices that may be required by Law or otherwise to preserve any rights against Mobile Energy under this Guaranty, including any notice of default, demand, dishonor, presentment and protest, (d) diligence, (e) any defense based upon, arising out of or in any way related to (i) any claim that any sale or other disposition of any collateral for the Guaranteed Obligations or any guaranty thereof was not conducted in a commercially reasonable fashion or that a public sale, should the IDB, the Tax-Exempt Indenture Trustee or the Collateral Agent (as the case may be), have elected to so proceed, was, in and of itself, not a commercially reasonable method of sale,
(ii) any claim that any election of remedies by the IDB, the Tax-Exempt Indenture Trustee or the Collateral Agent (as the case may be) including the exercise by the IDB, the Tax-Exempt Indenture Trustee or the Collateral Agent (as the case may be), of any rights against any collateral, impaired, reduced, released or otherwise extinguished any right that Mobile Energy might otherwise have had against the Company or any other guarantor or against any collateral, including any right of subrogation, exoneration, reimbursement or contribution or right to obtain a deficiency judgment, (iii) any claim based upon, arising out of or in any way related to any of the matters referred to in Section 8.7 and (iv) any claim that this Guaranty should be strictly construed against the Tax-Exempt Indenture Trustee and (f) ALL OTHER DEFENSES UNDER APPLICABLE LAW THAT WOULD, BUT FOR THIS CLAUSE (f), BE AVAILABLE TO MOBILE ENERGY AS A DEFENSE AGAINST OR A REDUCTION OR LIMITATION OF ITS OBLIGATIONS HEREUNDER.

                  SECTION 8.9 Independent Credit Evaluation. Mobile Energy has independently, and without reliance on any information supplied by the IDB or the Tax-Exempt Indenture Trustee, taken, and will continue to take, whatever steps it deems necessary to evaluate the financial condition and affairs of the Company, and the IDB and the Tax-Exempt Indenture Trustee shall have no duty to advise Mobile Energy of information at any time known to them regarding such financial condition or affairs.

                  SECTION 8.10 Subordination of Rights Against Company, Other Guarantors and Collateral. All rights that Mobile Energy may at any time have against the Company, any other guarantor or any collateral for the Guaranteed Obligations or any guaranty thereof (including rights of subrogation, exoneration, reimbursement and contribution and whether arising under Law or otherwise), and all obligations that the Company or any other guarantor may at any time have to Mobile Energy, Mobile Energy's obligations hereunder or any payment made are hereby expressly subordinated to the prior payment, observance and performance in full of the Guaranteed Obligations and any other such guaranty. Mobile Energy shall not enforce any of the rights, or attempt to obtain payment or performance of any of the obligations, subordinated pursuant to this Section 8.10 until the Guaranteed Obligations have been paid, observed and performed in full, except that such prohibition shall not apply to routine acts, such as the giving of notices and the filing of continuation statements, necessary to preserve any such rights. If any amount shall be paid to or recovered by Mobile Energy (whether directly or by way of setoff, recoupment or counterclaim) on account of any right or obligation subordinated pursuant to this Section 8.10, such amount shall be held in trust by Mobile Energy for the benefit of the IDB and the Tax-Exempt Indenture Trustee, not commingled with any of Mobile Energy's other funds and forthwith paid over to the Tax-Exempt Indenture Trustee, in the exact form received, together with any necessary endorsements, to be applied and credited against, or held as security for, the Guaranteed Obligations and the obligations of Mobile Energy hereunder. Notwithstanding the foregoing, nothing herein shall restrict or otherwise limit the ability of Mobile Energy to receive monies distributed to it by the Collateral Agent pursuant to Section 3.11 of the Intercreditor Agreement, which monies need not be held in trust by Mobile Energy.

                  SECTION 8.11 Payments by Mobile Energy. (a) All payments due to the IDB or the Tax-Exempt Indenture Trustee hereunder shall be made to the Tax-Exempt Indenture Trustee at the Corporate Trust Office or at such other address the Tax-Exempt Indenture Trustee may designate by notice to Mobile Energy. A payment shall not be deemed to have been made on any day unless such payment has been received by the Tax-Exempt Indenture Trustee at the required place of payment, in lawful money of the United States of America in funds immediately available to the Tax-Exempt Indenture Trustee.

                  (b) All payments due the IDB or the Tax-Exempt Indenture Trustee under this Guaranty, and all of the other terms, conditions, covenants and agreements to be observed and performed by Mobile Energy under this Guaranty, shall be made, observed or performed by Mobile Energy without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether, in any case, in respect of an obligation owed by the IDB or the Tax-Exempt Indenture Trustee to Mobile Energy, the Company or any other guarantor and, in the case of a counterclaim, whether sounding in tort, contract or otherwise) or tax.

                  (c) Mobile Energy hereby authorizes the Tax-Exempt Indenture Trustee, if and to the extent any amount payable by Mobile Energy under this Guaranty is not otherwise paid when due, to charge such amount against any or all of the accounts of Mobile Energy with the Tax-Exempt Indenture Trustee or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with Mobile Energy remaining liable for any deficiency.

                  (d) Whenever any payment to the IDB or the Tax-Exempt Indenture Trustee under this Article VIII would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day. If the date any payment hereunder is due is extended (whether by operation of this Agreement, Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

                  SECTION 8.12 Continuance of Guaranty; Survival. The obligations of Mobile Energy and the rights of the IDB and the Tax- Exempt Indenture Trustee under Article VIII of this Agreement shall continue in full force and effect until the payment, observance and performance in full of the Guaranteed Obligations.

                  SECTION 8.13 Assignments and Participations; Assignments. Mobile Energy may not assign any of its rights or obligations under this Guaranty without the prior written consent of the Tax-Exempt Indenture Trustee, and no assignment of any such obligation shall release Mobile Energy therefrom unless the Tax- Exempt Indenture Trustee shall have consented to such release in a writing specifically referring to the obligation from which Mobile Energy is to be released.

                  SECTION 8.14 Benefit and Enforcement. This Guaranty is given for the benefit of the IDB, the Tax-Exempt Indenture Trustee and, subject to the terms and conditions set forth herein, the Holders from time to time of the Tax-Exempt Indenture Securities, all of whom shall be entitled in the same manner as set forth herein to enforce performance and observance of this Guaranty.


                                   ARTICLE IX.

                                LIMITED RECOURSE

                  Satisfaction of the obligations of the Mobile Energy Parties (including pursuant to the Guaranty) under this Agreement for the making of rental payments, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the assets of the Mobile Energy Parties. No recourse shall be had to (a) any assets or properties of the Members (other than Mobile Energy as provided in Article
VIII) or of the stockholders of Mobile Energy, other than their respective interests in the Tax-Exempt Securities Collateral, if any, (b) any Member (other than Mobile Energy as provided in Article VIII) or (c) any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in the Maintenance Plan Funding Subaccount or the Distribution Account, Southern) and in the event of any non-performance by either of the Company or Mobile Energy of its obligation to make rental payments, or any part thereof, or for any claim based thereon or otherwise in respect thereof, no judgment for any deficiency upon the obligations of either of the Company or Mobile Energy under this Agreement, for the making of rental payments, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the IDB, the Holders, the Tax-Exempt Indenture Trustee or the Collateral Agent against any Member (other than Mobile Energy as provided in Article VIII) or any Affiliate, incorporator, stockholder, partner, member, officer, director or employee of any Member or of the Company (other than the Mobile Energy Parties and, in respect of any Southern Guaranty on deposit in the Maintenance Plan Funding Subaccount or the Distribution Account, Southern). Notwithstanding anything in this Article IX to the contrary, (i) satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company, (ii) nothing contained herein, in the Tax-Exempt Indenture or in the Tax-Exempt Indenture Securities shall limit or otherwise prejudice in any way the right of the IDB, the Tax-Exempt Indenture Trustee, the Collateral Agent or any Holder to proceed against any Person whomsoever (A) with respect to the enforcement of such Person's obligations under any Project Document (including the Guaranty and any Southern Guaranty) to which such Person is a party or limit or otherwise prejudice in any way the right of the IDB, the Holders, the Tax-Exempt Indenture Trustee or the Collateral Agent to proceed against such Person with respect to the enforcement of such obligations or (B) to the extent necessary to realize upon the Tax-Exempt Indenture Securities Collateral granted hereunder or under the Security Documents and (iii) any limitations of liability herein shall not apply to any Person if and to the extent that such Person commits fraud or wilful misrepresentations, including those contained in Officer's Certificates issued from time to time.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed, and their seals to be hereunto affixed and attested, by their respective officers thereunto duly authorized as of the day and year first above written.


[Seal]                    MOBILE ENERGY SERVICES COMPANY, L.L.C.
Attest:

/s/                           By: /s/
Assistant Secretary          Name:Christoper J. Kysar
                             Title: Vice President


[Seal]                    MOBILE ENERGY SERVICES HOLDINGS, INC.
Attest:

                          By:
                            /s/
   /s/                    Name: Christoper J. Kysar
Assistant Secretary       Title:Vice President




[Seal]                    THE INDUSTRIAL DEVELOPMENT BOARD
                              OF THE CITY OF MOBILE, ALABAMA
Attest:

                          By:
                            /s/
   /s/                    Name:              Clarence M. Boll, Jr.
Secretary                 Title:             Vice President of the Board
                                             of Director

STATE OF          NEW YORK                  )
                                            ) ss.:
COUNTY OF         NEW YORK                  )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Christopher Kysar whose name as Vice President of Mobile Energy Services Company, L.L.C., an Alabama limited liability company, is signed to the foregoing Amended and Restated Lease and Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said limited liability company.

                  Given under my hand and seal this the 23rd day of August, 1995.


                                   /s/                              (seal)
                                            Notary Public




STATE OF          NEW YORK                  )
                                            ) ss.:
COUNTY OF         NEW YORK                  )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Christopher Kysar whose name as Vice President of Mobile Energy Services Holdings, Inc., an Alabama corporation, is signed to the foregoing Amended and Restated Lease and Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

                  Given under my hand and seal this the 23rd day of August, 1995.


                                       /s/                               (seal)
                                            Notary Public

STATE OF          ALABAMA                   )
                                            ) ss.:
COUNTY OF         MOBILE                    )

                  I, the undersigned Notary Public in and for said County in said State, hereby certify that Clarence Boll, Jr. whose name as Vice Chairman of The Industrial Development Board of the City of Mobile, Alabama, a public corporation organized under the laws of the State of Alabama, is signed to the foregoing Amended and Restated Lease and Agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said public corporation.

                  Given under my hand and seal this the 17th day of August, 1995.



                                       /s/                               (seal)
                                            Notary Public

                                                                   Appendix A



                                  DEFINED TERMS

         For purposes of any Financing Document (as defined herein), terms used in such Financing Document (including terms used herein) that are not otherwise defined therein shall have the following meanings, subject to any provisions contained in such Financing Document that affect the construction or interpretation of such terms. Except as otherwise expressly provided in any such Financing Document, if and to the extent that such Financing Document shall be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms and provisions thereof, this Appendix A shall be, or be deemed to have been, amended, restated, supplemented or otherwise modified concurrently with the execution and delivery of such amendment, restatement, supplement or other modification in order to conform the terms herein and therein, mutatis mutandis, to the terms set forth in or required by such amendment, restatement, supplement or other modification.

         Except as otherwise expressly provided in any such Financing Document:

                  (a) the terms used in such Financing Document have the meanings assigned to them in this Appendix A and include the plural as well as the singular; provided, however, that, in the case of the Indenture, all such terms that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  (b) (i) all accounting terms not otherwise defined in such Financing Document have the meanings assigned to them, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), under such Financing Document shall be prepared and (iii) all calculations made for the purpose of determining compliance with such Financing Document shall (except as otherwise expressly provided herein) be made, in the case of clauses (i), (ii) and (iii) above, in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be), and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing) with that used in the preparation of the then most recent corresponding financial statements furnished under such Financing Document to the Collateral Agent or any Senior Secured Party, or any other Person (as the case may be);

                  (c) all references in such Financing Document to any designated "Article," "Section," "Appendix," "Schedule," "Exhibit" and other subdivision are to the designated Article, Section, Appendix, Schedule, Exhibit and other subdivision, respectively, of such Financing Document;

                  (d) all references in such Financing Document to (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to such Financing Document as a whole and not to any particular Article, Section or other subdivision and (ii) the term "this Agreement" or "this Indenture" means such Financing Document as a whole, including Appendices, Schedules and Exhibits thereto;

                  (e) all references in such Financing Document to any Project Document or other Contract defined or referred to therein shall include such Contract (and, in the case of the Senior Securities or any other instrument, any other instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified, or as such Contract may have been replaced (including (i) in the case of an Energy Services Agreement or the Master Operating Agreement, any replacement Contract therefor then satisfying the Restricted Payment Alternative Agreement Requirements with respect thereto and (ii) in the case of any Project Contract, any replacement Contract therefor then satisfying the Event of Default Alternative Agreement Requirements with respect thereto), from time to time;

                  (f) all references in such Financing Document to any Person (including any of its capacities) shall include the permitted successors and assigns of such Person (including in such capacity) in accordance with the terms of such Financing Document and the other Project Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

                  (g) all references in such Financing Document to any Law shall include such Law or any successor Law as amended, supplemented or otherwise modified and in effect from time to time, and any other Law in substance substituted therefor;

                  (h) any item or list of items set forth following the word "including," "include" or "includes" in such Financing Document is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are "included," such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are "included" are limited to such item or items similar to such items;

                  (i) all references in such Financing Document to the Collateral Agent, the Indenture Trustee, the Tax-Exempt

         Indenture Trustee, the IDB or the Working Capital Facility Provider shall be deemed to refer to each such Person however designated in the Financing Documents so that (i) references to rights or duties of the Collateral Agent under such Financing Document shall be deemed to include the rights or duties of such Person as the "Secured Party" under the Security Agreement and as the "Mortgagee" under the Mortgage,
         (ii) references to rights or duties of the Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement, (iii) references to rights or duties of the Tax-Exempt Indenture Trustee under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement and (iv) references to rights or duties of the Working Capital Facility Provider under such Financing Document shall be deemed to include the rights or duties of such Person as a "Senior Secured Party" under the Intercreditor Agreement; provided, however, that, if such Financing Document is (A) the Security Agreement, references to rights or duties of the "Secured Party" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent, (B) the Mortgage, references to rights or duties of the "Mortgagee" thereunder shall be deemed to include the rights or duties of such Person as the Collateral Agent and (C) the Working Capital Facility, references to rights or duties of the "Agent" thereunder or a Lender shall be deemed to include the rights or duties of such Person as the Working Capital Facility Provider;

                  (j) all terms defined in such Financing Document shall have the meanings therein ascribed to them when used in any certificate, opinion or other document delivered pursuant thereto and, in the case of the Indenture and the Tax-Exempt Indenture, in the Senior Securities;

                  (k) all references in such Financing Document to the knowledge of any Person that is a corporation, limited liability company or partnership, or any other Person that is not an individual, with respect to any subject or event (including the occurrence or non-occurrence of any circumstance, the failure to perform or observe, or the satisfaction of, any covenant or agreement or the pending or threatened nature of any action) shall be deemed to mean that an Authorized Officer of such Person (or, if such Person is the Company, the Plant Manager thereof) has actual knowledge or awareness of such subject or event or when notice of such subject or event shall have been given, or deemed to have been given, to such Person in accordance with the provisions of such Financing Document; and

                  (l) all references in such Financing Document to the Project Contracts shall be deemed to exclude any Project Contract (and the Consent to Assignment (if any) with respect thereto) (i) after the date on which such Project

         Contract (A) may have been terminated in accordance with Section 5.10 of the Indenture or Section 4.10 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), (B) shall have reached its stated termination date (if any) or (C) (other than in the case of the Energy Services Agreements and the Master Operating Agreement in connection with a Mill Closure) shall have been fully and finally performed by all parties thereto and (ii) after the date of any disposition of the Company's rights and obligations under such Project Contract in accordance with Section 5.8 of the Indenture or Section 4.8 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility), except, in the case of clauses (i) and (ii) above, if and to the extent that any provisions of such Project Contract so excluded provide that the rights and obligations of any Person that is a party to such Contract shall survive the termination thereof.

         "Accounts" means, collectively, the Intercreditor Agreement Accounts, the Indenture Accounts and the Tax-Exempt Indenture
Accounts.

         "Act" has the meaning specified (a) in the case of any Holder of Indenture Securities, in Section 1.4 of the Indenture and (b) in the case of any Holder of Tax-Exempt Indenture Securities, in Section 1.4 of the Tax-Exempt Indenture.

         "Additional Available Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies neither constituting Revenues nor otherwise required (except pursuant to the provisions of Section 3.10 of the Intercreditor Agreement) to be deposited into any Account that are deposited into the Loss Proceeds Account as other amounts available to the Company and necessary for the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of securities or partnership or other ownership interests or by contract or otherwise. Notwithstanding the foregoing, Southern, Mobile Energy, Southern Electric, the Operator and each Person owning, directly or indirectly, five percent (5%) or more of the membership interests in the Company shall be deemed to be an Affiliate of the Company.

         "Affiliate Subordinated Debt" means any unsecured, subordinated loan or loans to the Company from any of its Affiliates pursuant to a Subordinated Loan Agreement, fully subordinated as to payment and exercise of remedies and payable only from monies otherwise distributable by the Company from the Distribution Account in accordance with the Intercreditor Agreement.

         "Aggregate Demand" has the meaning specified in the Master Operating Agreement.

         "Alabama Act" means Ala. Code ss. 11-54-80 to ss. 11-54-101.

         "Annual Budget" means the operating plan and budget for the Energy Complex developed by the Company for operation of the Energy Complex for any Fiscal Year, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Approved Institutional Investor" has the meaning specified (a) in the case of the Tax-Exempt Bonds, in the Limited Offering Memorandum dated August 17, 1995 relating to the initial offering thereof and (b) in the case of any other Tax-Exempt Indenture Securities, in any other offering memorandum relating to the initial offering of such Tax-Exempt Indenture Securities.

         "Articles of Organization" means the Articles of Organization of the Company dated July 13, 1995.

         "Authenticating Agent" means any Person acting as Authenticating Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Authorized Agent" means any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or the Company or the IDB (as the case may be) in accordance with the Indenture or the Tax-Exempt Indenture (as the case may be) to perform any function that such indenture authorizes such agent to perform.

         "Authorized Officer" means (a) in the case of a corporation (including Mobile Energy) or limited liability company (including the Company), the chief executive officer, the president, the chief financial officer, a vice president, the treasurer or an assistant treasurer of such corporation or limited liability company and (b) in the case of any general or limited partnership, any Person authorized by the managing general partner (or such other Person that is responsible for the management of such partnership) to take the applicable action on behalf of such partnership or any officer (with a title specified in clause (a) above) of such partnership's managing general partner (or such other Person that is responsible for the management of such managing general partner).

         "Authorized Representative" means, in respect of any Person, the individual or individuals authorized to act on behalf of such Person by the board of directors, manager, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person, which shall include or attach thereto specimen signatures, delivered to the Collateral Agent upon which the Collateral Agent may conclusively rely.

         "Authorized Trust Officer" means any officer of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or any other individual who shall be duly authorized by appropriate corporate action on the part of either such trustee to authenticate Senior Securities.

         "Automatic Acceleration Default" has the meaning specified (a) in the case of the Indenture, in Section 8.2(a) thereof and (b) in the case of the Tax-Exempt Indenture, in Section 8.2(a) thereof.

         "Available Amount" means, at any time, (a) in the case of any Reserve Account Letter of Credit, the undrawn stated amount of such Reserve Account Letter of Credit at such time and (b) in the case of any Southern Guaranty, an amount equal to the "Available Amount" set forth therein (as such amount may be increased or decreased in accordance with such Southern Guaranty).

         "Bankruptcy Code" means the Federal Bankruptcy Code of 1978.

         "Bankruptcy Event" means, in respect of any Person, (a) such Person's general inability, or its admission of its inability, to pay its debts as such debts become due, (b) the application by such Person for or its consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (c) the commencement by such Person of a voluntary case under the Bankruptcy Code, (d) the making by such Person of a general assignment for the benefit of its creditors, (e) the filing of a petition by such Person seeking to take advantage as a debtor of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, winding-up or readjustment of debts, (f) the failure by such Person to controvert in a timely and appropriate manner, or its acquiescence in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, (g) the taking of any corporate or other action by such Person for the purpose of effecting any of the foregoing, (h) the commencement of a proceeding or case, without the application or consent of such Person, in any court seeking (i) such Person's reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator, examiner or the like of such Person or all or any substantial part of its property or (iii) similar relief in respect of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debt and such proceeding or case specified in this clause (h) shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and (except in the case of Section 5.19(a)(ii) of the Indenture or Section 4.19(a)(ii) of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility)) in effect, for a period of sixty (60) or more days or
(i) an order for relief against such Person shall be entered in any involuntary case under the Bankruptcy Code.

         "Board of Directors" means (a) when used with respect to the Company, the Manager of the Company and (b) when used with respect to Mobile Energy, either the board of directors of Mobile Energy or any committee of such board duly authorized to act for it.

         "Board Resolution" means (a) when used with respect to the Company, a copy of a resolution certified by an Authorized Officer of the Company or the secretary or assistant secretary of the Company as having been adopted by the Manager of the Company and to be in full force and effect on the date of such certification and (b) when used with respect to Mobile Energy, means a copy of a resolution certified by an Authorized Officer or the secretary or assistant secretary of Mobile Energy as having been adopted by the Board of Directors of Mobile Energy and to be in full force and effect on the date of such certification.

         "Boiler Ash Agreement" means the Boiler Ash Disposal Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Bond Counsel" means Balch & Bingham or other nationally recognized counsel experienced in matters of municipal law and the tax-exempt status of obligations under the Code.

         "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York or Atlanta, Georgia are authorized or required to be closed.

         "Capital Budget" means the capital plan and budget developed by the Company with respect to the capital improvements to the Energy Complex specified in the Master Operating Agreement and certain other planned capital expenditures thereto.

         "Capital Budget Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Casualty Proceeds" means all insurance proceeds (including title insurance proceeds) and other amounts actually received on account of an Event of Loss, including any net interest thereon or gain in respect thereof, other than (a) proceeds of third-party liability insurance (to the extent paid directly from an insurer or insurers to a third-party) and (b) proceeds of business interruption insurance and other payments received for interruption of operations. "Casualty Proceeds" do not include Additional Available Proceeds with respect to such Event of Loss.

         "Closing Date" means the date on which the First Mortgage Bonds and the Tax-Exempt Bonds are originally issued.

         "Coal Supplier" means E.J. Hodder & Associates, Inc., a
Tennessee corporation.

         "Coal Supply Agreement" means the Coal Supply Agreement dated as of May 1, 1995 between the Coal Supplier and the Company.

         "Code" means, as applicable, the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder or the Internal Revenue Code of 1954 and the rules and regulations promulgated thereunder.

         "Collateral" means, collectively, all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) by the Company or the IDB (as the case may be), in each case pursuant to the granting and assigning clauses of the applicable Financing Documents.

         "Collateral Agent" means Bankers Trust (Delaware), a Delaware banking corporation, or any other Person appointed as a substitute or replacement Collateral Agent under the Intercreditor Agreement.

         "Collateral Agent Claims" means all obligations of the Senior Secured Parties and the Mobile Energy Parties, now or hereafter existing, to pay fees, costs and expenses to the Collateral Agent pursuant to Section 7.3(f) and
Article VIII of the Intercreditor Agreement.

         "Combined Exposure" means, at any time, the sum of (a) the aggregate principal amount of all Senior Securities Outstanding and (b) the aggregate principal amount of all outstanding Working Capital Facility Loans made, and the unutilized Working Capital Facility Commitment, under the Working Capital Facility.

         "Common Services Agreement" means the Common Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Company" means Mobile Energy Services Company, L.L.C., an Alabama limited liability company.

         "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by an

Authorized Officer of the Company and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Company Step-In Rights" has the meaning specified for "MESC Step-In Rights" in the Master Operating Agreement.

         "Completion Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Consents to Assignment" means, collectively, (a) the Consents to Assignment, the Lease Estoppel and the Supplementary Lease Estoppel of Scott with respect to the Project Contracts to which it is a party, (b) the Consent to Assignment of the Pulp Mill Owner with respect to the Project Contracts to which it is a party, (c) the Consent to Assignment of the Tissue Mill Owner with respect to the Project Contracts to which it is a party, (d) the Consent to Assignment of the Paper Mill Owner with respect to the Project Contracts to which it is a party, (e) the Consent to Assignment of Southern Electric with respect to the Project Contracts to which it is a party, (f) the Consent to Assignment of SCS with respect to the SCS Agreement, (g) any Consent to Assignment of the Coal Supplier with respect to the Coal Supply Agreement, (h) the Consent to Assignment of TRT with respect to the Nondisturbance Agreement (which may be effected pursuant to the Recognition Agreement to which TRT is a party), (i) the Consent to Assignment of the IDB with respect to the Project Contracts to which it is a party (which may be effected pursuant to the Recognition Agreements) and (j) the Consent to Assignment of Ahlstrom Recovery, Inc. with respect to Purchase Order Number MG-2601.

         "Continuing Disclosure Agreement" means the Continuing Disclosure Agreement dated as of August 1, 1995 among the Mobile Energy Parties and the Tax-Exempt Indenture Trustee.

         "Contract" means (a) any agreement (whether executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (b) any deed or other instrument of conveyance, (c) any certificate of incorporation, articles of organization or charter and (d) any by-law.

         "Corporate Trust Office" means the principal office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) at which at any particular time the corporate trust business thereof shall be administered, which as of the Closing Date is (a) in the case of the Collateral Agent, Bankers Trust (Delaware), c/o Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group, (b) in the case of the Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 and (c) in the case of the Tax-Exempt Indenture Trustee, First Union National Bank of Georgia, Corporate Trust Department, M/C GA9094, 999 Peachtree Street, N.E., Atlanta, Georgia 30309, or such other office as may be designated by the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to the Mobile Energy Parties and, in the case of the Collateral Agent, to the other Intercreditor Parties.

         "Credit Standard Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the unsecured long-term Debt of the provider of such Reserve Account Letter of Credit shall not be rated "A" or higher by S&P, "A" or higher by Fitch and "A2" or higher by Moody's and (b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the Collateral Agent or the Indenture Trustee shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has not been satisfied or (ii) Southern shall have failed, or the Company shall have failed to cause Southern, to provide to the Collateral Agent or the Indenture Trustee, on or prior to the date that is forty-five (45) days after the end of each fiscal quarter of Southern, an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied.

         "Current Fiscal Quarter" has the meaning specified in the definition of Maintenance Reserve Account Required Deposit.

         "Debt" means, in respect of any Person, (a) indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations under agreements for the purchase price of goods and services in the normal course of business which are not more than ninety (90) days past due),
(b) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (c) obligations (whether matured or contingent) with respect to any letters of credit issued for the account of such Person, (d) obligations under direct or indirect guaranties or other similar contingent liabilities in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (a), (b) or (c) above and (e) all Debt of another Person secured by a lien on any property owned by the first Person (whether or not such Debt has been assumed by such first Person).

         "Debt Service Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to draw upon such Reserve Account Letter of Credit pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause third of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security Account is the Distribution Account, clause second of Section 3.8(b) of the Intercreditor Agreement, (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause second of Section 4.5 of the Indenture and (iv) if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, clause second of Section 4.6 of the Tax- Exempt Indenture and (b) with respect to any Southern Guaranty on deposit in any Reserve Account Security Account, the authorization of the Collateral Agent or the Indenture Trustee (as the case may be) to call upon such Southern Guaranty pursuant to (i) if such Reserve Account Security Account is the Maintenance Plan Funding Subaccount, clause fourth of Section 3.5(c) of the Intercreditor Agreement, (ii) if such Reserve Account Security Account is the Distribution Account, clause third of
Section 3.8(b) of the Intercreditor Agreement and (iii) if such Reserve Account Security Account is a Debt Service Reserve Account, clause third of Section 4.5 of the Indenture.

         "Debt Service Reserve Account" means any Account so designated (if any) established and created under any Series Supplemental Indenture to the Indenture for the benefit of Holders of Indenture Securities established thereunder.

         "Debt Service Reserve Account Required Balance" means, in respect of any Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Indenture establishing such Debt Service Reserve Account.

         "Default Event" means (a) with respect to any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the provider of such Reserve Account Letter of Credit shall default in its payment obligations thereunder or (ii) the provider of such Reserve Account Letter of Credit shall become insolvent and (b) with respect to any Southern Guaranty, (i) Southern shall fail to perform any of the "Guaranteed Obligations" thereunder as and when due or (ii) Southern shall become insolvent.

         "Designated Southern Subsidiaries" means, for purposes of the satisfaction of the Southern Credit Standard, all of the Eligible Southern Subsidiaries other than, as designated by the Company to be excluded for such purposes, any one or all (including any combination) of the Eligible Southern Subsidiaries, provided that the aggregate net worth of such Eligible Southern Subsidiaries so excluded is equal to or less than ten percent (10%) of the aggregate net worth of all of the Eligible Southern Subsidiaries. For such purposes, "net worth" means (a) par value of common stock plus (b) paid-in capital plus (c) premium on preferred stock plus (d) retained earnings minus (e) accrued and unpaid dividends on, or other amounts due and payable in respect of, capital stock, in each case, of each of such Eligible Southern Subsidiaries.

         "Determination of Taxability" means a final determination by the Internal Revenue Service or a court of competent jurisdiction in a proceeding in which the Company has been afforded an opportunity to participate, or, at the election of the Company in its sole discretion, a determination by the Company based on an opinion of Bond Counsel, that as a result of any event the interest payable on any Tax-Exempt Indenture Security (in respect of which, at the time of original issuance, the Tax-Exempt Indenture Trustee received an opinion of Bond Counsel to the effect that interest payable on such Tax-Exempt Indenture Security was not includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than an owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the Code)) is includable for Federal income tax purposes in the gross income of any owner of such Tax-Exempt Indenture Security (other than any owner who is a "substantial user" of the Energy Complex or a "related person" within the meaning of Section 147(a) of the
Code). No such determination by the Internal Revenue Service shall be considered final unless the Company has been given written notice and, if it so desires, has been given the opportunity to contest the same, either directly or in the name of any owner of a Tax-Exempt Indenture Security and until the conclusion of any appellate review, if sought. Interest on Tax-Exempt Indenture Securities shall not be deemed includable for Federal income tax purposes merely by reason of such interest being treated as a tax preference item for purposes of a Federal alternative minimum tax, loss of or reduction in a related deduction or other indirect adverse tax consequences.

         "Distribution Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Distribution Date" means any Business Day following an Interest Payment Date and preceding the Monthly Transfer Date immediately succeeding such Interest Payment Date, as selected by the Company.

         "Easement Deeds" means, collectively, (a) the Easement Deed, dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Company certain easements, (b) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner granting the Pulp Mill Owner certain easements, (c) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Company certain easements,
(d) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner granting the Tissue Mill Owner certain easements, (e) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Company certain easements and (f) the Easement Deed dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Paper Mill Owner granting the Paper Mill Owner certain easements.

         "Easements" means, collectively, all easements, licenses, franchises, rights-of-way and spur track agreements to which the Company is now or hereafter a party or beneficiary affecting construction on, or the use or operation of, or constituting a part of, the Site (including the Easement Deeds).



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



         "Eligible Southern Subsidiaries" means, at any time, each of Alabama Power Company, an Alabama corporation, Georgia Power Company, a Georgia corporation, Gulf Power Company, a Maine corporation, Mississippi Power Company, a Mississippi corporation, and Savannah Electric and Power Company, a Georgia corporation, provided that a majority of the voting securities of such Person is owned, directly or indirectly, by Southern at such time.

         "Eminent Domain Proceeds" means all amounts and proceeds actually received in respect of any Event of Eminent Domain, including any net interest thereon or gain in respect thereof. "Eminent Domain Proceeds" do not include Additional Available Proceeds with respect to such Event of Eminent Domain.

         "Energy Complex" has the meaning specified in the Master
Operating Agreement.

         "Energy Services Agreements" means, collectively, the Pulp Mill Energy Services Agreement, the Tissue Mill Energy Services Agreement and the Paper Mill Energy Services Agreement.

         "Environmental Bonds" means, collectively, (a) (i) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1973, (ii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1976 and (iii) the IDB's Environmental Improvement Revenue Bonds (Scott Paper Company Project), Series A of 1980, in the case of clauses (i), (ii) and (iii) above, issued under and secured by a Trust Indenture dated as of April 1, 1973, as supplemented by a First Supplemental Indenture thereto dated as of September 1, 1976 and a Second Supplemental Indenture thereto dated as of October 1, 1980 between the IDB and AmSouth Bank of Alabama, as trustee, and (b) the IDB's Industrial Revenue Bonds (Scott Paper Company Project), Series B of 1976 issued under and secured by a Trust Indenture dated as of September 1, 1976 between the IDB and AmSouth Bank of Alabama, as trustee
 .

         "Environmental Indemnity Agreements" means, collectively, (a) the Pulp Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Pulp Mill Owner, (b) the Paper Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Paper Mill Owner, (c) the Tissue Mill Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Company (as assignee of Mobile Energy) and the Tissue Mill Owner and (d) the Scott Environmental Indemnity Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy).

         "Environmental Requirement" means any Governmental Approvals in effect from time to time relating to the protection of the environment or otherwise addressing environmental issues or environmental requirements of or by any Governmental Authority, or otherwise relating to noise or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, emission, discharge, release or handling of Hazardous Material, including the Comprehensive Environmental Response Compensation, and Liability Act of 1980 (42 U.S.C. ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.
6901 et seq.), the Toxic Substance Control Act (15 U.S.C. ss. 2601 et seq.), the Clean Air Act (42 U.S.C. ss. 7401 et seq.), the Clean Water Act (33 U.S.C. ss. 1251 et seq.), the Emergency Planning and Community Right to Know Act (42 U.S.C. ss. 1101 et seq.), the
Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. ss.
136 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss. 2761), the Occupational Health and Safety Act (29 U.S.C. ss. 641 et seq.), the Pollution Prevention Act (42 U.S.C. ss. 1201 et seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f et seq.), Preservation Development, Etc. of Coastal Areas (Ala. Code ss. 9-7-1 et seq.), the Alabama Environmental Management Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Water Pollution Control Act (Ala. Code ss. 22-22A-1 et seq.), the Alabama Safe Drinking Water Act (Ala. Code ss. 22-23-30 et seq.), Water Well Standards (Ala. Code ss. 22-24-1 et seq.), Water Wastewater Systems and Treatment Plants (Ala. Code ss. 22-25-1 et seq.), Sewage Collection, Treatment, and Disposal Facilities (Ala. Code ss. 22-26-1 et seq.), Solid Wastes Disposal
Act (Ala. Code ss. 22-27-1 et seq.), the Alabama Air Pollution Control Act of 1971 (Ala. Code ss. 22-28-1 et seq.), the Hazardous Wastes Management and Minimization Act (Ala. Code ss. 22-30-1 et seq.), the Alabama Hazardous Substance Cleanup Fund (Ala. Code ss. 22-30A-1 et seq.), the Water Pollution Control Authority (Ala.
Code ss. 22-34-1 et seq.), the Alabama Underground and Aboveground and Storage Tank Trust Fund Act (Ala. Code ss. 22-35-1 et seq.), the Alabama Underground Storage Tank and Wellhead Protection Act of 1988 (Ala. Code ss. 22-36-1 et seq.) and the Alabama Lead Ban
Act of 1988 (Ala. Code ss. 22-37-1 et seq.) and, in each case, any regulations promulgated thereunder.

         "ERISA" means the Employee Retirement Income Security Act of
1974.

         "ESA Blockage Event" means, with respect to any Mill Owner or its respective Energy Services Agreement or its Mill, that:

                  (a) such Energy Services Agreement or the Master Operating Agreement has been declared unenforceable by a Governmental Authority having jurisdiction, unless the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (i) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner,
         (ii) such declaration of enforceability
         has been overruled, reversed or rescinded by such Governmental Authority or by another Governmental Authority having final jurisdiction or greater jurisdiction than such first Governmental Authority or (iii) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (b) such Mill Owner has either (i) terminated, or delivered written notice pursuant to the Master Operating Agreement of its intention to terminate (which notice has not been rescinded), its rights and obligations under such Energy Services Agreement or the Master Operating Agreement in connection with a Mill Closure with respect to such Mill or (ii) denied that it has any obligations and substantially ceased performance under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that either (A) such Energy Services Agreement or the Master Operating Agreement (as the case may be) has been reinstated on identical and enforceable terms by the Company and such Mill Owner or, provided that another Person is reasonably capable of performing such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement (as the case may be), by the Company and such other Person or (B) the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (c) a default has occurred and is continuing in respect of such Mill Owner's obligations under such Energy Services Agreement or the Master Operating Agreement, unless, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such default, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be);

                  (d) based upon the knowledge of either of the Mobile Energy Parties, it is reasonably likely that, on or prior to the next Distribution Date, either (i) there will be a Mill Closure with respect to such Mill or (ii) such Mill Owner will deliver written notice pursuant to the Master Operating Agreement of such Mill Owner's intention to terminate its rights and obligations under such Energy Services Agreement or the Master Operating Agreement, unless, in either case, if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been terminated as a result of such Mill Closure, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirements with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be); or

                  (e) a Bankruptcy Event has occurred and is continuing in respect of such Mill Owner, unless (i) the obligations of such Mill Owner under such Energy Services Agreement and the Master Operating Agreement have been expressly assumed with the approval of a court of competent jurisdiction or (ii) if such Energy Services Agreement or the Master Operating Agreement with respect to such Mill Owner has been rejected or otherwise terminated, the Company has delivered to the applicable Senior Secured Parties and the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the Restricted Payment Alternative Agreement Requirement with respect to such Energy Services Agreement or the Master Operating Agreement (as the case may be).

         "Event of Default" means, so long as there are any Financing Commitments or any Financing Liabilities outstanding, an "Event of Default" under the Indenture, an "Event of Default" under the Tax-Exempt Indenture or an "Event of Default" under the Working Capital Facility.

         "Event of Default Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more Persons in substitution for or replacement of any such Project Contract, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that such alternative Contract (a) contains substantially equivalent terms and conditions or, if such terms and conditions are no longer available on a commercially reasonable basis, the terms and conditions then available on a commercially reasonable basis, (b) would, after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, maintain a minimum annual Senior Debt Service Coverage Ratio for each Fiscal Year through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) projected to be equal to or greater than the lesser of (i) the minimum annual Senior Debt Service Coverage Ratio projected to have been in effect for such Fiscal Year had performance under such Project Contract continued and (ii) 1.2 to 1.0 and (c) is reasonably capable of being performed by the parties thereto. Notwithstanding the foregoing, such alternative Contract need not satisfy the conditions described in clauses (a) and (b) above, provided that (A) the Company delivers to the applicable Senior Secured Parties an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that the Company has satisfied the


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Restricted Payment Alternative Agreement Requirements (other than the conditions set forth in subclauses (C) and (D) of clause (b)(ii) of the definition of Restricted Payment Alternative Agreement Requirements with respect to such alternative Contract) and (B) after giving effect to such alternative Contract and based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Tax-Exempt
Indenture Securities (as the case may be) is projected to be at least 1.2 to 1.0.

         "Event of Eminent Domain" means any compulsory transfer or taking, or transfer under threat of compulsory transfer or taking, of a material part of the Energy Complex by any Governmental Authority or any Person acting with the authority thereof for more than six (6) months, unless such transfer or taking is the subject of a Good Faith Contest.

         "Event of Loss" means any physical loss or destruction of, or destruction to, the Energy Complex, or any other event that causes all or a material part of the Energy Complex to be rendered unfit for normal use for any reason whatsoever, including through failure of title.

         "Excess Loss Proceeds" means, with respect to any Event of Loss or Event of Eminent Domain, monies in an amount equal to the excess, if any, of all of the Loss Proceeds with respect to such Event of Loss or Event of Eminent Domain (as the case may be) over the total cost of the rebuilding, repair, restoration or replacement of the Energy Complex or any part thereof that has been affected by such Event of Loss or Event of Eminent Domain (as the case may be).

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Financing Commitment" means any commitment pursuant to the Financing Documents to provide credit to the Company.

         "Financing Documents" means all Contracts evidencing or securing the Financing Liabilities.

         "Financing Liabilities" means all indebtedness, liabilities and obligations of the Mobile Energy Parties (including principal, interest, fees, reimbursement obligations, penalties, indemnities and legal expenses, whether due to acceleration or otherwise) owing to the Senior Secured Parties (of whatsoever nature and however evidenced) under or pursuant to (a) the Indenture (including the Guaranty), (b) the Senior Securities, (c) the IDB Lease Agreement, (d) the Tax-Exempt Indenture, (e) the Working Capital Facility and any evidence of indebtedness entered into thereunder and (f) the other Security Documents, in the case of clause (a) through (f) above, whether direct or indirect, primary or secondary, fixed or contingent or now or hereafter arising out of or relating to any such Contract.



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



         "Financing Statements" means Uniform Commercial Code financing statements filed in connection with the other Security Documents.

         "First Mortgage Bonds" means the Indenture Securities issued on the Closing Date under the first Series Supplemental Indenture to the Indenture.

         "Fiscal Quarter" means the period of time beginning at 12:01 a.m. on the first day of each calendar quarter and ending at midnight on the last day of such calendar quarter.

         "Fiscal Year" means the period of time beginning at 12:01 a.m. on January 1 of each year and ending at midnight on December
31 of such year.

         "Fitch" means Fitch Investors Service, L.P., a New York limited partnership.

         "Fuel Inventory" means fuel inventory of the Energy Complex, in whatever form, including oil, gas, coal, black liquor, biomass and sludge.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

         "GDPIPD" means the Gross Domestic Product Implicit Price Deflator as published in the United States Department of Commerce, Bureau of Analysis publication entitled "Survey of Current Business." If the Gross Domestic Product Implicit Price Deflator ceases to exist or is no longer available, the Company, with the approval of the Independent Engineer, shall designate a substitute index that is reasonably similar to the Gross Domestic Product Implicit Price Deflator.

         "GDPIPD Factor" means, with respect to each Fiscal Year, the GDPIPD most recently published during or prior to such Fiscal Year divided by the GDPIPD published with respect to December 1994; provided, however, that such GDPIPD Factor shall not be less than one (1).

         "Good Faith Contest" means the contest of an item if (a) such item is diligently contested in good faith by appropriate proceedings and adequate reserves or bonding are established in accordance with GAAP with respect to such item and (b) the failure to pay or comply with such item during the period of such contest would not result in a Material Adverse Effect.

         "Governmental Approvals" means those authorizations, consents, approvals, waivers, exemptions, variances, registrations, certifications, permissions, permits and licenses with any Governmental Authority required for the ownership and operation of the Energy Complex and the performance of a Person's obligations under the Project Documents.

         "Governmental Authority" means any Federal, state, city, county, municipal, foreign, international, regional or other governmental or regulatory authority, agency, department, board, body, instrumentality, commission, arbiter or court.

         "Guaranteed Obligations" means all indebtedness, liabilities, obligations, covenants and duties of, and all terms and conditions to be observed by, the Company (including in its capacity as a "debtor in possession" under the Bankruptcy Code) due or owing to, or in favor or for the benefit of, the Senior Secured Parties under the Security Documents or the Working Capital Facility (as the case may be), in each case (a) whether due or owing to, or in favor or for the benefit of, the Senior Secured Parties or any other Person that becomes the Indenture Trustee, the Tax-Exempt Indenture Trustee or the Working Capital Facility Provider (as the case may be) by reason of any succession or assignment at any time thereafter and (b) whether or not an allowable claim against the Company under the Bankruptcy Code, or otherwise enforceable against the Company, and including, in any event, interest accruing after the filing by or against the Company of a petition under the Bankruptcy Code; provided, however, that the satisfaction of the Guaranteed Obligations shall be non-recourse to any monies or other assets of Mobile Energy acquired through or on account of its interests in the Southern Master Tax Sharing Agreement to the extent such assets are not commingled with any of Mobile Energy's other assets or any monies or assets of the Company.

         "Guaranty" means the unconditional guaranty by Mobile Energy of the Guaranteed Obligations included in Article XIV of the Indenture, Article VIII of the IDB Lease Agreement and Article VIII of the Working Capital Facility (as the case may be).

         "Hazardous Materials" means hazardous wastes, hazardous substances, hazardous constituents, air contaminants or toxic substances, whether solids, liquids or gases, including substances defined or otherwise regulated as "hazardous materials," "regulated substances," "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "carcinogens," "hazardous air pollutants," "criteria pollutants," "reproductive toxins," "radioactive materials," "toxic chemicals," or other similar designations in, or otherwise subject to regulation under, any Environmental Requirement, including petroleum hydrocarbons, asbestos-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls and radionuclides.

         "Holder" means a Person in whose name an Indenture Security or a Tax-Exempt Indenture Security (as the case may be) is registered in the register providing for the registration, including upon transfer or exchange, thereof pursuant to the Indenture or the Tax-Exempt Indenture (as the case may be).

         "IDB" means The Industrial Development Board of the City of Mobile, Alabama.



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



         "IDB Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses, indemnification payments or other amounts to the IDB under the Financing Documents, other than (a) rent payments under the IDB Lease Agreement and (b) payments in respect of principal of and premium, if any, and interest on the 1994 Bonds.

         "IDB Lease Agreement" means the Amended and Restated Lease and Agreement dated as of August 1, 1995 among the IDB and the Mobile Energy Parties.

         "IDB Request" and "IDB Order" mean, respectively, a written request or order signed in the name of the IDB by an Authorized Officer of the IDB and delivered to the Tax-Exempt Indenture Trustee.

         "Income Tax Deficiency" means (a) with respect to the second Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the sum of (A) the combined Federal and State of Alabama quarterly estimated income tax payments that would have been required to be paid by all Members during such Fiscal Year prior to such Distribution Date and (B) one-half of the amounts estimated to be required to be paid for County and City of Mobile, Alabama income taxes in respect of such Fiscal Year, if any, all calculated, solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (1) be a member of a consolidated, affiliated, combined, unitary or other tax group, (2) be a party to any tax sharing arrangements with any other Person and (3) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the first Distribution Date during such Fiscal Year in excess of the amount of distributions, if any, that would have been calculated by clause
(b) below with respect to such Distribution Date and (b) with respect to the first Distribution Date during any Fiscal Year, an amount equal to the excess, if any, of (i) an amount equal to the estimate, as of such Distribution Date, of the combined Federal, State of Alabama, and County and City of Mobile, Alabama income taxes that relate to the immediately preceding Fiscal Year of all Members, all calculated solely for this purpose, as if such Members collectively were a single "stand-alone" domestic Alabama corporation for purposes of Federal, state and local taxes that would not (A) be a member of a consolidated, affiliated, combined, unitary or other tax group, (B) be a party to any tax sharing arrangements with any other Person and (C) have income, loss or credits (including loss and credit carryovers) available to it that would not be attributable to any ownership interest in the Company over (ii) the amount of distributions, if any, from the Distribution Account and the Subordinated Fee Account made on the second Distribution Date of such prior Fiscal Year.



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



         "Indenture" means the Trust Indenture dated as of August 1, 1995 among the Mobile Energy Parties and the Indenture Trustee.

         "Indenture Accounts" means, with respect to the Indenture Securities of any series, the Indenture Securities Account and each Debt Service Reserve Account (if any) established for the benefit of Holders of the Indenture Securities of such series.

         "Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Indenture's Percentage Share of (a) such Excess Loss Proceeds and
(b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Indenture Securities" means all Debt issued pursuant to the Indenture.

         "Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Indenture.

         "Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Indenture Trustee by the Company pursuant to the granting and assigning clauses of the Indenture and (b) the Shared Collateral.

         "Indenture Securities Interest Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Principal Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under Section
4.1 of the Indenture.

         "Indenture Securities Redemption Subaccount" means the subaccount of the Indenture Securities Account so designated established and created under
Section 4.1 of the Indenture.

         "Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Independent Engineer" means Stone & Webster Engineering Corporation or another nationally recognized consulting or engineering firm appointed Independent Engineer pursuant to the terms of the Intercreditor Agreement.

         "Independent Engineer Agreement" means the Independent Engineer Agreement dated as of August 1, 1995 between the Company and the Independent Engineer or any other similar Contract among such Persons.

         "Independent Engineer Confirmation" means a certificate signed by an authorized representative of the Independent

Engineer confirming the reasonableness of statements and projections contained in certain Officer's Certificates delivered to the applicable Senior Secured Parties or the Collateral Agent under the Financing Documents, which confirmation may not be unreasonably withheld, conditioned or delayed.

         "Independent Insurance Advisor" means Sedgwick James or another nationally recognized insurance advisory firm appointed as insurance advisor under the Indenture and the Tax-Exempt Indenture by the Collateral Agent.

         "Intercreditor Agreement" means the Intercreditor and Collateral Agency Agreement dated as of August 1, 1995 among the Senior Secured Parties, the Collateral Agent, the IDB and the Mobile Energy Parties.

         "Intercreditor Agreement Accounts" means, collectively, the Completion Account, the Revenue Account, the Mill Owner Reimbursement Account, the Working Capital Facility Account, the Operating Account, the Maintenance Reserve Account, the Loss Proceeds Account, the Subordinated Debt Account, the Subordinated Fee Account and the Distribution Account.

         "Intercreditor Parties" means, collectively, the Senior Secured Parties, the IDB, the Mobile Energy Parties, any Subordinated Debt Provider and any other Person party to the Intercreditor Agreement (other than the Collateral Agent).

         "Interest Payment Date" means each January 1 and July 1 of each year, commencing January 1, 1996.

         "Investment Grade" means a rating in one of the four highest categories (without regard to subcategories within such rating categories) by a Rating Agency.

         "Law" means any constitution, treaty, statute, code, ordinance, regulation, order, decree, writ or judicial or arbitral decision.

         "Lease" means the Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July, 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Lease Documents" means, collectively, the IDB Lease Agreement, the Tax-Exempt Indenture (including any Series Supplemental Indenture) and (to the extent relating to, or securing, the Tax-Exempt Indenture Securities) the other Financing Documents.

         "Lease Indemnity" means the Letter Agreement dated August 1, 1995 by the Mobile Energy Parties in favor of Scott, providing for the indemnification of Scott with respect to matters arising under the Utilities Land Sublease dated as of December 1, 1983, as amended, between Scott and the IDB.

         "Leased Land" means the land underlying the components of the Tax-Exempt Project marked on Exhibit A to the IDB Lease Agreement.

         "Lenders" has the meaning specified in the Working Capital
Facility.

         "Lien" means any lien, claim, security interest, mortgage, trust arrangement, judgment, pledge, option, charge, easement, encumbrance, title retention, conditional sales agreement, encroachment, right-of-way, building or use restriction, preferential right or any other security agreement, arrangement or similar right in favor of any Person, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

         "Loss Proceeds" means, as applicable, Casualty Proceeds or Eminent Domain Proceeds.

         "Loss Proceeds Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Excess Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Expenditures" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, other than (a) fuel costs and expenses, (b) labor and employee expenses, including fringe benefits and labor relations expense, (c) payments for insurance premiums and like insurance related expenses required or otherwise maintained under any Project Document, (d) costs and expenses of consumable items such as process or cleaning chemicals and lubricants, (e) equipment rental, small tools and vehicle maintenance expenses, (f) costs and expenses associated with legal, accounting and other office and administrative functions, (g) permitting fees, (h) costs and expenses of safety supplies, office supplies and other office expenses, (i) property taxes and payments made in lieu of taxes, (j) computer maintenance expenses, (k) any amounts payable for services rendered under the Common Services Agreement, (l) ash disposal costs, (m) liquidated damages payable to the Mill Owners under the Master Operating Agreement, (n) amounts payable to the Mill Owners in connection with the exercise of Mill Owner Step-In Rights, (o) any amounts required to be rebated to the United States government pursuant to
Section 148 of the Code in connection with any series of the Tax-Exempt Indenture Securities (to the extent not already provided for in the Tax-Exempt Indenture) and (p) payments to the IDB (including IDB Claims and payments required to be made by the Company with respect to the 1994 Bonds), in the case of clauses (a) through

(p) above, to the extent the foregoing costs or expenses are not customarily treated as capital expenditures.

         "Maintenance Plan" means the maintenance plan and budget for the Energy Complex, as the same may be amended, restated, supplemented or otherwise modified from time to time and as more particularly described in Section 5.12 of the Indenture or Section 4.12 of the IDB Lease Agreement (or any comparable provision of the Working Capital Facility) (as the case may be).

         "Maintenance Plan Funding Subaccount" means the subaccount of the Maintenance Reserve Account so designated established and created under Section 2.2(b) of the Intercreditor Agreement.

         "Maintenance Reserve Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Maintenance Reserve Account Balance" means, with respect to the Current Fiscal Quarter, the sum of (a) the monies on deposit in the Maintenance Reserve Account, (b) amounts available to be drawn or called upon under any Reserve Account Security deposited in the Maintenance Plan Funding Subaccount and (c) the monies on deposit in, or otherwise credited to (by means of a guaranty, capital infusion agreement or otherwise), the Mill Owner Maintenance Reserve Account, in the case of clauses (a), (b) and (c) above, at the beginning of the Current Fiscal Quarter.

         "Maintenance Reserve Account Required Deposit" means, with respect to any Fiscal Quarter during any Fiscal Year (the "Current Fiscal Quarter"), one or more deposits into the Maintenance Reserve Account on Monthly Transfer Dates occurring during the Current Fiscal Quarter in an aggregate amount equal to the excess of the sum of paragraphs (a), (b) and (c) below over the Maintenance Reserve Account Balance with respect to the Current Fiscal Quarter:

                  (a) the amount of Maintenance Reserve Account Required Deposits with respect to each Fiscal Quarter preceding the Current Fiscal Quarter that were required to be deposited into the Maintenance Reserve Account during each such Fiscal Quarter but were not, and have not been since, so deposited;

                  (b) the aggregate amount of any withdrawals from the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account during each Fiscal Quarter preceding the Current Fiscal Quarter that were in excess of the aggregate projected Maintenance Expenditures for each such Fiscal Quarter (as specified in the Maintenance Plan) but were not, and have not been since, redeposited in the Maintenance Reserve Account; and

                  (c)      the greatest of:

                            (i) if the Current Fiscal Quarter is the first Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding sixteen (16) Fiscal Quarters (in each case as specified in the Maintenance Plan) by sixteen (16);

                           (ii) if the Current Fiscal Quarter is the first or
                  second Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fifteen (15) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fifteen (15);

                           (iii) if the Current Fiscal Quarter is the first,
                  second or third Fiscal Quarter of such Fiscal Year, the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for the Current Fiscal Quarter and the immediately succeeding fourteen (14) Fiscal Quarters (in each case as specified in the Maintenance Plan) by fourteen
                  (14); and

                           (iv) if the Current Fiscal Quarter is the first,
                  second, third or fourth Fiscal Quarter of such Fiscal Year, the greatest of the amount obtained by dividing the aggregate of the projected Maintenance Expenditures for any period consisting of the Current Fiscal Quarter and any number of consecutive Fiscal Quarters from one (1) to thirteen (13) immediately succeeding the Current Fiscal Quarter (in each case as specified in the Maintenance Plan) by such number of consecutive Fiscal Quarters.

         "Manager" means Mobile Energy and any Person appointed as an additional, substitute or replacement manager of the Company pursuant to the terms of the Articles of Organization.

         "Master Operating Agreement" means the Amended and Restated Master Operating Agreement dated as of July 13, 1995 among the Company (as assignee of Mobile Energy), Scott, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Material Adverse Effect" means (a) a change in the financial condition of either of the Mobile Energy Parties or the Energy Complex that would reasonably be expected to materially and adversely affect the ability of either of the Mobile Energy Parties to pay principal of and interest on the Senior Debt as and when required or (b) any event or occurrence of whatever nature that would materially and adversely affect (i) the ability of either of the Mobile Energy Parties to perform its obligations under the Project Documents or (ii) the Lien of the Security Documents.

         "Member" means any Person owning a membership interest in the Company.



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



         "Mill Closure" means (a) a public announcement by a Mill Owner that it will close its respective Mill for a period of at least one (1) year or that it will reduce production of pulp, paper or tissue (as applicable) at such Mill (permanently or for a period of at least two (2) years) to less than ten percent (10%) of 1994 production levels or (b) the occurrence of a two (2) year period during which, for any reason other than the occurrence of a Force Majeure Event (as defined in the Master Operating Agreement), such Mill Owner's production of pulp, paper or tissue (as applicable) at such Mill is less than ten percent (10%) of 1994 production levels.

         "Mill Owner Maintenance Reserve Account" means the account so designated established and created pursuant to the Master Operating Agreement for the sole benefit of the Mill Owners.

         "Mill Owner Maintenance Reserve Account Agreement" means the Mill Owner Maintenance Reserve Account Agreement dated as of August 1, 1995 among Southern, the Company and the Mill Owners.

         "Mill Owner Reimbursement Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Mill Owner Step-In Rights" has the meaning specified in the Master Operating Agreement.

         "Mill Owners" means, collectively, the Pulp Mill Owner, the Tissue Mill Owner and the Paper Mill Owner.

         "Mills" means, collectively, the Pulp Mill, the Tissue Mill and the Paper Mill.

         "Mixed-Use Bonds" means, collectively, the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series A and the IDB's Industrial Development Revenue Bonds (Scott Paper Company Project), Series B, in each case issued under and secured by a Trust Indenture dated as of December 1, 1984, as supplemented by a First Supplemental Indenture thereto dated as of June 1, 1985, between the IDB and AmSouth Bank of Alabama, as trustee.

         "Mobile Energy" means Mobile Energy Services Holdings, Inc., an Alabama corporation.

         "Mobile Energy Parties" means, collectively, the Company and Mobile Energy.

         "Mobile Energy Request" or "Mobile Energy Order" means, respectively, a written request or order signed in the name of Mobile Energy by an Authorized Officer of Mobile Energy and delivered to the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be).

         "Mobile Facility" means the integrated pulp, paper and tissue manufacturing facility located on a 730-acre site along the Mobile River and the Chickasaw Creek in Mobile, Alabama, comprised of the Mills and the Energy Complex.

         "Monthly Transfer Date" means the last Business Day of each month of each Fiscal Year, commencing with the first such day occurring after the Closing Date.

         "Moody's" means Moody's Investors Service, Inc., a Delaware corporation.

         "Mortgage" means the Leasehold Mortgage, Assignment of Leases, Rents, Issues and Profits and Security Agreement and Fixture Filing dated as of August 1, 1995 among the Company, the IDB and the Mortgagee.

         "Mortgagee" means Bankers Trust (Delaware), or any other Person appointed as a substitute or replacement Mortgagee under the Mortgage.

         "1983 Bonds" means the IDB's Exempt Facilities Revenue Bonds (Scott Paper Company Project), 1983 Series B, issued under and secured by a Trust Indenture dated as of December 1, 1983 between the IDB and BankAmerica Trust Company of New York, as trustee.

         "1984 Bonds" means the IDB's Variable Rate Demand Solid Waste Revenue Refunding Bonds (Scott Paper Company Project) Series 1984 A, B, C, D and E issued under and secured by the 1984 Indenture.

         "1984 Indenture" means the Trust Indenture dated as of December 1, 1984, as supplemented by the First Supplemental Indenture thereto dated as of January 1, 1985 and the Second Supplemental Indenture thereto dated as of August 1, 1995, between the IDB and Chemical Bank, as trustee.

         "1984 Lease" means the Lease and Agreement dated December 1, 1984, as amended by Amendment No. 1 thereto dated as of November 8, 1994 and Amendment No. 2 thereto dated as of December 9, 1994, between the IDB and the Company (as assignee of Mobile Energy (as assignee of Scott)).

         "1994 Bond Payment Date" means each June 1 and December 1 of each year, commencing December 1, 1995.

         "1994 Bond Trustee" means Bankers Trust (Delaware), in its capacity as trustee under the 1994 Indenture.

         "1994 Bonds" means the IDB's Industrial Development Revenue Bonds (Scott Paper Recovery Boiler Project) 1994 Series A. For all purposes of the Financing Documents, (a) payments in respect of the principal of and premium, if any, and interest on the 1994 Bonds shall be treated as neither Operation and Maintenance Costs nor Senior Debt Service Requirements (or any other debt service) and (b) receipts (or deemed receipts) in respect of the 1994 Bonds shall not be treated as Revenues.

         "1994 Indenture" means the Trust Indenture dated as of December 1, 1994 between the IDB and the 1994 Bond Trustee.

         "1995 Bonds" has the meaning specified in Section 2.17(a) of the Tax-Exempt Indenture, which means the Tax-Exempt Bonds.

         "Non-Affiliate Subordinated Debt" means any unsecured loan or loans from any Person that is not an Affiliate of the Company pursuant to a Subordinated Loan Agreement, the amounts necessary for repayment of which have been included in the Annual Budget approved by the Collateral Agent and the Independent Engineer.

         "Nondisturbance Agreement" means the Estoppel and Nondisturbance Agreement dated as of December 12, 1994 between TRT and the Company (as assignee of Mobile Energy).

         "Officer's Certificate" means a certificate that has been signed by an Authorized Officer of either of the Mobile Energy Parties or of Southern (as the case may be).

         "O&M Agreement" means the Facility Operations and Maintenance Agreement dated as of December 12, 1994 between the Company (as assignee of Mobile Energy) and the Operator.

         "Operating Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Operating Agreement" means the Operating Agreement of the Company dated as of July 13, 1995, as amended by the First Amendment thereto dated as of July 13, 1995, among the Members.

         "Operation and Maintenance Costs" means all costs and expenses of operating and maintaining the Energy Complex and, when the Company is exercising the Company Step-In Rights, the Pulp Mill Step-In Equipment, including and together with (a) Subordinated Fees, (b) Maintenance Expenditures and (c) any such costs and expenses specified in clauses (a) through (p) of the definition of Maintenance Expenditures (other than (i) rent payments under the IDB Lease Agreement and (ii) payments of principal of and premium, if any, and interest on the 1994 Bonds).

         "Operator" means Southern Electric, in its capacity as operator under the O&M Agreement.

         "Opinion of Counsel" means a written opinion of counsel for any Person either expressly referred to in any Financing Document to which the Collateral Agent or any of the Senior Secured Parties is a party or otherwise satisfactory to the Collateral Agent or such Senior Secured Party (which may include counsel for either of the Mobile Energy Parties, whether or not such counsel is an employee of either or both of them).

         "Optional Modifications" means all modifications to the Energy Complex that are not Required Modifications.

         "Optional Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Outstanding" means, when used with respect to any of the Senior Securities (however referenced in any Financing Document), as of the date of determination, all such Senior Securities theretofore authenticated and delivered under the Indenture or the Tax-Exempt Indenture (as the case may be), except:

                  (a) such Senior Securities theretofore canceled by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or delivered to either such Trustee for cancellation;

                  (b) such Senior Securities or portions thereof deemed to have been paid within the meaning of, in the case of the Indenture, Section
         12.1 thereof and, in the case of the Tax- Exempt Indenture, Section
         12.1 thereof (as the case may be); and

                  (c) such Senior Securities that have been exchanged for other Senior Securities or Senior Securities in lieu of which other Senior Securities have been authenticated and delivered pursuant to the Indenture or the Tax-Exempt Indenture (as the case may be) unless held by a Holder in whose hands such Senior Securities constitute valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Senior Securities (however referenced in any Financing Document) Outstanding have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Tax-Exempt Indenture (as the case may be) or whether or not a quorum is present at a meeting of Holders of such Senior Securities, such Senior Securities owned by either of the Mobile Energy Parties (or any Affiliate thereof) shall be disregarded and deemed not to be Outstanding, except that, in determining whether or not the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to presence of a quorum, only such Senior Securities that a Responsible Officer of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) knows to be so owned shall be so disregarded. Any such Senior Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) such pledgee's right so to act with respect to such Senior Securities and that such pledgee is not a Mobile Energy Party (or any Affiliate thereof).

         "Paper Mill" means the paper mill located at the Mobile
Facility, which as of the Closing Date is owned by S.D. Warren.



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



         "Paper Mill Energy Services Agreement" means the Paper Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated July 13, 1995, between the Paper Mill Owner and the Company (as assignee of Mobile Energy).

         "Paper Mill Owner" means S.D. Warren, in its capacity as owner of the Paper Mill.

         "Paying Agent" means any Person acting as Paying Agent pursuant to, in the case of the Indenture, Section 9.14(b) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(b) thereof.

         "Percentage Share" means an amount (expressed as a percentage) equal to:

                  (a) with respect to the Working Capital Facility, (i) the Working Capital Facility Commitment in effect immediately prior to any deposit into the Working Capital Facility Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(i) of the Intercreditor Agreement divided by
         (ii) the Combined Exposure immediately prior to such deposit;

                  (b) with respect to the Indenture, (i) the principal amount of the Indenture Securities Outstanding immediately prior to any transfer to the Indenture Trustee for deposit into the Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(ii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer; and

                  (c) with respect to the Tax-Exempt Indenture, (i) the principal amount of the Tax-Exempt Indenture Securities Outstanding immediately prior to any transfer to the Tax- Exempt Indenture Trustee for deposit into the Tax-Exempt Indenture Securities Account of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain pursuant to Section 6.2(b)(iii) of the Intercreditor Agreement divided by (ii) in the case of Excess Loss Proceeds, the Combined Exposure and, in the case of Redistributed Proceeds, the aggregate principal amount of the Senior Securities Outstanding, in each case immediately prior to such transfer.

         "Permitted Indebtedness" means (a) in the case of the Company: (i) the First Mortgage Bonds; (ii) Debt incurred under a Working Capital Facility having a Working Capital Facility Commitment not to exceed $15,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time, provided

(and the Working Capital Facility shall contain provisions to such effect) that
(A) no more than $5,000,000 (multiplied by the Working Capital Escalation Factor in effect at any given time) of such Debt may be scheduled to mature during any calendar month, (B) any Working Capital Facility Loan advanced thereunder shall mature no later than ninety-three (93) days from the date such Working Capital Facility Loan was first advanced, (C) the Company shall be required to repay all amounts advanced thereunder so that no amounts are outstanding once during each Fiscal Year (other than the Fiscal Year ending December 31, 1995) for a period of five (5) consecutive days and (D) the Working Capital Facility Provider thereunder shall become a party to the Intercreditor Agreement; (iii) the Tax-Exempt Bonds; (iv) reimbursement obligations in respect of letters of credit (if any) and other financial obligations arising under the Project Contracts and obligations arising under the Lease Indemnity; (v) purchase money obligations incurred to finance discrete items of equipment not comprising an integral part of the Energy Complex that extend only to the equipment being financed and that do not in the aggregate have annual debt service or lease obligations exceeding $2,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred); (vi) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (vii) obligations in respect of surety bonds or similar instruments in an aggregate amount not exceeding $10,000,000 (multiplied by the GDPIPD Factor in effect at the time such obligations were incurred) at any one time outstanding; (viii) Affiliate Subordinated Debt; (ix) Replacement Debt permitted to be issued pursuant to the terms of the Financing Documents; (x) Debt permitted to be issued pursuant to the terms of the Financing Documents for Required Modifications and Optional Modifications; (xi) Non-Affiliate Subordinated Debt (including any Non-Affiliate Subordinated Debt permitted by clause (x) above) in an aggregate principal amount not to exceed $75,000,000 (multiplied by the GDPIPD Factor in effect at the time such Debt was incurred) permitted to be issued pursuant to the terms of the Financing Documents; (xii) Refunding Debt permitted to be issued pursuant to the terms of the Financing Documents; and (xiii) the Company's obligations in respect of the 1994 Bonds, the Mixed-Use Bonds, the Environmental Bonds and the Refunding Letter of Credit; and (b) in the case of Mobile Energy, the Guaranty.

         "Permitted Investments" means investments in securities that are: (a) direct obligations of the United States of America or of any agency thereof; (b) obligations fully guaranteed by the United States of America or any agency thereof; (c) time deposits (which may be represented by certificates of deposit) issued by commercial banks organized under the laws of the United States of America or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union having a combined capital and surplus of at least $500,000,000 and having long-term unsecured Debt having a rating at least equal to (i) the highest rating assigned to the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be) by at least two of the Rating Agencies or (ii) "B" by Thompson Bankwatch, Inc. (in either case provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such bank);
(d) open market commercial paper of any corporation incorporated or doing business under the laws of the United States of America or of any political subdivision thereof then rated at least A-1/P-1 (or an equivalent thereof) by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such corporation); (e) obligations issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (i) a short-term Debt rating which is (on the date of acquisition thereof) A-1/P-1 (or an equivalent thereof) or better and (ii) a long-term Debt rating that is (on the date of acquisition thereof) "A" or better, in each case by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such issuer or guarantor); (f) guaranteed investment contracts of any financial institution organized under the laws of the United States of America or any state thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Union, which financial institution has assets of at least $5 billion in the aggregate and has a long term Debt rating that is (on the date of acquisition thereof) "A" or better by at least two of the Rating Agencies (provided that such investments shall not be comprised of more than $30,000,000 in principal amount at any given time from any one such institution); (g) investment contracts of any financial institution either (i)
(A) fully secured by direct obligations of the United States, (B) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (C) securities or receipts evidencing ownership interests in obligations or specified portions thereof described in clause (A) or (B) above, in each case guaranteed as a full faith and credit obligation of the United States, having a market value at least equal to 102% of the amount deposited thereunder and possession of which obligation is held under arrangements satisfactory to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) or (ii) with long-term Debt ratings of "A" or higher and short-term ratings in one of the highest two major categories by any of the Rating Agencies; (h) a contract or investment agreement with a provider or guarantor (i) which provider or guarantor is rated at least "A" or equivalent by each of the Rating Agencies (provided that if a guarantor is party to the rating, the guaranty is unconditional and is confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor), (ii) providing that monies invested shall be payable to the Indenture

Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall be payable to the Collateral Agent) without condition (other than notice) and without breakage fee or other penalty, upon not more than two (2) Business Days' notice for application when and as required or permitted under the Indenture, the Intercreditor Agreement or the Tax-Exempt Indenture (as applicable), (iii) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) (except to the extent the monies invested constitute Shared Collateral, which shall provide for termination upon demand of the Collateral Agent) (which demand shall only be made at the direction of the Company) after any payment or other covenant default by the provider and (iv) the terms and provisions of which are in form and substance satisfactory to the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be); and (i) investments in money market funds registered under the Investment Company Act of 1940 then rated in the highest category by S&P and Moody's.

         "Permitted Liens" means: (a) Liens specifically created, required or permitted by the Indenture, the Tax-Exempt Indenture or the IDB Lease Agreement;
(b) the Liens created, or purported to be created, on the Collateral pursuant to the Security Documents; (c) Liens for taxes that are either not yet due, are due but payable without penalty or are the subject of a Good Faith Contest; (d) any exceptions to title that are set forth on Schedule B--Section 2 of the title insurance policy delivered to the Collateral Agent on the Closing Date (to the extent that such exceptions have not been released or subordinated prior to the Closing Date); (e) such minor defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Financing Documents; (f) the easements and other rights in favor of third-parties contained in the Project Contracts as of the Closing Date; (g) deposits or pledges to secure statutory obligations or appeals, release of attachments, stays of execution or injunction, performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of business; (h) Liens in connection with worker's compensation, unemployment insurance or other social security or pension obligations; (i) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest (excluding any attachment prior to judgment, judgment lien or attachment in aid of execution on a judgment); (j) mechanic's, workmen's, materialmen's, construction or other like Liens arising in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations that are not yet due or that are the subject of a

Good Faith Contest; (k) Liens securing purchase money obligations that constitute Permitted Indebtedness; (l) Liens in favor of the Mill Owners on the Mill Owner Maintenance Reserve Account, including monies on deposit therein or otherwise credited thereto (in accordance with the Mill Owner Maintenance Reserve Account Agreement) not exceeding $2,000,000, to the extent arising under the Master Operating Agreement or the Mill Owner Maintenance Reserve Account Agreement; and (m) Liens on cash collateral not exceeding $1,500,000 in favor of the issuer of the Refunding Letter of Credit.

         "Person" means any individual, sole proprietorship, corporation, partnership, limited liability company, joint venture, trust, unincorporated association, institution, Governmental Authority or any other entity.

         "Place of Payment" means, when used with respect to the Senior Securities of any series, the office or agency maintained pursuant to, in the case of the Indenture, Section 9.14(a) thereof and, in the case of the Tax-Exempt Indenture, Section 9.13(a) thereof and, in either case, such other place or places, if any, where the principal of and premium, if any, and interest on the Senior Securities of such series are payable as specified in the Series Supplemental Indenture to the Indenture or the Tax- Exempt Indenture (as the case may be) establishing the Senior Securities of such series.

         "Predecessor Securities" means, with respect to any particular Senior Security, every previous Senior Security evidencing all or a portion of the same Debt as that evidenced by such particular Senior Security. For purposes of this definition, any Senior Security authenticated and delivered under, in the case of any Indenture Security, Section 2.9 of the Indenture and, in the case of any Tax-Exempt Indenture Security, Section 2.9 of the Tax-Exempt Indenture in lieu of a lost, destroyed or stolen Senior Security shall be deemed to evidence the same Debt as such lost, destroyed or stolen Senior Security.

         "Prepayment Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Principal Payment Date" means in respect of (a) the Indenture Securities, any January 1 or July 1 on which principal payments are due to Holders thereof and (b) the Tax-Exempt Indenture Securities, any January 1 on which principal payments are due to Holders thereof.

         "Processing Services" has the meaning specified in the Master Operating Agreement.

         "Project Contracts" means, collectively, (a) the Energy Services Agreements, (b) the Master Operating Agreement, (c) the Lease, (d) the Supplementary Lease, (e) the O&M Agreement, (f) the Common Services Agreement,
(g) the Water Agreement, (h) the Boiler Ash Agreement, (i) the Environmental Indemnity Agreements,

(j) the Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of June 16, 1995 and the Second Amendment thereto dated as of July 13, 1995, between Scott and the Company (as assignee of Mobile Energy), (k) the Employee Transition Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, among Scott, the Company (as assignee of Mobile Energy) and Southern Electric, (l) the SCS Agreement, (m) the Easement Deeds, (n) the Asset Purchase Agreement dated as of December 12, 1994 between Scott, as seller, and the Company (as assignee of Mobile Energy), as buyer, (o) the Coal Supply Agreement, (p) any other Contract entered into by either of the Mobile Energy Parties for the provision of fuel to the Energy Complex, (q) the IDB Lease Agreement, (r) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (s) the Construction, Financing and Installment Sale Agreement dated as of April 1, 1973 between the IDB and Scott, (t) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (u) the Facilities Lease and Agreement dated as of December 1, 1984 between the IDB and Scott, (v) the Sublease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (w) the Construction, Financing and Installment Sale Agreement dated as of September 1, 1976 between the IDB and Scott, (x) the Lease and Assignment Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy), (y) the Recovery Boiler Facilities Lease and Agreement dated as of December 1, 1994 between the IDB and Scott, (z) the Lease Assignment and Assumption Agreement dated as of December 12, 1994 between Scott and the Company (as assignee of Mobile Energy),
(aa) the Nondisturbance Agreement, (bb) the Recognition Agreements, (cc) the Mill Owner Maintenance Reserve Account Agreement and (dd) the Transfer Agreement.

         "Project Costs" means costs and expenses (other than financing costs and expenses) paid, incurred or to be incurred by the Company after the Closing Date to complete the capital improvements to the Energy Complex specified in the Master Operating Agreement in accordance with the Capital Budget and certain other planned expenditures relating to the Energy Complex.

         "Project Documents" means, collectively, the Project
Contracts and the Financing Documents.

         "Project Participant" means each Person that is party to a Project Document.

         "Prudent Plant Operating Standards" has the meaning specified in the Master Operating Agreement.

         "Pulp Mill" means the pulp mill (including a process water plant and waste water treatment plant) located at the Mobile Facility, which as of the Closing Date is owned by Scott.



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



         "Pulp Mill Energy Services Agreement" means the Pulp Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1994, between the Pulp Mill Owner and the Company (as assignee of Mobile Energy).

         "Pulp Mill Owner" means Scott, in its capacity as owner of the Pulp Mill.

         "Pulp Mill Step-In Equipment" has the meaning specified in the Master Operating Agreement.

         "PURPA" means the Public Utility Regulatory Policies Act of
1978.

         "Qualified Engineer" means an independent engineer listed on Schedule 1 to the Intercreditor Agreement, as such Schedule may be amended from time to time in accordance with Section 11.3 of the Intercreditor Agreement.

         "Qualifying Facility" means a "Qualifying Cogeneration Facility" as specified in section 3(18)(B) of the Federal Power Act or a qualifying small power production facility within the meaning of section 201 of PURPA.

         "Rating Agencies" means, collectively, S&P, Fitch and Moody's, together with any other nationally recognized credit agency of similar standing if any such Person is not then currently rating the proposed subject of such rating.

         "Receivables" means all of the Company's rights to payment for goods sold or leased or services performed by the Company, including (a) rights evidenced by an account, note, contract, security, instrument, chattel paper or other evidence of indebtedness and (b) all "accounts" as defined in Section 9-106 of the Uniform Commercial Code as in effect in the State of New York on the Closing Date.

         "Recognition Agreements" means, collectively, (a) the Recognition, Cooperation and Consent Agreement relating to the Mixed-Use Bonds dated as of August 1, 1995 among the Company, the IDB, AmSouth Bank of Alabama, TRT and the Collateral Agent and (b) the Recognition, Cooperation and Consent Agreement relating to the Tax-Exempt Bonds dated as of August 1, 1995 among the Company, the IDB, the Tax-Exempt Indenture Trustee and the Collateral Agent.

         "Redemption Date" has the meaning specified (a) in the case of the Indenture, in Section 6.2 thereof and (b) in the case of the Tax-Exempt Indenture, in Section 6.2 thereof.

         "Redistributed Proceeds" means, with respect to any Excess Loss Proceeds, the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the Working Capital Facility Distribution Amount in respect of such Excess Loss Proceeds.

         "Refunding Debt" means Debt, the proceeds of which are used to refund outstanding Senior Debt.

         "Refunding Letter of Credit" means one or more letters of credit issued by a commercial bank in an aggregate amount not to exceed $1,500,000 to provide for the payment of accrued interest on the 1984 Bonds upon the redemption thereof.

         "Regular Record Date" means, for the Stated Maturity of any Senior Security of a series, or for the Stated Maturity of any installment of principal thereof or payment of interest thereon, the 15th day (whether or not a Business
Day) of the month prior to such Stated Maturity, or any other date specified for such purpose in the form of Senior Security of such series attached to the Series Supplemental Indenture to the Indenture or the Tax- Exempt Indenture (as the case may be) relating to the Senior Securities of such series.

         "Replacement Debt" means Senior Securities, the proceeds of which are used to refinance all or a portion of the outstanding Tax-Exempt Indenture Securities (whether by effecting a gross-up of, or by the issuance of Senior Securities to replace, affected Tax-Exempt Indenture Securities) upon the occurrence of a Determination of Taxability.

         "Replacement Facility" means a facility with materially different performance capabilities from the Energy Complex that can be built to provide services to some or all of the Mills following the occurrence of an Event of Loss or an Event of Eminent Domain.

         "Required Deposit" means, at the time of any Required Deposit Event with respect to any Reserve Account Security on deposit in any Reserve Account Security Account, an amount equal to the aggregate Available Amount under such Reserve Account Security at such time; provided, however, that if such Required Deposit Event results from the occurrence of a Debt Service Event, such amount shall be equal to the aggregate amount required to be transferred pursuant to, if such Reserve Account Security Account is (a) the Maintenance Plan Funding Subaccount, Section 3.5(c) of the Intercreditor Agreement, (b) the Distribution Account, Section 3.8(b) of the Intercreditor Agreement, (c) a Debt Service Reserve Account, Section 4.5 of the Indenture and (d) a Tax-Exempt Debt Service Reserve Account, Section 4.6 of the Tax-Exempt Indenture.

         "Required Deposit Event" means (a) in the case of any Reserve Account Letter of Credit on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Reserve Account Letter of Credit, (ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Reserve Account Letter of Credit, unless such Reserve Account Letter of Credit has been replaced with monies or other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to such date, (iii) the occurrence of a Credit Standard Event or Default Event with respect to such Reserve Account Letter of Credit and the continuance thereof for a period of five (5) days, unless such Reserve Account Letter of Credit has been replaced with other Reserve Account Security (other than, if such Reserve Account Security Account is a Tax-Exempt Debt Service Reserve Account, a Southern Guaranty) prior to the expiration of such period or (iv) the date on which a Trigger Event Notice has been delivered and (b) in the case of any Southern Guaranty on deposit in any Reserve Account Security Account, (i) the occurrence of any Debt Service Event with respect to such Southern Guaranty,
(ii) the date that is fifteen (15) days prior to the occurrence of any Termination Event with respect to such Southern Guaranty, unless such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to such date, (iii) the occurrence of a Credit Standard Event with respect to such Southern Guaranty and the continuance thereof for a period of fifteen (15) days, unless (A) the Collateral Agent or the Indenture Trustee (as the case may be) shall have been provided with an Officer's Certificate of Southern certifying as to the determination that the Southern Credit Standard has been satisfied after such occurrence and prior to the expiration of such period or
(B) such Southern Guaranty has been replaced with monies or other Reserve Account Security prior to the expiration of such period, (iv) the occurrence of a Default Event and the continuance thereof for a period of five (5) days, unless such Southern Guaranty has been replaced with other Reserve Account Security prior to the expiration of such period or (v) the date on which a Trigger Event Notice has been delivered.

         "Required Interest Deposit" means, in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date, is equal to the amount of interest on the Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Interest Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to the next succeeding Interest Payment Date (unless such next succeeding Interest Payment Date is January 1, 2020, in which case together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to December 1,
         2019), is equal to the amount of interest on the Tax-Exempt Indenture Securities becoming due on such Interest Payment Date (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Interest Payment Date, in which case the amount of interest payable on the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax-Exempt Indenture Securities, is equal to the amount of interest thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).

         "Required Modifications" means those modifications reasonably necessary for the Energy Complex to remain in compliance with all material Governmental Approvals and maintain, at a minimum, the Maximum Capacity (as defined in the Master Operating Agreement) levels as in effect on the Closing Date.

         "Required Modifications Subaccount" means the subaccount of the Completion Account so designated established and created under Section 2.2(c) of the Intercreditor Agreement.

         "Required Principal Deposit" means in the case of any Monthly Transfer Date with respect to:

                  (a) the Indenture Securities Principal Subaccount, an amount equal to one-sixth (1/6th) of the amount of principal of the Indenture Securities becoming due on each Principal Payment Date therefor occurring within the six (6) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within six (6) months after the Closing Date or any other date on which any Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date


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



         prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment Date) (such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (c) below in lieu of this paragraph (a));

                  (b) the Tax-Exempt Indenture Securities Principal Subaccount, one-twelfth (1/12th) (unless such Monthly Transfer Date occurs on or after January 1, 2019, in which case one-eleventh (1/11th)) of the amount of principal of the Tax-Exempt Indenture Securities becoming due on each Principal Payment Date therefor occurring within the twelve
         (12) months immediately succeeding the month in which such Monthly Transfer Date occurs (unless such Principal Payment Date occurs within twelve (12) months after the Closing Date or any other date on which any Tax-Exempt Indenture Securities are originally issued, in which case an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to such Principal Payment Date, is equal to the amount of principal thereof becoming due on such Principal Payment
         Date)(such amount to be reduced if and to the extent that a Redemption Date or Prepayment Date for any of the Tax-Exempt Indenture Securities is on or precedes such Principal Payment Date, in which case the amount of principal payable with respect to the Tax-Exempt Indenture Securities to be so redeemed or prepaid shall be provided for pursuant to paragraph (d) below in lieu of this paragraph (b));

                  (c) the Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be); and

                  (d) the Tax-Exempt Indenture Securities Redemption Subaccount, an amount that, after giving effect to monies on deposit therein immediately prior to such Monthly Transfer Date and together with a uniform amount to be deposited therein on each succeeding Monthly Transfer Date prior to each succeeding Redemption Date or Prepayment Date for the Tax-Exempt Indenture Securities, is equal to the amount of principal thereof and premium, if any, thereon becoming due on each such Redemption Date or Prepayment Date (as the case may be).


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         "Required Senior Creditors" means Senior Secured Parties holding or otherwise representing 331/3% of the Combined Exposure.

         "Reserve Account Letter of Credit" means a letter of credit issued by a commercial bank whose long-term unsecured Debt is rated at least "A" by S&P, "A" by Fitch and "A2" by Moody's.

         "Reserve Account Security" means either, or any combination of, (a) one or more Southern Guaranties or (b) one or more Reserve Account Letters of Credit.

         "Reserve Account Security Accounts" means, collectively, each Debt Service Reserve Account (if any), each Tax-Exempt Debt Service Reserve Account (if any), the Maintenance Plan Funding Subaccount and the Distribution Account.

         "Responsible Officer" means, when used with respect to the Collateral Agent, the Indenture Trustee and the Tax-Exempt Indenture Trustee, (a) any officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) within the Corporate Trust Office of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be), including any vice president, any assistant vice president, any assistant secretary or any assistant treasurer, (b) any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) performing functions similar to those performed by any of the officers designated in clause (a) above and (c) with respect to a particular corporate trust matter, any other officer of the Collateral Agent, the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) to whom such matter is referred because of such other officer's knowledge of and familiarity with the particular subject.

         "Restricted Payment Alternative Agreement Requirements" means, with respect to any Project Contract, another Contract entered into by the Company with one or more other Persons in substitution for or replacement of any such Project Contract that has been declared unenforceable or rejected or otherwise terminated, with respect to some or all of the Processing Services or other services formerly provided by or to the Company thereunder, provided that either
(a) the Company has delivered to the Collateral Agent a letter from any two of the Rating Agencies (then currently rating the Indenture Securities or the Tax-Exempt Indenture Securities) confirming that, after giving effect to such alternative Contract, the ratings of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) are Investment Grade or (b) the Company (i) has provided to the Collateral Agent the Revenue Sufficiency Certification and (ii) has delivered to the Collateral Agent an Officer's Certificate, together with an Independent Engineer Confirmation, certifying that (A) the term of such alternative Contract extends through the earlier of (1) the final maturity of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) and (2) the term of such Project Contract, (B) such alternative

Contract contains termination provisions no less favorable to the Company than those contained in such Project Contract, (C) such alternative Contract has been in full force and effect for at least thirty-six (36) months, (D) the average of the two annual Senior Debt Service Coverage Ratios for the four immediately preceding semi-annual payment periods was equal to at least 1.25 to 1.0 and, based on projections prepared by the Company on a reasonable basis, the average of the annual Senior Debt Service Coverage Ratios through the final maturity date of the Outstanding Indenture Securities or the Outstanding Tax-Exempt Indenture Securities (as the case may be) is projected to be at least 1.25 to
1.0 and (E) such alternative Contract is reasonably capable of being performed by the parties thereto.

         "Restricted Payments" means, collectively, (a) payments from the Subordinated Fee Account or any other payment in respect of Subordinated Fees,
(b) distributions (from the Distribution Account or otherwise), including a return of capital contributions and dividends, paid to, or at the direction or for the benefit of, any Affiliate of the Company, but excluding distributions of cash from any Account to the extent such cash has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents, (c) the payment of principal of or premium, if any, or interest on any Affiliate Subordinated Debt, (d) the repurchase by the Company of any interest of any Member, or (e) the making of any loans or other advances from the Company to any Affiliate of the Company, but excluding advances of cash to the extent such cash
(i) has been replaced with Reserve Account Security in accordance with the terms of the Financing Documents or (ii) constitutes a payment required under the O&M Agreement or the SCS Agreement.

         "Revenue Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Revenue Sufficiency Certification" means an Officer's Certificate of the Company, together with an Independent Engineer Confirmation, to the effect that, based upon projections prepared by the Company in accordance with Section
1.15 of the Indenture or Section 1.12 of the IDB Lease Agreement, or of any comparable provision of the Working Capital Facility, the Project Contracts then in effect (including any alternative Contract entered into, or to be entered into, by the Company with one or more other Persons in substitution or replacement of any other Project Contract as contemplated by the Event of Default Alternative Agreement Requirements or the Restricted Payment Alternative Agreement Requirements) generate sufficient Revenues to enable the Company to pay its debts and other obligations (including Operation and Maintenance Costs) when they become due through the final maturity of the Outstanding Indenture Securities or the Tax-Exempt Indenture Securities (as the case may be).

         "Revenues" means (without duplication), for any period, the revenues received by the Company for use of the services and facilities of the Energy Complex including (a) amounts received by the Company under the Project Contracts, (b) interest and other income earned and credited on monies deposited in the Accounts (to the extent not retained in such Accounts), (c) the proceeds of the sale of any part of the Energy Complex, provided that such sale is not prohibited by the Financing Documents, (d) the proceeds of any business interruption insurance and other payments received for interruption of operations (excluding any proceeds of any liability or physical damage insurance) and (e) all other monies that have been deposited into the Revenue Account as required or permitted by the terms of the Financing Documents. Notwithstanding the foregoing, "Revenues" do not include (i) capital contributions to the Company, (ii) the proceeds of any Debt or Loss Proceeds,
(iii) amounts received by the Company in connection with the exercise of Company Step-In Rights (to the extent in excess of the Company's expenses incurred in connection therewith, including the cure or the attempted cure of the related Pulp Mill Triggering Event (as defined in the Master Operating Agreement)), (iv) monies transferred from the Completion Account to the Revenue Account pursuant to Section 3.9(c) of the Intercreditor Agreement, (v) monies transferred from any Debt Service Reserve Account to the Revenue Account pursuant to Section 4.5 of the Indenture, (vi) amounts received by the Company with respect to the 1994 Bonds and (vii) monies deposited into any Reserve Account Security Account in replacement (or satisfaction) of Reserve Account Security on deposit therein (including monies deposited into the Maintenance Plan Funding Subaccount pursuant to the last sentence of Section 3.5(a) of the Intercreditor Agreement).

         "S&P" means Standard & Poor's Ratings Group, a New York corporation.

         "Scott" means Scott Paper Company, a Pennsylvania corporation.

         "SCS" means Southern Company Services, Inc., an Alabama corporation.

         "SCS Agreement" means the Agreement dated July 14, 1995 between SCS and the Company.

         "S.D. Warren" means S.D. Warren Company, a Pennsylvania corporation.

         "SEC" means the Securities and Exchange Commission of the United States of America.

         "Secretary" means, in the case of a corporation (including Mobile Energy) or limited liability company (including the Company) the secretary or an assistant secretary of such corporation or limited liability company (as the case may be).

         "Secured Obligations" means, collectively, the Financing
Liabilities, the Trustee Claims, the Collateral Agent Claims and the IDB Claims.

         "Secured Party" means Bankers Trust (Delaware) or any other Person appointed as a substitute or replacement Secured Party under the Security Agreement.

         "Securities" has the meaning specified (a) in the case of the Indenture, in the first "WHEREAS" clause thereof and (b) in the case of the Tax-Exempt Indenture, in the last "WHEREAS" clause thereof.

         "Securities Act" means the Securities Act of 1933.

         "Security Agreement" means the Assignment and Security Agreement dated as of August 1, 1995 among the Company, the IDB and the Secured Party.

         "Security Documents" means, collectively, (a) the Mortgage, (b) the Security Agreement, (c) the Indenture (including any Series Supplemental Indenture), (d) the Intercreditor Agreement, (e) the Tax-Exempt Indenture (including any Series Supplemental Indenture), (f) the IDB Lease Agreement, (g) the Consents to Assignment and (h) each Financing Statement.

         "Security Interest" means the Liens created, or purported to be created, on Shared Collateral pursuant to any Security Document.

         "Security Register" has the meaning specified in Section 2.8 of the Indenture or Section 2.8 of the Tax-Exempt Indenture (as the case may be).

         "Security Registrar" means any Person acting as Security Registrar under the Indenture or the Tax-Exempt Indenture pursuant to Section 9.14 or
Section 9.13 (as the case may be) thereof.

         "Senior Creditor Certificate" means a certificate of a Senior Secured Party, signed by an Authorized Representative of such Senior Secured Party, (a) setting forth the principal amount of the Financing Liabilities due or owing to, or in favor of or for the benefit of, such Senior Secured Party as of the date of such certificate and the outstanding unutilized Financing Commitments of such Senior Secured Party as of the date of such certificate, (b) setting forth a contact person for such Senior Secured Party, including phone and facsimile numbers for such person, (c) directing the Collateral Agent to take a specified action and (d) stating specifically the action the Collateral Agent is directed to take and the Security Document and the provision thereof pursuant to which the Collateral Agent is being directed to act.

         "Senior Debt" means, collectively, the Outstanding Senior Securities and the outstanding Working Capital Facility Loans.

         "Senior Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operation and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account and the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Senior Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of (i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement,
(iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (iv) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (v) the aggregate amount of overdue payments in respect of clauses (b)(i) through (iv) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Senior Debt Service Coverage Ratio.

         "Senior Debt Service Requirement" means, for any period, the sum of (a) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (b) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (c) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayment of principal), (d) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents and (e) the aggregate amount of overdue payments in respect of the foregoing from previous periods, in each case determined on a cash basis in accordance with GAAP.

         "Senior Debt Termination Date" means the date on which all Financing Liabilities, other than contingent liabilities and obligations that are unasserted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated.

         "Senior Secured Parties" means, collectively, (a) the Indenture Trustee (on behalf of the Holders of the Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself), (b) the Tax-Exempt Indenture Trustee (on behalf of the Holders of the Tax-Exempt Indenture Securities from time to time and, solely in its capacity as trustee on behalf of such Holders, itself) and (c) the Working Capital Facility Provider (on behalf of the Lenders from time to time and itself).

         "Senior Securities" means, collectively, the Indenture
Securities and the Tax-Exempt Indenture Securities.

         "Series Supplemental Indenture" means an indenture supplemental to the Indenture or the Tax-Exempt Indenture entered into by the Mobile Energy Parties or the IDB (as the case may be) and the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) for the purpose of establishing, in accordance with such indenture, the title, form and terms of the Senior Securities of any series.

         "Shared Collateral" means all Collateral other than (a) the Collateral referenced in clause (a) of the definition of Indenture Securities Collateral and (b) the Collateral referenced in clause (a) of the definition of Tax-Exempt Indenture Securities Collateral.

         "Sinking Fund" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Redemption Dates" has the meaning specified in Section
7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Sinking Fund Requirements" has the meaning specified in Section 7.2 of the Indenture or Section 7.2 of the Tax-Exempt Indenture (as the case may be).

         "Site" means the real property on which the Energy Complex is situated, as more fully described in the Mortgage.

         "Southern" means The Southern Company, a Delaware corporation.

         "Southern Credit Standard" means, at any time, (a) Southern's outstanding senior long-term Debt is then rated at least, and not rated less than, "A" by either S&P or Moody's (unless such senior long-term Debt is not then rated by either S&P or Moody's, in which case each Designated Southern Subsidiary has outstanding senior long-term Debt that is then rated at least, and not rated less than, BBB by S&P or Baa2 by Moody's) and (b) the sum of (i) cash and cash equivalents (including marketable securities) of Southern and the Designated Southern Subsidiaries, (ii) amounts available from committed credit facilities of Southern and the Designated Southern Subsidiaries and (iii) amounts available from commercial paper authorized to be issued by Southern and rated not less than A-1/P-1 by S&P or Moody's (in each case as of the end of Southern's most recently completed fiscal quarter and provided that such cash and cash equivalents and other amounts are available, without restriction, for distribution to the Collateral Agent or the Indenture

Trustee, upon fifteen (15) days' notice) is equal to at least the aggregate amount of Southern Guaranties then outstanding multiplied by four.

         "Southern Electric" means Southern Electric International, Inc., a Delaware corporation.

         "Southern Guaranty" means one or more unconditional, absolute and irrevocable guaranties from Southern to be delivered to (a) the Collateral Agent for deposit into the Maintenance Plan Funding Subaccount or the Distribution Account pursuant to and in accordance with Section 3.15(a) of, and in substantially the form attached as Exhibit C to, the Intercreditor Agreement or
(b) the Indenture Trustee for deposit into each Debt Service Reserve Account (if any) pursuant to and in accordance with Section 4.6(a) of, and in substantially the form attached as Exhibit A to, the Indenture, provided that, in the case of clause (a) and (b) above, the Southern Credit Standard is satisfied at the time of such delivery and deposit.

         "Southern Master Tax Sharing Agreement" means the Income Tax Allocation Agreement dated as of December 29, 1981 among Southern and its corporate subsidiaries.

         "Special Record Date" means, with respect to the payment of any defaulted principal or interest, a date fixed by the Indenture Trustee or the Tax-Exempt Indenture Trustee (as the case may be) pursuant to, in the case of the Indenture Trustee, Section 2.10 of the Indenture and, in the case of the Tax-Exempt Indenture Trustee, Section 2.10 of the Tax-Exempt Indenture.

         "Stated Maturity" means, when used with respect to any Senior Security or any installment of principal thereof or payment of interest thereon, the date specified in such Senior Security as the fixed date on which such Senior Security or such installment of principal or payment of interest is due and payable.

         "Subordinated Debt" means, collectively, Affiliate
Subordinated Debt and Non-Affiliate Subordinated Debt.

         "Subordinated Debt Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Debt Provider" means any Person providing
Subordinated Debt pursuant to a Subordinated Loan Agreement.

         "Subordinated Fee" means a fee in exchange for the provisions of goods or services to either of the Mobile Energy Parties, the payment of which is fully subordinated to the Secured Obligations as to payment and exercise of remedies and that is payable only to the extent it would otherwise be distributable if on deposit in the Distribution Account.

         "Subordinated Fee Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Subordinated Loan Agreement" means a binding agreement with a Subordinated Debt Provider providing unsecured debt financing for the benefit of the Energy Complex and on terms and conditions that shall satisfy the requirements of the Financing Documents.

         "Supplementary Lease" means the Supplementary Lease Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between Scott, as lessor, and the Company (as assignee of Mobile Energy), as lessee.

         "Tax-Exempt Bonds" means the Tax-Exempt Indenture Securities issued on the Closing Date under the Tax-Exempt Indenture.

         "Tax-Exempt Debt Service Reserve Account" means the Account so designated established and created under Section 4.4(a) of the Tax-Exempt Indenture and any Account so designated and created under any Series Supplemental Indenture to the Tax-Exempt Indenture for the benefit of Holders of the Tax-Exempt Indenture Securities established thereunder.

         "Tax-Exempt Debt Service Reserve Account Required Balance" means (a) in respect of the Tax-Exempt Debt Service Reserve Account established and created under Section 4.4(a) of the Tax- Exempt Indenture, the amount designated in
Section 4.4(b) thereof and (b) in respect of any other Tax-Exempt Debt Service Reserve Account, the amount so designated in the Series Supplemental Indenture to the Tax-Exempt Indenture establishing such Tax- Exempt Debt Service Reserve Account.

         "Tax-Exempt Indenture" means the Amended and Restated Trust Indenture dated as of August 1, 1995 between the IDB and the Tax- Exempt Indenture Trustee.

         "Tax-Exempt Indenture Accounts" means, with respect to the Tax-Exempt Indenture Securities of any series, the Tax-Exempt Indenture Securities Account and each Tax-Exempt Debt Service Reserve Account (if any) established for the benefit of Holders of the Tax-Exempt Indenture Securities of such series.

         "Tax-Exempt Indenture Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement, an amount equal to the Tax-Exempt Indenture's Percentage Share of (a) such Excess Loss Proceeds and (b) the Redistributed Proceeds with respect to such Excess Loss Proceeds.

         "Tax-Exempt Indenture Securities" means all Outstanding Debt issued pursuant to the Tax-Exempt Indenture.



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



         "Tax-Exempt Indenture Securities Account" means the Account so designated established and created under Section 4.1 of the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Securities Collateral" means, collectively, (a) all of the collateral mortgaged, pledged or assigned, or purported to be mortgaged, pledged or assigned, to the Tax-Exempt Indenture Trustee by the IDB pursuant to the granting and assigning clauses of the Tax-Exempt Indenture and
(b) the Shared Collateral.

         "Tax-Exempt Indenture Securities Interest Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Principal Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax- Exempt Indenture.

         "Tax-Exempt Indenture Securities Redemption Subaccount" means the subaccount of the Tax-Exempt Indenture Securities Account so designated established and created under Section 4.1 of the Tax-Exempt Indenture.

         "Tax-Exempt Indenture Trustee" means First Union National Bank of Georgia, a national banking association organized and existing under the laws of the United States of America.

         "Tax-Exempt Project" means those portions of the Energy Complex financed with the proceeds of the 1983 Bonds, as described generally in Exhibit A to the IDB Lease Agreement.

         "Termination Event" means, with respect to any Reserve Account Security, such Reserve Account Security shall have terminated or expired (other than any termination thereof pursuant to the last sentence of Section 3.8(c) of the
Intercreditor Agreement).

         "Third Party Engineer" means the independent engineering firm chosen from the list of engineers maintained as Schedule 1 to the Intercreditor Agreement and appointed Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Third Party Engineer Dispute Resolution" means the dispute resolution process involving a Third Party Engineer pursuant to Section 11.2 of the Intercreditor Agreement.

         "Tissue Mill" means the tissue mill located at the Mobile Facility, which as of the Closing Date is owned by Scott.

         "Tissue Mill Energy Services Agreement" means the Tissue Mill Energy Services Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, between the Tissue Mill Owner and the Company (as assignee of Mobile Energy).

         "Tissue Mill Owner" means Scott, in its capacity as owner of the Tissue Mill.

         "Total Debt Service Coverage Ratio" means, for any period and without duplication, the ratio of (a) (i) the sum of (A) all Revenues for such period and (B) the amount of interest and other income earned and credited on monies deposited in the Accounts (to the extent retained in such Accounts) for such period minus (ii) the sum of (A) Operations and Maintenance Costs for such period (except for such costs paid with monies on deposit in the Maintenance Reserve Account or the Mill Owner Maintenance Reserve Account) and (B) the aggregate of the amounts deposited into the Maintenance Reserve Account for such period (but for purposes of calculating any projected Total Debt Service Coverage Ratio, not less than the Maintenance Reserve Account Required Deposit for such period) and the Mill Owner Maintenance Reserve Account for such period to (b) the sum of (i) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the Outstanding Indenture Securities, (ii) all amounts payable by the Company during such period in respect of rent under the IDB Lease Agreement, (iii) all amounts payable by the Company during such period in respect of payment obligations under the Working Capital Facility (other than repayments of principal), (iv) all amounts payable by the Company as fees and other expenses (including any interest thereon) to any fiduciary acting in such capacity under the Security Documents,
(v) all amounts payable by the Company during such period in respect of principal of and premium, if any, and interest on the outstanding Subordinated Debt, (vi) all amounts payable by the Company during such period as fees and other expenses (including any interest thereon) to any Subordinated Debt Provider and (vii) the aggregate amount of overdue payments in respect of clauses (b)(i) through (vi) above from previous periods, in each case determined on a cash basis in accordance with GAAP. Neither payments (including deemed payments) nor receipts (including deemed receipts) in respect of principal of or premium, if any, or interest on the 1994 Bonds shall be included for purposes of calculating the Total Debt Service Coverage Ratio.

         "Transfer Agreement" means the Omnibus Deed, Bill of Sale, General Assignment and Conveyance Agreement dated July 14, 1995 between Mobile Energy and the Company.

         "Trigger Event" means (a) an Event of Default under the Indenture and an acceleration of Indenture Securities thereunder, (b) an Event of Default under the Tax-Exempt Indenture and an acceleration of Tax-Exempt Indenture Securities thereunder, (c) an Event of Default under the Working Capital Facility and an acceleration of Working Capital Facility Loans thereunder or (d) a Bankruptcy Event in respect of either of the Mobile Energy Parties and the expiration of the shortest applicable grace period with respect thereto.

         "Trigger Event Period" means that a Trigger Event shall have occurred and be continuing, provided that, except in the case of any such Trigger Event that shall have resulted from a Bankruptcy Event in respect of either of the Mobile Energy Parties, the written request of the Required Senior Creditors specified in Section 5.1(a) of the Intercreditor Agreement shall have been delivered to the Collateral Agent and not been rescinded.

         "TRT" means Three Rivers Timber Company, a Washington corporation.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which the Indenture was executed, except as provided in Section 11.6 thereof; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

         "Trustee Claims" means all obligations of the Mobile Energy Parties, now or hereafter existing, to pay fees, costs, expenses or other amounts to (a) the Indenture Trustee under the Indenture or (b) the Tax-Exempt Indenture Trustee under the Tax-Exempt Indenture.

         "Uniform Commercial Code" means the Uniform Commercial Code of the jurisdiction the law of which governs the Contract in which such term is used.

         "U.S. Government Obligations" means non-callable direct obligations of or obligations as to which the payment of principal of and interest is unconditionally guaranteed by the United States of America.

         "Water Agreement" means the Water Procurement and Effluent Service Agreement dated as of December 12, 1994, as amended by the First Amendment thereto dated as of July 13, 1995, among the Company (as assignee of Mobile Energy), the Pulp Mill Owner, the Paper Mill Owner and the Tissue Mill Owner.

         "Wind-Up Event" means, at any time upon and after a Trigger Event, the application of monies on deposit in any of the Intercreditor Agreement Accounts, or of proceeds from any sale, disposition or other realization of any Shared Collateral (other than the Intercreditor Agreement Accounts), in either case to the payment of amounts owing in respect of any Senior Debt and as a result of the exercise of remedies by the Collateral Agent under Article V of the Intercreditor Agreement.

         "Working Capital Escalation Factor" means, with respect to any Fiscal Year, a factor (calculated in June of such Fiscal Year) equal to the amount obtained by (a) dividing (i) the GDPIPD most recently published during such Fiscal Year by (ii) the GDPIPD published during the prior Fiscal Year on the date that most closely corresponds to, and is on or prior to, the date of such GDPIPD most recently published (provided that if the amount obtained is less than or equal to 1.015, then such amount shall be deemed to equal 1.015), (b) then subtracting 0.015, and (c) then multiplying by the Working Capital Escalation Factor with respect to the immediately preceding Fiscal Year.

         "Working Capital Facility" means the Revolving Credit Agreement dated as of August 1, 1995 between the Company and the Working Capital Facility Provider or any other Contract between the Company and a Working Capital Facility Provider pursuant to which funds for the working capital requirements of the Company are provided.

         "Working Capital Facility Account" means the Account so designated established and created under Section 2.2(a) of the Intercreditor Agreement.

         "Working Capital Facility Commitment" means the aggregate of the commitments of the Lenders under the Working Capital Facility.

         "Working Capital Facility Distribution Amount" means, in respect of any Excess Loss Proceeds with respect to an Event of Loss or Event of Eminent Domain to be applied pursuant to Section 6.2(b) of the Intercreditor Agreement and provided that the Working Capital Facility Commitment is subject to reduction in connection with such Event of Loss or Event of Eminent Domain pursuant to the terms of the Working Capital Facility, an amount equal to the excess, if any, of the Working Capital Facility's Percentage Share of such Excess Loss Proceeds over the unutilized Working Capital Facility Commitment in effect immediately prior to such reduction, unless the Company would not be able to borrow Working Capital Facility Loans (because the conditions set forth in Article III of the Working Capital Facility are not available or not satisfied), in which case the lesser of (a) the Working Capital Facility's Percentage Share of such Excess Loss Proceeds and (b) the outstanding Working Capital Loans at such time.

         "Working Capital Facility O&M Loan" means a Working Capital Facility Loan, to the extent the proceeds thereof are applied to Operation and Maintenance Costs other than (a) rebates to the United States government pursuant to Section 148 of the Code, (b) Maintenance Expenditures and (c) payments of IDB Claims.

         "Working Capital Facility Provider" means Banque Paribas, a French banking corporation, and each other Person providing funds to the Company pursuant to a Working Capital Facility.

         "Working Capital Facility Loan" means a Loan (as defined in the Working Capital Facility) advanced by the Working Capital Facility Provider pursuant to the Working Capital Facility.

                                                                 Schedule 4.2

                               INSURANCE POLICIES


General Conditions:

         (a) All policies shall waive the rights of subrogation against the Collateral Agent.

         (b) All property and liability policies shall name each of the Collateral Agent and the IDB as an additional insured. All policies protecting real and personal property or loss of income shall include a Lenders Loss Payable provision for the benefit of the Collateral Agent.

         (c) All policies shall be endorsed to provide a minimum of thirty (30) days notice of cancellation, nonrenewal, or material change (restricting coverage) (ten (10) days in the case of cancellation for non-payment of premiums) to the Collateral Agent and the Company.

         (d) Where commercially available, all policies shall stipulate by endorsement or equivalent policy language that the additional insured status of the Collateral Agent and the IDB places no responsibility on the Collateral Agent or the IDB (as the case may be) for the payment of policy premiums, nor does the action or failure to take action by any other insured or additional insured invalidate coverages for the Collateral Agent or the IDB under said policy.

         (e) A severability of interest clause or equivalent cross liability endorsement shall be included in each policy.

         (f) All policies shall be primary as respects coverage provided for the Energy Complex and the Site.

         (g) All policies shall be provided through insurance carriers rated A-IX or better by the Best's Insurance Guide (except for policies underwritten by Lloyd's of London, AEGIS and approved English companies) or other insurance companies reasonably acceptable to the Collateral Agent, in each case, which are authorized to do business in the State of Alabama.

         (h) All policies shall stipulate by endorsement or equivalent policy language that following a Wind-Up Event, the Collateral Agent shall have the right to make all claims made under said policy.

         (i) All policies (other than liability policies) shall stipulate by endorsement or equivalent policy language that following a Wind-Up Event, said policy can be assigned to the Collateral Agent.



                                 Schedule 4.2-1

         The following coverages shall be maintained in effect at all times until all obligations of the Mobile Energy Parties pursuant to this Agreement, the Tax-Exempt Indenture Securities, the Working Capital Facility, the Guaranty and the other Security Documents have been fully discharged:

Required Insurance:

         (a) Workers' Compensation Insurance. Workers' compensation insurance, as required by state and Federal laws (including United States Longshoremen and Harbor Workers and Maritime Liability (Jones Act) Insurance), including employer's liability insurance for all employees of the Energy Complex in the minimum amount of $1,000,000 per occurrence and in the aggregate where applicable; provided, however, that the Company may satisfy such obligations, in whole or in part, through the self-insurance of the Operator against workers' compensation claims.

         (b) Comprehensive General Liability Insurance. Comprehensive general liability insurance against claims for personal injury (including bodily injury and death), and property damage. Such insurance shall provide coverage for products-completed operations, premises/operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage and personal injury insurance coverage to protect the Collateral Agent against claims arising out of operations performed by the Company and its subcontractors, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and with an aggregate of $2,000,000. The general liability insurance shall, at a minimum, be provided under a 1986 ISO Commercial General Liability form of policy or equivalent policy and shall be written on an occurrence basis, or the AEGIS claim-first-made policy form.

         (c) Comprehensive Automobile Liability. Comprehensive automobile liability insurance against claims of personal injury (including bodily injury and death) and property damage, including loss of use thereof, covering all owned, leased, non-owned and hired vehicles used by the Company in the operation of the Energy Complex, with a $1,000,000 minimum limit per occurrence for bodily injury and property damage and a $2,000,000 minimum limit per occurrence for combined bodily injury and property damage.

         (d) Aircraft and Watercraft Liability. Aircraft Liability insurance (if applicable), including Passengers and Crew Liability, and Watercraft Liability insurance (if applicable), each having a $25,000,000 minimum limit per occurrence for property damage and bodily injury, covering all aircraft or watercraft that is owned, leased or chartered by the Company or any of its subcontractors. If the performance of any obligations by a subcontractor in connection with services performed at the Energy Complex requires the use of any aircraft or watercraft that is owned, leased or chartered by such subcontractor or any of its subcontractors, such subcontractor shall obtain Aircraft Liability and Watercraft

                                 Schedule 4.2-2

Liability insurance with a $25,000,000 minimum limit per occurrence for property damage and bodily injury. If a helicopter is used to lift materials or equipment, any Aircraft Liability insurance required hereunder shall not contain any exclusion of coverage for "slung-cargo."

         (e) Umbrella Liability or Excess Insurance. Excess Liability insurance on an "occurrence" basis, or the AEGIS claims-first-made policy form pursuant to an "Umbrella" policy covering claims in excess of and following the terms of the underlying insurance as set forth in (a), (b) and (c) with a $24,000,000 minimum limit per occurrence and a $24,000,000 annual aggregate limit; provided that, in the event that claims under such aggregate liability coverage would reduce the coverage to an amount less than or equal to $50,000,000, the Company shall provide prompt written notice thereof to the Collateral Agent and promptly after such claims are made, restore the coverage under such policy to the coverage amount maintained prior to the assertion of such claims.

         (f) Property Damage Insurance. Property Damage insurance on an "all risk" replacement cost basis including coverage against damage or loss caused by earth movement, flood and windstorm and providing (i) coverage for the Energy Complex in a minimum aggregate amount of the lesser of (A) the full replacement value of the Energy Complex and (B) the outstanding amount of Senior Debt (including the unutilized Working Capital Facility Commitment) of the Company (for which purpose there shall be included all steam, gas and electrical transmission lines along with related equipment for which the Company has an insurable interest) and (ii) Transit coverage, including Ocean marine coverage (if applicable), with sub-limits sufficient to insure the full replacement value of all property or equipment removed from the Energy Complex, provided that, for the perils of flood, earth movement, increased cost of construction, debris removal and loss to undamaged property, any sub-limit shall be not less than $100,000,000. For purposes of this paragraph (f), "replacement cost," including any improvements and equipment and supplies, shall be without deduction for physical depreciation. All such policies may have deductibles of not greater than $1,000,000, except for earth movement, flood and windstorm, which will have the lowest deductible available on commercially reasonable terms in the insurance marketplace. Such insurance shall include and "Agreed Amount" Clause or Waiver of Co-Insurance and shall provide for increased cost of construction, debris removal, and loss to undamaged property as the result of enforcement of building laws or ordinances.

         (g) Boiler and Machinery Insurance. Boiler and Machinery insurance coverage to be written on a "comprehensive form" basis for all insurable objects including all production machinery, pressure vessels, electrical turbines and equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects located on or adjacent to the Site in a minimum aggregate amount equal to the maximum foreseeable loss and expediting

                                 Schedule 4.2-3
expenses in the amount of $2,500,000 (with losses to be adjusted on a replacement value) (subject to the limit set forth in paragraph (f) above). All such policies may have deductibles of not greater than $1,000,000.

         (h) Business Interruption and Extra Expense Insurance. Business Interruption insurance covering as a minimum amount all fixed expenses and debt service for a period of twelve (12) months arising from any loss insured by (f) and (g). The maximum deductible shall be no greater than thirty (30) days. There shall be either an Agreed Amount Clause or Waiver of Coinsurance.

         (i) Subcontractor Insurance. To the extent required by the Master Operating Agreement or any Energy Services Agreement, the Company shall require each of its subcontractors expected to perform work with a value in excess of $5,000,000 (including the Operator) to obtain, from an insurance company meeting the qualifications set forth above, on or before the effective date of any agreement between the Company and such subcontractor with respect to the Energy Complex, each of the insurance coverages set forth in paragraphs (a), (b) and
(c). Each subcontractor shall furnish to the Company, and the Company shall furnish to the Collateral Agent, the Tax-Exempt Indenture Trustee and the Working Capital Facility Provider, a certificate of insurance verifying that the insurance to be provided as required hereunder has been secured.

                                 Schedule 4.2-4

                                                                     Exhibit A


                       TAX-EXEMPT PROJECT AND LEASED LAND


                  The Tax-Exempt Project consists of solid waste disposal facilities at the Mobile, Alabama plant of the Company presently existing, under construction or to be constructed, including a multi-fuel power boiler and auxiliaries, the portion of the central control system associated with the solid waste disposal function, the portion of the water and compressed air system serving the multi-fuel power boiler, the portion of a power complex structure associated with the solid waste disposal function, a biomass handling system, sludge burning facilities, a coal handling system and a portion of certain underground process sewers, storm sewers and utilities associated with the solid waste disposal facilities.

                                    EXHIBIT A

                           Description of Leased Land

         Those certain premises located in the County of Mobile, State of Alabama bounded and described as follows:


                               RECOVERY AREA NO. 7

Beginning at a Point at Alabama State Plane Coordinate N 268944.583, E327580.044, said point being 2458.36 ft. North and 1588.85 ft. East of the Site of the Great Magnolia; Thence S-17(degree)-10'-07"-E for 26.11 ft.; Thence S-26(degree)-37'-14"-E for 164.93 ft.; Thence S-29(degree)-44'-52"-E for 142.73
ft.; Thence S-44(degree)-22'-46"-E for 28.07 ft.; Thence S-25(degree)-30'-05"-W for 50.78 ft.; Thence S-79(degree)-06'-46"-W for 410.18 ft.; Thence N-10(degree)-49'-45"-W for 384.40 ft.; Thence N-79(degree)-10'-15"-E for 282.10
ft.; Thence N-10(degree)-49'-30"-W for 18.51 ft.; Thence N-79(degree)-10'-38"-E for 29.76 ft.; Thence S-10(degree)-49'-34"-E for 18.51 ft.; Thence N-79(degree)-10'-08"-E for 18.85 ft.
to the Point of Beginning.


                                 SLUDGE BUILDING


ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268777.532, E 327712.983, said point being 2291.31 ft. North and 1721.79 ft. East of the Site of the Great Magnolia; Thence N-30(degree)-36'-15"-W for 22.16 ft.; Thence N-59(degree)-23'-39"-E for 27.51 ft.; Thence S-30(degree)-36'-18"-E for 22.16
ft.; Thence S-59(degree)-23'-49"-W for 27.51 ft. to the Point of Beginning.


                                  SLUDGE TOWER

Beginning at a Point at Alabama State Plane Coordinate N 268984.742, E 327588.763, said point being 2498.52 ft. North and 1597.57 ft. East of the Site of the Great Magnolia; Thence N-78(degree)-58'-04"-E for 15.66 ft.; Thence N-11(degree)-01'-56"-W for 12.11 ft.; Thence N-78(degree)-58'-04"-E for 17.76
ft.; Thence S-11(degree)-01'-56"-E for 32.08 ft.; Thence S-78(degree)-58'-04"-W for 33.41 ft.; Thence N-11(degree)-01'-58"-W for 19.97 ft. to the Point of Beginning.

                                  BIOMASS TOWER

ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268989.042, E 327343.762, said point being 2502.82 ft. North and 1352.57 ft. East of the Site of the Great Magnolia; Thence S-78(degree)-55'-12"-W for 24.05 ft.; Thence N-11(degree)-04'-48"-W for 31.70 ft.; Thence N-78(degree)-55'-12"-E for 24.05
ft.; Thence S-11(degree)-04'-48"-E for 31.70 ft. to the Point of Beginning.


                                   COAL TOWER


ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268846.988, E 326816.353, said point being 2360.76 ft. North and 825.167 ft. East of the Site of the Great Magnolia; Thence S-75(degree)-10'-05"-W for 33.09 ft.; Thence N-14(degree)-49'-56"-W for 26.97 ft.; Thence N-75(degree)-10'-05"-E for 33.09
ft.; Thence S-14(degree)-49'-56"-E for 26.97 ft. to the Point of Beginning.


                             COAL UNLOADING BUILDING


ALSO:
Beginning at a Point at Alabama State Plane Coordinate N 268573.700, E 326422.793, said point being 2087.48 ft. North and 431.60 ft. East of the Site of the Great Magnolia; Thence N-32(degree)-45'-47"-W for 50.48 ft.; Thence N-57(degree)-14'-13"-E for 20.34 ft.; Thence S-32(degree)-45'-47"-E for 50.48
ft.; Thence S-57(degree)-14'-13"-W for 20.34 ft. to the Point of Beginning.


                                 AREA CONVEYORS


ALSO:
4 strips of land being 10 feet in width and lying 5 feet each side of the following described centerlines.

TO-WIT:
Beginning at a Point at Alabama State Plane Coordinate N 268792.160, E 327704.257, said point being 2305.94 ft. North and 1713.07 ft. East of the Site of the Great Magnolia; Thence S-63(degree)-24'-43"-W for 4.45 ft.; Thence N-26(degree)-36'-02"-W for 200.15 ft. to the Point of ending of the Centerline herein described.

Beginning at a Point at Alabama State Plane Coordinate N
268990.737, E 327615.688, said point being 2504.51 ft. North and
1624.50 ft. East of the Site of the Great Magnolia; Thence

N-88(degree)-52'-24"-W for 273.56 ft. to the Point of Ending of the Centerline herein described.

Beginning at a Point at Alabama State Plane Coordinate N 268995.750, E 327317.964, said point being 2509.53 ft. North and 1326.77 ft. East of the Site of the Great Magnolia; Thence S-75(degree)-08'-47"-W for 522.98 ft. to the Point of Ending of the Centerline herein described.

Beginning at a Point at Alabama State Plane Coordinate N 268842.848, E 326783.217, said point being 2356.62 ft. North and 792.03 ft. East of the Site of the Great Magnolia; Thence S-57(degree)-47'-29"-W for 428.42 ft. to the Point of Ending of the Centerline herein described.

Being a portion of the premises conveyed by Augustine Meaher, Jr., et al., to Scott Paper Company by deed dated July 25, 1994 record in the office of the Judge of Probate of Mobile County Alabama in Real Property Book 4183, Page 1204.